UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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SOTHEBY’S

(Name of Registrant as Specified In Its Charter)

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SOTHEBY’S

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 6, 2014

To the Stockholders of SOTHEBY’S:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SOTHEBY’S (the “Company”) will be held on May 6, 2014, at the Company’s offices located at 1334 York Avenue, New York, New York 10021, at 11:00 a.m., Eastern time, for the following purposes:

1. To vote on the election of twelve (12) director nominees to serve on the Company’s Board of Directors until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Your Board of Directors has fixed the close of business on March 12, 2014 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

Please note that affiliates of Third Point LLC, including Third Point Offshore Master Fund L.P., Daniel S. Loeb and other affiliated entities and persons (collectively, “Third Point”) have filed a preliminary proxy statement indicating that Third Point intends to propose three (3) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board of Directors. You may receive proxy statements, white proxy cards and other solicitation materials from Third Point. The Company is not responsible for the accuracy of any information provided by or relating to Third Point or its nominees contained in solicitation materials filed or disseminated by or on behalf of Third Point or any other statements that Third Point may make.

Your Board of Directors unanimously recommends that you vote FOR the election of each of the nominees proposed by your Board of Directors and does NOT endorse the Third Point nominees. Your Board of Directors strongly urges you not to sign or return any white proxy card sent to you by Third Point. If you have previously submitted a white proxy card sent to you by Third Point, you can revoke that proxy and vote for your Board of Directors’

nominees by using the enclosed GREEN proxy card. Only the latest validly executed proxy that you submit will be counted.

    By Order of the Board of Directors

    WILLIAM F. RUPRECHT, Chairman

New York, New York

March 24, 2014

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to sign, date and promptly return the GREEN proxy card in the envelope provided so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

(203)-658-9400

or

Call toll free at 1-(800)-279-6413

TABLE OF CONTENTS—SOTHEBY’S 2014 PROXY STATEMENT

i

SOTHEBY’S

1334 York Avenue

New York, New York 10021

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2014

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND

RELATED INFORMATION

What is the purpose of the Annual Meeting?

At Sotheby’s (the “Company” or “Sotheby’s”) 2014 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”), stockholders will consider and vote upon the following proposals:

•

The election of twelve (12) director nominees to serve on the Company’s Board of Directors (the “Board” or “your Board”) until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”).

•	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 2”).

•	The approval, on an advisory basis, of the compensation of the Company’s named executive officers, or NEOs, as disclosed in this proxy statement (“Proposal 3”).

Why am I receiving this Proxy Statement?

The Company is delivering these proxy materials to you in connection with the solicitation of proxies by and on behalf of your Board, for use at the Annual Meeting, which will take place on May 6, 2014 and at any adjournments and postponements thereof. This proxy statement is intended to assist you in making an informed vote on the proposals described in this proxy statement. This proxy statement and the accompanying GREEN proxy card and other materials are first being mailed on or about March 24, 2014 in connection with the solicitation of proxies on behalf of your Board.

Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Third Point, a stockholder of the Company, has filed a preliminary proxy statement indicating that it intends to propose three (3) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board. The Third Point nominees have NOT been endorsed by your Board, and your Board unanimously recommends a vote FOR each of your Board’s nominees for director on the enclosed GREEN proxy card accompanying this proxy statement. Your Board strongly urges you NOT to sign or return any white proxy card sent to you by Third Point. If you have previously submitted a white proxy card sent to you by Third Point, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed GREEN proxy card.

What are the recommendations of your Board?

Your Board unanimously recommends that you vote your shares on your GREEN proxy card as follows:

•	FOR the election of the directors nominated herein (Proposal 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2); and

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3).

Your Board strongly urges you not to sign or return any white proxy card sent to you by Third Point.

Who is entitled to vote and how many votes do I have?

Stockholders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 12, 2014 (the “Record Date”) will be entitled to vote. At the close of business on the Record Date, 69,014,860 shares of the Company’s common stock, sometimes referred to in this proxy statement as “shares,” were outstanding. Each share is entitled to one vote.

Who can attend the Annual Meeting?

The Company permits only stockholders who owned shares as of the Record Date, or their duly appointed proxies, to attend the Annual Meeting. If you hold your shares through a broker, bank or other record owner, the Company will not admit you to the Annual Meeting unless you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the Record Date. Additionally, in order to be admitted to the Annual Meeting, all stockholders must bring a driver’s license, passport or other form of government-issued identification to verify their identities.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification, such as a driver’s license, passport or other form of government-issued identification. Even if you plan to attend the Annual Meeting, the Company recommends that you submit a proxy using the GREEN proxy card with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted in person by you only if you obtain a valid legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy in favor of your Board’s recommendations via the Internet or by telephone by following the instructions on the GREEN proxy card, or by completing and mailing the GREEN proxy card in the enclosed pre-paid envelope. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone, or you may mail your voting instruction form and accompanying GREEN proxy card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

How will my shares be voted if I submit a GREEN proxy card but do not specify how I want to vote?

If you are the record holder of your shares and do not specify on your GREEN proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, your shares will be voted:

•	FOR Proposal 1 (the election of the Company’s director nominees);

•	FOR Proposal 2 (the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014); and

•	FOR Proposal 3 (the approval, on an advisory basis, of the compensation of the Company’s named executive officers).

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder on any proposal to be considered at the Annual Meeting. If your shares are held of record by a bank, broker or other nominee, the Company urges you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting at the Annual Meeting.

As of the date of this proxy statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the GREEN proxy card (William F. Ruprecht and Patrick S. McClymont, the Company’s management proxies) to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

What should I do if I receive a white proxy card from Third Point?

Third Point has filed a preliminary proxy statement indicating that it intends to nominate three (3) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board. If Third Point proceeds with its alternative nominations, you may receive proxy solicitation materials from Third Point, including an opposition proxy statement and white proxy card. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Third Point or any other statements that it may otherwise make. Your Board does not endorse the Third

Point nominees and unanimously recommends that you disregard any white proxy card or solicitation materials that may be sent to you by Third Point. Voting to “withhold” with respect to any Third Point nominee on a white proxy card sent to you by Third Point is not the same as voting for your Board’s nominees because a vote to “withhold” with respect to any Third Point nominee on its white proxy card will revoke any proxy you previously submitted. If you have already voted using the white proxy card, you have every right to change your vote by executing and returning the enclosed GREEN proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed GREEN proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call the Company’s proxy solicitor, Morrow & Co., at (203) 658-9400 or toll free at 1-(800) 279-6413.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with its transfer agent, Computershare Inc., you are the “stockholder of record” of those shares and these proxy materials have been provided directly to you by the Company. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid legal proxy from your broker, bank or other nominee. Given the contested nature of the election, brokers will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank or other nominee regarding how to vote your shares. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed GREEN proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

What should I do if I receive more than one GREEN proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, you will receive a GREEN proxy card for each account. Please sign, date and return all GREEN proxy cards you receive from the Company. If you choose to vote by phone or via the Internet, please vote once for each GREEN proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will be voted.

If Third Point proceeds with its previously announced alternative nominations, you will likely receive multiple mailings from Third Point, and the Company will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have the Company’s latest proxy information and materials to vote. The Company will send you a new GREEN proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by your Board, then you should only submit the GREEN proxy cards.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by:

•	executing and submitting a valid GREEN proxy card bearing a later date;

•	delivering a written notice to the Secretary of the Company, mailed to Sotheby’s, 1334 York Avenue, New York, New York 10021;

•	revoting your shares by telephone or on the Internet; or

•	attending the Annual Meeting and voting in person.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

If you have previously signed a white proxy card sent to you by Third Point, you may change your vote by marking, signing, dating and returning the enclosed GREEN proxy card in the accompanying pre-paid envelope or by voting by telephone or via the Internet by following the instructions on your GREEN proxy card. Submitting a later Third Point white proxy card will revoke votes you have made via the Company’s GREEN proxy card. Only the latest validly executed proxy that you submit will be counted.

Can I vote in person at the Annual Meeting even if I previously granted a proxy?

Yes. However, attendance at the Annual Meeting alone will not result in the revocation of your proxy unless you affirmatively indicate at the Annual Meeting that you intend to vote your shares in person. Even if you plan to attend the Annual Meeting in person, the Company recommends that you also submit your GREEN proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

What constitutes a “quorum” for the transaction of business at the Annual Meeting?

The presence, in person or by proxy, of the majority of the shares entitled to vote at the Annual Meeting, constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

What is a broker non-vote?

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. Under the New York Stock Exchange (the “NYSE”) rules, “non-routine” matters include the election of directors (Proposal 1) and the vote, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3). Given the contested nature of the meeting and the delivery to brokers of competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Annual Meeting.

What is the voting requirement for each of the proposals?

Director Elections

With respect to the election of directors, Third Point has indicated in its preliminary proxy statement that it intends to nominate three (3) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board, making the election of directors a “contested election” as defined in the Company’s Bylaws because there will be more nominees than available positions. Under the Company’s Bylaws, directors will be elected on a plurality basis in a contested election. This means that the twelve director nominees who receive the highest number of FOR votes will be elected as directors of the Company at the Annual Meeting. A properly executed GREEN proxy card marked WITHHOLD with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting but will not be considered to have been voted for or against the director nominee. Withhold votes and broker non-votes will have no effect on the outcome of the election of directors in a contested election except, in the case of withhold votes, to the extent they revoke earlier dated proxy cards.

In the event that Third Point withdraws its notice of nomination prior to the time the Company mails this proxy statement such that the number of nominees for election as director no longer exceeds the number of directors to be elected, the election would become an uncontested election. The Company’s Bylaws provide for majority voting in uncontested elections of directors. In such case, to be elected as a director at the Annual Meeting, nominees must receive a majority of the votes cast. If the Company’s directors are elected by a vote of a majority of the votes cast, you may vote FOR or AGAINST or abstain from voting with respect to each director nominee. A majority of votes cast means that the number of shares voted FOR a director nominee must exceed the number of votes cast AGAINST that nominee. In both contested and uncontested elections for directors, if you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares will constitute broker non-votes.

Auditor Ratification and Say-on-Pay

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve Proposal 2 (Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014) and Proposal 3 (Approval, on an advisory basis, of the compensation of the Company’s named executive officers).

Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the proposals as brokers are not entitled to exercise discretionary authority under stock exchange rules with respect to contested matters in the absence of voting instructions from the beneficial owner. While the results of the vote on Proposals 2 and 3 are not binding on the Company, your Board will consider the outcome of the vote on each proposal in making future determinations regarding the subject matter of those proposals.

In an uncontested election, what are the consequences of an incumbent director failing to receive more than 50% of the number of votes cast?

Pursuant to the Company’s Bylaws, that director must promptly offer his or her resignation. Whether the resignation is accepted will depend in part on the recommendation of your Board’s Nominating and Corporate Governance Committee and will ultimately be determined by your Board itself.

Who will count the votes?

Votes will be counted by an independent inspector of election appointed for the Annual Meeting by the chairman of the Annual Meeting.

Do stockholders have any appraisal or dissenters’ rights on the matters to be voted on at the Annual Meeting?

No. Stockholders will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this proxy statement to be acted upon at the Annual Meeting.

Who pays for the Company’s solicitation of proxies?

The Company is paying the costs of preparing, assembling, printing, mailing and distributing these proxy materials, as well as the costs of this proxy solicitation on behalf of your Board. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. After the proxy solicitation materials become available to stockholders, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company has retained Morrow & Co., LLC (“Morrow & Co.”) for an approximate fee of up to $1,000,000 plus expense reimbursement to assist in proxy solicitation activities. Morrow & Co. expects that approximately 60 of its employees will assist in the solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. The Company’s aggregate expenses related to the Company’s solicitation of proxies, including those of Morrow & Co. as well as for printing and mailing materials to the Company’s stockholders, in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest, and excluding salaries and wages of its regular employees, are estimated to be approximately $1,400,000, approximately $300,000 of which has been spent to date.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email or otherwise by directors, officers and other employees of the Company, but the Company will not additionally compensate its directors, officers or other employees for these services. Annex A sets forth information relating to certain of the Company’s directors, officers and employees who are considered “participants” in the Company’s solicitation under the rules of the U.S. Securities and Exchange Commission (the “SEC”) by reason of their position as directors of the Company or because they may be soliciting proxies on the Company’s behalf.

How can I find out the results of the voting at the Annual Meeting?

The Company will report voting results in a filing with the SEC on Form 8-K subsequent to the Annual Meeting.

May I propose actions for consideration or nominate individuals to serve as directors at next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for the Sotheby’s 2015 Annual Meeting of Stockholders, your proposal must be received by the Secretary of the Company at 1334 York Avenue, New York, New York 10021 by the close of business on November 23, 2014. If the date of such meeting is changed by more than 30 days from May 6, 2015, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders but do not intend for the proposal to be included in the Company’s proxy statement. Pursuant to the Company’s Bylaws, a proposal may be brought before the meeting by a stockholder who was a stockholder of record at the time notice is given and is entitled to vote at the annual meeting and who complied with the notice procedures specified in the Company’s Bylaws. To be timely for the Sotheby’s 2015 Annual Meeting of Stockholders, the Company must receive the written notice at its principal executive offices between the close of business on February 5, 2015 and the close of business on March 7,

2015. These dates may be subject to modification in the event Sotheby’s 2015 Annual Meeting of Stockholders occurs more than thirty (30) days before or more than sixty (60) days after May 6, 2015 as provided in the Company’s Bylaws.

What is “householding” and how does it work?

The SEC’s “householding” rules permit the Company to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Sotheby’s, Attention: Secretary of the Company, addressed to the Secretary, Sotheby’s, 1334 York Avenue, New York, New York 10021, or by calling the Company’s Investor Relations Department at (212) 894-1023. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Company by calling or writing to the Company at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Notice of Annual Meeting and Proxy Statement to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement, now or in the future, you may contact the Company at the address or telephone number above and you will promptly be sent a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Annual Meeting and Proxy Statement and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

BACKGROUND OF THE SOLICITATION

On August 26, 2013, Third Point, specifically Third Point LLC and Mr. Daniel S. Loeb, filed a Schedule 13D with the SEC stating that Third Point had acquired an aggregate of 3,925,000 shares of the Company’s common stock, representing beneficial ownership of approximately 5.7% of the Company’s common stock.

On September 10, 2013, Third Point notified the Company by letter that it had filed notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), to enable two Third Point entities to acquire shares of the Company’s common stock. On September 30, 2013, the Federal Trade Commission granted early termination of the waiting periods applicable under the HSR Act with respect to those notifications. As a result of those filings and clearances, the two Third Point entities may acquire shares with a total aggregate value of approximately $910 million, including shares those entities already hold.

On October 2, 2013, Third Point filed with the SEC an amendment to its previously filed Schedule 13D, reporting an increased beneficial ownership interest in the Company of approximately 9.3%, and filed as an exhibit to such Schedule 13D/A a letter addressed to Mr. William Ruprecht, the Company’s Chairman, President and Chief Executive Officer (“CEO”), also dated October 2, 2013, that requested his resignation.

Between August 2013 and February 2014, Mr. Loeb of Third Point spoke with various members of the Company’s management team and members of the Board on numerous conference calls and had six in-person meetings with representatives of the Company, three of which included the Company’s Lead Independent Director.

In connection with the Company’s review of its capital allocation and financial policies, the Company entered into a non-disclosure agreement with Third Point on January 14, 2014, such that the Company could preview the initial results of the Company’s capital allocation review prior to its public release and obtain feedback from Third Point. At a meeting on January 20, 2014, Mr. Loeb stated that he thought the Company had the right approach, striking a balance between returning capital to stockholders and continuing to invest in the business.

Between February 10, 2014 and February 25, 2014, Mr. Domenico De Sole, the Company’s current Lead Independent Director, and Mr. Patrick McClymont, the Company’s Chief Financial Officer, engaged in several discussions with Mr. Loeb and Mr. Josh Targoff, Third Point’s Chief Operating Officer and General Counsel, regarding a potential resolution to avoid a proxy contest. During the course of the discussions, the Company offered to appoint Mr. Loeb to the Board, with roles on three key Board committees, subject to customary standstill arrangements, in order to avoid the disruption of a costly proxy contest. Mr. Loeb also spoke directly to Mr. Ruprecht.

On February 27, 2014, the Board met to discuss, among other matters, the ongoing discussions with Mr. Loeb regarding the potential terms of an agreement to avoid a proxy contest. Mr. Loeb had been previously notified that the Board would be meeting on February 27, 2014, to discuss the matter further.

Also on February 27, 2014, concurrent with the Board meeting, Third Point publicly announced that it was delivering a notice to the Company indicating that it intended to nominate three individuals, Mr. Loeb, Mr. Harry Wilson and Mr. Olivier Reza, to stand for election as alternative directors to the Board at the Annual Meeting.

On March 13, 2014, Third Point delivered a letter to the Board requesting that for purposes of the Rights Plan (as defined on page 29, under “Stockholder Rights Plan”), Third Point together with the Third Point nominees not be deemed “Acquiring Persons” for so long as they own less than 20% of the outstanding shares. After due consideration, the Board declined Third Point’s request on March 21, 2014, reiterating its view that the Rights Plan remained in the best interest of all of the Company’s stockholders and included a number of recognized limitations designed to ensure that it is narrowly focused. In particular, the Board noted that the Rights Plan has a one-year term that expires automatically in October 2014 and cannot be extended without stockholder approval. In addition, it does not apply to majority-supported third-party bids to acquire the whole Company, and it provides appropriate thresholds that permit significant accumulations and do not deter trading.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a non-exclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements, please refer to the “Risk Factors” section of Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Those factors are not ranked in any particular order.

ADDITIONAL INFORMATION

STOCKHOLDERS MAY, WITHOUT CHARGE, REQUEST A COPY OF THIS PROXY STATEMENT OR THE COMPANY’S 2013 ANNUAL REPORT, WHICH INCLUDES THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 BY WRITING TO: INVESTOR RELATIONS, SOTHEBY’S, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021 OR BY VISITING THE COMPANY’S INVESTOR RELATIONS WEBSITE AT http://investor.shareholder.com/bid/.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON MAY 6, 2014

The Notice of Annual Meeting, this Proxy Statement, the 2013 Annual Report to Stockholders, the form of GREEN Proxy Card, and directions for stockholders to attend the Annual Meeting are available at the following website address:

http://investor.shareholder.com/bid/proxy.cfm.

The information provided on the Company’s website (www.sothebys.com) is referenced in this proxy statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings the Company makes with the SEC.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, twelve (12) directors are to be elected to serve until the 2015 Annual Meeting of Stockholders or until his or her successor has been elected or appointed. The Board unanimously recommends that you vote on the GREEN proxy card and voting instruction form FOR the election of each of the Board’s twelve (12) nominees -– John M. Angelo, Jessica M. Bibliowicz, Kevin C. Conroy, Domenico De Sole, The Duke of Devonshire, Daniel Meyer, Allen Questrom, William F. Ruprecht, Marsha E. Simms, Robert S. Taubman, Diana L. Taylor and Dennis M. Weibling -– to serve as directors until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Each of Sotheby’s director nominees has been recommended by Nominating and Corporate Governance Committee of your Board and approved by your Board, and each of the nominees listed below has consented to serving as a nominee, being named in this proxy statement and serving as director if elected.

Of the twelve (12) nominees listed below, ten (10) qualify as “independent” directors as defined in the NYSE rules and regulations and the Company’s own independence categorical standards. If elected, five of these ten independent director nominees will have joined the Board within the last three years.

Third Point has filed a preliminary proxy statement indicating that it intends to propose three (3) alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board. The election of directors will therefore be considered a contested election, as defined in the Company’s Bylaws, unless Third Point withdraws its nominees prior to the time the Company mails this proxy statement such that the number of nominees for election as director no longer exceeds the number of directors to be elected. Accordingly, the twelve nominees receiving the highest number of FOR votes will be elected.

Your Board does not endorse the Third Point nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board. The Board strongly urges you not to sign or return any white proxy card sent to you by Third Point. If you have previously submitted a white proxy card sent to you by Third Point, you can revoke that proxy and vote FOR the Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed GREEN proxy card. If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor, Morrow & Co., at (203) 658-9400 or toll free at 1-(800) 279-6413.

The election will be uncontested in the event Third Point withdraws its nominees prior to the time the Company mails this proxy statement such that the number of nominees for election as director no longer exceeds the number of directors to be elected. The Company’s Bylaws provide that in the event of an uncontested election, each director shall be elected by the affirmative vote of a majority of votes cast with respect to such director (the number of shares voted FOR a director nominee must exceed the number of votes cast AGAINST that nominee).

The shares represented by each proxy cannot be voted for a greater number of persons than the number of nominees named. The persons named as proxies on the GREEN proxy card intend to vote the proxies FOR the election of each of the following twelve nominees unless you indicate on the GREEN proxy card a vote to WITHHOLD your vote with respect to any of the nominees. It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if prior to the election any nominee is unable or unwilling to serve for good cause, it is intended that the shares represented by the proxy, if given and unless otherwise specified therein, will be voted FOR the remaining nominees and substitute nominee or nominees designated by the Board. If any substitute nominees are designated, the Company will file an amended proxy statement and GREEN proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE BOARD’S TWELVE NOMINEES FOR DIRECTOR LISTED BELOW, ON THE ENCLOSED GREEN PROXY CARD. IF YOU GRANT YOUR PROXY BY SIGNING AND RETURNING THE GREEN PROXY CARD, YOUR PROXY WILL BE VOTED FOR ALL OF THE BOARD’S TWELVE (12) NOMINEES LISTED BELOW, UNLESS YOU SPECIFY OTHERWISE ON THE GREEN PROXY CARD.

Director and Director Nominee Biographies and Qualifications

The principal occupation and certain other biographical information regarding each nominee are set forth below. In addition to the information set forth below, Annex A sets forth information relating to certain of the Company’s directors, nominees for director, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position as Sotheby’s directors, nominees for director or because they may be soliciting proxies on the Company’s behalf.

At the conclusion of each individual’s biographical information is a list of the specific experience, qualifications, attributes and/or skills that led the Nominating and Corporate

Governance Committee and the Board to determine that each nominee should serve as a director of the Company.

Name	Experience	Age	Year First Elected Director
John M. Angelo	Capital markets, financial, art collector, relationships with buyers and sellers of art	72	2007
Jessica M. Bibliowicz	Financial, public company leadership, art collector	54	Nominee
Kevin C. Conroy	Digital/media/advertising, corporate leadership, international management, consumer products	53	Nominee
Domenico De Sole	Luxury brand leadership, international management, legal, art collector	70	2013
The Duke of Devonshire	Art museum trustee, art collector, client service management	69	1994
Daniel Meyer	Entrepreneur, business leadership, client service management	56	2011
Allen Questrom	Retail company leadership including luxury end of market, marketing, financial skills	74	2004
William F. Ruprecht	Art auction leadership, marketing, international management, strategic understanding of clients	58	2000
Marsha E. Simms	Legal, financial, corporate governance	61	2011
Robert S. Taubman	Public company leadership, corporate governance, financial	60	2000
Diana L. Taylor	Investment banking, financial, regulatory	59	2007
Dennis M. Weibling	Audit/financial, private equity management	62	2006

John M. Angelo

Mr. Angelo became a director of the Company in April 2007. Since 1988, he has served as the CEO of Angelo, Gordon & Company, a privately held registered investment advisor dedicated to alternative investing, of which he is a co-founder and for which he oversees all fund management. Between 1970 and 1988, Mr. Angelo served in a number of positions with L.F. Rothschild & Company, the last of which was as Senior Managing Director and a member of its Board of Directors.

Qualifications, Attributes and Skills

Mr. Angelo’s qualifications for service on the Board include (i) extensive finance and capital markets expertise; (ii) significant corporate management experience as co-founder and Chief Executive Officer of a company managing approximately $25 billion in assets; (iii) strong alternative investment strategies background providing valuable insight about art as an investment; (iv) relationships with buyers and sellers of art; and (v) experience as a committed art collector.

Jessica M. Bibliowicz

Since September 2013, Ms. Bibliowicz has served as senior advisor of Bridge Growth Partners, a private equity firm focusing on investments in the technology and financial services sectors. From April 1999 to May 2013, she served as Chief Executive Officer of National Financial Partners Corporation (“NFP”), a publicly traded company, and as Chairman of the Board from June 2003 until July 2013, when a private equity sponsor acquired the company. Ms. Bibliowicz was the President of NFP from April 1999 to April 2012. Before joining NFP, she served as President of John A. Levin & Co., a registered investment advisor, and as Executive Vice President and Head of Smith Barney Mutual Funds. Ms. Bibliowicz currently serves on the board of directors of Reology (since 2013), a publicly traded global leader in real estate franchising, and The Asia Pacific Fund, Inc. (since 2006), a diversified closed-end fund. She is also a member of the Board of Trustees of Cornell University, the Board of Overseers of Weill Medical College and Graduate School of Medical Sciences of Cornell University, the Board of Directors of Lincoln Center Theatre, and the Board of Directors of Jazz at Lincoln Center.

Qualifications, Attributes and Skills

The qualifications of Ms. Bibliowicz for service on the Board include: (i) serving as Chief Executive Officer of a public financial services company for many years; (ii) several present and past directorships on public company boards; and (iii) extensive finance and banking experience.

Kevin C. Conroy

Mr. Conroy serves as President, Digital and Enterprise Development, Univision Communications, Inc., the leading media company serving Hispanic America. From 2001 to 2008, he served in a variety of senior programming, product and marketing roles at AOL LLC (a global web services company), most recently as AOL’s Executive Vice President of Global Products and Marketing. From 1995 to 2001, Mr. Conroy served in a number of roles with Bertelsmann AG (a transnational media corporation), including as Chief Marketing Officer & President, New Technology, BMG Entertainment. Since 2011, he has also served as a director of Newell Rubbermaid Inc., a global marketer of consumer and commercial goods.

Qualifications, Attributes and Skills

Mr. Conroy’s qualifications for serving on the Board include (i) senior leadership positions with a global public company focused on digital, advertising and media development, each of which are areas of ongoing importance to the Company; (ii) public company board service with a major global consumer products company; (iii) in-depth international management experience; (iv) extensive background in managing popular global Web brands, including AOL, AIM, Netscape and Moviefone; and (v) recognition as one of the most accomplished executives in the consumer internet and online media business, with a focus on developing new growth opportunities and building partnerships in the technology space.

Domenico De Sole

Mr. De Sole became a director of the Company in December 2013 and assumed the role of Lead Independent Director on December 13, 2013. He is co-founder and has served as Chairman of luxury retailer Tom Ford International since 2005 and was President and CEO of Gucci Group N.V. from 1994 to 2004. From 1984 to 1994, Mr. De Sole served as CEO of Gucci America. He is currently a director of Newell Rubbermaid, Inc., a global marketer of consumer and commercial goods (since 2007), Gap, Inc. (since 2004) and Ermenegildo Zegna, a privately held high-end luxury manufacturer and retailer. Mr. De Sole also serves as the Vice President of the Board of Trustees of the Aspen Art Museum and is a member of the Dean’s Advisory Board of Harvard Law School. He is a former director of The Procter & Gamble Company, Bausch & Lomb Incorporated, Delta Air Lines, Inc., luxury apparel manufacturer and marketer Labelux SA, and Telecom Italia S.p.A.

Qualifications, Attributes and Skills

Mr. De Sole’s qualifications for serving on the Board include (i) numerous leadership positions with global, high-end luxury branded businesses in key markets Sotheby’s has targeted for growth, including Asia and Europe; (ii) significant global public company management and director experience over many years, including developing strategies and initiatives to support the financing, capital allocation, growth and relationship needs of those businesses; (iii) strong familiarity with the art and collectibles business as a longtime contemporary art and wine collector; (iv) significant legal experience; and (v) deep and enduring global relationships in the high-end fashion, luxury goods category.

The Duke of Devonshire

The Duke of Devonshire KCVO, CBE, formerly Marquess of Hartington, became a director of the Company in September 1994, and assumed the role of Deputy Chairman of the Company in April 1996. In March 2008, he was appointed Chancellor of the University of Derby, England. In 2007, the Duke became a Trustee of the Wallace Collection, a major London fine arts museum and a Trustee of the Storm King Arts Center in New York. Since October 2012, he has served as a Trustee of Derby Museums and, from 2006 to October 2012, he served as a Trustee of the Sheffield Galleries & Museums Trust. The Duke of Devonshire assists in the management of family estates in England and Ireland, as well as The Devonshire Hotels and Restaurants Group, which operates several highly rated hotels in England including a well-known luxury hotel. He also oversees the Devonshire Collection, a world-renowned private art collection based at Chatsworth. Under his direction, visitor numbers at Chatsworth have increased to over 700,000 paying visitors annually—Chatsworth was the fastest growing of Britain’s Top 20 paid-for attractions in 2011.

Qualifications, Attributes and Skills

The Duke of Devonshire’s qualifications for service on the Board include (i) service as a trustee of numerous museums and arts organizations, such as the Wallace Collection and the Sheffield Galleries & Museums Trust; (ii) experience as a collector of important and historic works of art; and (iii) his role in administering high profile organizations with a strong client-care element, including the Ascot Racecourse and Chatsworth.

Daniel Meyer

Mr. Meyer became a director of the Company in May 2011 and is the CEO of Union Square Hospitality Group, or USHG, a company he founded in 1985. USHG owns and operates a number of restaurants including Union Square Cafe, Gramercy Tavern, Blue Smoke, Shake Shack, The Modern, Maialino, Untitled, and North End Grill, which have earned accolades in the Michelin Guide, The New York Times and Zagat Surveys. Since 2013, he has served as a director of The Container Store Group, Inc., a public company that is a storage and organization specialty retailer and, since 2000, as a director of OpenTable.com, a public company in the business of online restaurant reservations. Mr. Meyer is currently a member of the board of directors of the following not-for-profit organizations: Share Our Strength, Madison Square Park Conservancy and the Irving Harris Foundation. He is also a member of the executive committees of Union Square Partnership and NYC & Co.

Qualifications, Attributes and Skills

Mr. Meyer’s qualifications for service on the Board include (i) long-term business and entrepreneurial experience, including financing, building, marketing and growing well-known, trusted and respected luxury consumer brands; (ii) strong connections and name recognition in the critical New York market; (iii) being a leading expert in hospitality, client service and the development of an employee service culture; and (iv) service as a director of public companies and on several non-profit boards.

Allen Questrom

Mr. Questrom became a director of the Company in December 2004. Currently, Mr. Questrom is a director of The Men’s Wearhouse (since 2013), a Senior Advisor for Lee Equity Partners and a member of the Board of Advisors of the Glazer Family of Companies. He is also a director of Garden Ridge (since 2012), a home and garden retail chain and is on the Board of Advisors of the Robin Report, a knowledge-based information and consulting business providing insight into various consumer products industries and a Trustee of Boston University. From 2000 to December 2004, he was the Chairman and CEO of J.C. Penney Company. Between May 1999 and January 2001, Mr. Questrom served as Chairman of the Board of Barneys New York, Inc., a fashion retailer and between May 1999 and September 2000, as CEO and President of that company. Previously, he was Chairman and CEO of Neiman Marcus and also served as Chairman and CEO of Federated Department Stores, Inc. (now Macy’s) from February 1990 through May 1997. Mr. Questrom retired as a director of Footlocker, Inc. in 2013 and served until 2010 as a director of Wal-Mart Stores, Inc. and as non-executive Chairman of Deb Shops, Inc.

Qualifications, Attributes and Skills

Mr. Questrom’s qualifications for service on the Board include (i) extensive marketing and retailing experience; (ii) experience growing global luxury and consumer brands; (iii) service on a number of major public company boards; and (iv) significant financial skills with extensive audit committee experience.

William F. Ruprecht

Mr. Ruprecht became a director and the President and CEO of the Company in February 2000 and was elected Chairman of the Board of the Company in December 2012. He previously served as Executive Vice President of the Company and Managing Director of Sotheby’s North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby’s, Inc. In March 2012, he was elected to the Board of Directors of The Bessemer Group, Incorporated, a private bank holding company, as well as to the boards of its principal U.S. bank and trust company subsidiaries, Bessemer Trust Company, Bessemer Trust Company, N.A., and Bessemer Trust Company of Florida. In 2008, Mr. Ruprecht became a Trustee of the University of Vermont and, in 2012, the Foundation of the University of Vermont. From 2007 to 2009, he served as a Trustee of The Historical Society of the Town of Greenwich, Connecticut.

Qualifications, Attributes and Skills

Mr. Ruprecht’s qualifications for service on the Board include (i) over 32 years of experience in the art auction business; (ii) over 14 years’ service as CEO of the Company; (iii) his strategic understanding of the Company’s clients and what drives their loyalty to the firm; and (iv) invaluable institutional memory resulting from his longtime service with the Company in many roles.

Marsha E. Simms

Ms. Simms became a director of the Company in May 2011, having served as a partner of the international law firm Weil, Gotshal & Manges LLP until her retirement in 2010. She practiced in the firm’s Corporate Department, primarily in bank finance and corporate debt restructuring and has over 30 years’ experience negotiating financings and restructurings for major corporations, including for the Company. Ms. Simms was recognized as a leading lawyer in the banking and finance field by Chambers Global and Chambers USA and was named as one of America’s Top Black Lawyers by Black Enterprise Magazine. She served as the Content Officer for the Business Law Section of the American Bar Association in 2011 and was the recipient of the 2010 Jean Allard Glass Cutter Award, given by the Business Law Section to a woman who has cut through barriers to attain high accomplishment in business law. She is a trustee of the Rockefeller Brothers Fund, a philanthropic organization, where she chairs the audit committee and is a member of the executive committee and a life trustee of WNET, New York’s public television station, where she chaired the audit committee and is a member of the education committee. Ms. Simms is also a member of the Council (board of directors) of the American Law Institute.

Qualifications, Attributes and Skills

Ms. Simms’ qualifications for service on the Board include (i) substantial legal and financial skills, including finance and debt restructuring; (ii) knowledge of the Company’s business and finances as a result of her representation of the Company in numerous corporate finance transactions; and (iii) governance background attained from service on non-profit boards and committees.

Robert S. Taubman

Mr. Taubman became a director of the Company in August 2000. He is Chairman, President and CEO of Taubman Centers, Inc. Mr. Taubman joined the Taubman organization in 1976, was elected Executive Vice President in 1984, Chief Operating Officer in 1988, President and CEO in 1990 and Chairman in 2001. He has headed Taubman Centers and served on its Board of Directors since the company’s initial public offering in 1992. Mr. Taubman is a member of the board of directors of Comerica Incorporated. He is Chairman of the Real Estate Roundtable in

Washington, D.C., a trustee of the Urban Land Institute (ULI) and serves on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). He is on the Board of Directors of Business Leaders of Michigan. Mr. Taubman is the founding chairman of ULI’s Detroit Regional District Council and a member and past trustee of the International Council of Shopping Centers. Mr. Taubman serves as a member of the Board of Directors of Beaumont Hospitals and as a trustee of the Cranbrook Educational Community, where he is chairman of the audit committee. He is a member of the Board of Directors of SEMCOG (Southeastern Michigan Council of Governments). Mr. Taubman retired from the board of trustees of the Skillman Foundation in December 2012.

Qualifications, Attributes and Skills

Mr. Taubman’s qualifications for service on the Board include (i) sitting CEO of a major public company, providing critical governance and compensation insight to the Board; (ii) experience evaluating and optimizing extensive real estate assets; (iii) service as a director of a major public domestic bank; and (iv) extensive knowledge of the Company’s history.

Diana L. Taylor

Ms. Taylor became a director of the Company in April 2007. In April 2007, she joined Wolfensohn & Co., an investment banking firm, as Managing Director. From June 2003 to March 2007, Ms. Taylor served as Superintendent of Banks for the State of New York, a position to which she was appointed by Governor George Pataki. Prior to her appointment, she held a number of senior government and private sector positions, including Chief Financial Officer of the Long Island Power Authority and Vice President of KeySpan Energy. From 1980 to 1996, Ms. Taylor was an investment banker. She worked at Smith Barney, Harris Upham; Lehman Brothers; and Donaldson, Lufkin & Jenrette before joining M.R. Beal & Co. as a founding partner. She is a director of Citigroup and Brookfield Asset Management. In 2009, she also served briefly as a director of Fannie Mae and Allianz Global Investors. She was required to leave both boards when she was nominated to become a director of Citigroup. Ms. Taylor serves on several not-for-profit boards, including ACCION and the Hudson River Park Trust, both of which she chairs and Dartmouth College, the Mayo Clinic, the New York Women’s Foundation and the YMCA of Greater New York, among others. She is a member of the Council on Foreign Relations.

Qualifications, Attributes and Skills

Ms. Taylor’s qualifications for service on the Board include (i) extensive investment banking, finance and accounting experience; (ii) service as chief financial officer of a significant public utility, including ensuring costs are aligned with operations and the needs of the business without compromising service; and (iii) service as Banking Superintendent for the State of New York, providing helpful financial regulatory background for the Company’s art financing activities.

Dennis M. Weibling

Mr. Weibling became a director of the Company in May 2006. Since 2004, he has served as the Managing Director of Rally Capital, LLC, a private equity fund. Mr. Weibling currently serves as a board member and Chairman of Telesphere Networks Ltd. From October 1993 to December 2001, he served as President of Eagle River, Inc. and then as Vice Chairman of Eagle River Investments until November 2003, both being ventures of Craig McCaw. He is also a trustee of the trusts created by the estate of Keith W. McCaw. Beginning in 1995, Mr. Weibling served as a director of Nextel Partners, Inc. and Nextel Communications, Inc. until their respective mergers with Sprint Corporation in 2005 and 2006. Until 2003, he served on the board of XO Communications. Mr. Weibling currently serves as a member of the Seattle Pacific University Foundation.

Qualifications, Attributes and Skills

Mr. Weibling’s qualifications for service on the Board include (i) audit committee financial expert with extensive public accounting experience; (ii) service on and chairmanship of numerous audit committees of public and private companies; and (iii) financial and strategic experience as the managing director of a private equity firm, including investing in and growing businesses and new business lines.

MANAGEMENT

Executive Officers

Officers of the Company are appointed by the Board and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer’s biography is contained under the caption “Proposal 1—Election of Directors”:

Name	Age	Present Title
Susan Alexander	60	Executive Vice President and Worldwide Head of Human Resources
Kevin Ching	57	CEO, Sotheby’s Asia
Mark Cornell	47	Managing Director, Europe
Alfredo Gangotena	60	Executive Vice President, Chief Marketing Officer
Maarten ten Holder	43	Managing Director, Sotheby’s Americas
Gilbert L. Klemann, II	63	Executive Vice President, Worldwide General Counsel and Secretary
Patrick S. McClymont	44	Executive Vice President and Chief Financial Officer
Jan Prasens	39	Senior Vice President and Managing Director, Sotheby’s Financial Services, Inc.
William F. Ruprecht	58	Chairman, President and CEO
Dr. David Ulmer	58	Senior Vice President and Chief Technology and Strategy Officer
Bruno Vinciguerra	51	Executive Vice President and Chief Operating Officer
Mitchell Zuckerman	67	Executive Vice President, Global Auction Transactions

Ms. Alexander was appointed Executive Vice President and Worldwide Head of Human Resources of the Company in October 2004. From January 1986 to October 2004, she served as Senior Vice President and Worldwide Head of Human Resources of the Company and has been employed by the Company since 1984.

Mr. Ching joined the Company as CEO, Sotheby’s Asia in July 2006 and became a director of Sotheby’s Hong Kong Limited in October 2006. From 1994 until 2006, he served as a board executive director and group legal counsel of Dickson Concepts (International) Limited, a Hong Kong public company and was responsible for its legal affairs as well as general business development, with special responsibility for China.

Mr. Cornell joined the Company in April 2013 and became Managing Director, Europe, in July 2013. From April 2011 to May 2012, he served as the CEO of Edmiston Ltd. From January 2000 to January 2011, Mr. Cornell served in several leadership positions with luxury goods conglomerate LVMH Group, including as President and CEO of Moet Hennessy USA and as Chief Executive of Krug Champagne. From August 1992 to December 1998, Mr. Cornell served in several management positions with the WH Smith Group, a leading United Kingdom retailer.

Mr.Gangotena joined the Company as Executive Vice President, Chief Marketing Officer in February 2014. From January 2004 to September 2013, Mr. Gangotena served in a number of executive positions with MasterCard Worldwide, where he was most recently Chief Marketing Officer. Previously, he was CEO of Hutchison-Priceline in Asia/Pacific, the Internet travel joint-venture company of the Hutchison Group and www.priceline.com. Mr. Gangotena also served as President and Executive Chairman of the Asia/Pacific Region for the Henkel Group of Germany and held senior management positions with Walt Disney and the Procter & Gamble Company.

Mr. ten Holder became Managing Director of Sotheby’s Americas in September 2007. He previously served as Deputy Managing Director of Sotheby’s North America from 2006 to September 2007 and as Deputy Managing Director of Sotheby’s Milan, Italy office between 2002 and 2006. Between 1996 and 2002, Mr. ten Holder held various positions with the Company’s European subsidiaries.

Mr. Klemann joined the Company in February 2008 as Executive Vice President, Worldwide General Counsel and Secretary. Prior to joining the Company, he served as Senior Vice President and General Counsel of Avon Products, Inc. from January 2001 through December 2007. During 2000, he was Of Counsel to the international law firm of Chadbourne & Parke LLP and, from 1998 to 1999, he was an Executive Vice President of Fortune Brands, Inc. (formerly American Brands, Inc.), with responsibilities that included corporate development, legal and administrative functions. Between 1991 and 1997, Mr. Klemann served as the Senior Vice President and General Counsel of American Brands, Inc. and previously was a partner at Chadbourne & Parke LLP, where he was a member of the Management Committee.

Mr. McClymont joined the Company in October 2013 as Executive Vice President and Chief Financial Officer. He previously was a Partner and Managing Director of Goldman, Sachs & Co. in its Investment Banking Division, having joined Goldman, Sachs in 1998. While with Goldman, Sachs, Mr. McClymont advised the Company for several years on strategic and financial matters.

Mr. Prasens became Senior Vice President and Managing Director of Sotheby’s Financial Services in May 2007. Previously, he served as the Treasurer of the Company between 2006 and 2007 and as Assistant Treasurer between 2002 and 2006. Mr. Prasens joined the Company in its Treasury group in 2000.

Dr. Ulmer became Senior Vice President and Chief Technology and Strategy Officer of the Company in 2006, having previously served as Senior Vice President and Chief Technology Officer since January 2000. In September 2010, he also assumed the Chief Administration Officer role for the Company’s Americas’ region. He served as Senior Vice President of Information Technology from June 1997 until January 2000.

Mr. Vinciguerra, an Executive Vice President of the Company since January 2007, was appointed Chief Operating Officer of the Company in July 2008. He has served as Director of Global Business Development of the Company since February 2008. From January 2007 to February 2008, Mr. Vinciguerra was the Director of New Initiatives of the Company. He previously served as the General Manager of Dell Western Europe from 2003 to 2006 and as the General Manager of Dell Southern Europe from 2000 to 2003. From 1998 to 2000, Mr. Vinciguerra was Senior Vice President, Strategic Planning of The Walt Disney Company. From 1994 to 1997, he was a Vice President and Partner of Bain and Co., where he had been employed since 1986.

Mr. Zuckerman has served as Executive Vice President, Global Auction Transactions, of the Company since 2011. He previously served as Chairman of Sotheby’s Financial Services, Inc. from 2007 to 2011. From 1988 to 2007, Mr. Zuckerman was President of Sotheby’s Financial Services, Inc.

CORPORATE GOVERNANCE

Board of Directors Generally

Board of Directors Meetings Held; Attendance. The Board held eight meetings during 2013. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

Annual Meeting Attendance by Directors. With respect to the Annual Meeting, the Company expects all directors to make every effort to attend but also recognizes that unavoidable scheduling conflicts and special individual circumstances need to be taken into account in applying this policy. All of the directors elected at the Company’s 2013 Annual Meeting of Stockholders attended that meeting.

Lead Independent Director. The Company’s Corporate Governance Guidelines require that the Board have a Lead Independent Director, which the Board believes is consistent with best governance practices. The Lead Independent Director’s roles and responsibilities are detailed in the Company’s Corporate Governance Guidelines and include:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	approving information sent to the Board;

•	approving meeting agendas for the Board;

•	approving meeting schedules to assure that there is sufficient time for the discussion of all agenda items;

•	having the authority to call meetings of the independent directors; and

•	ensuring that he or she is available for consultation and direct communication in appropriate circumstances if requested by major stockholders.

Until December 2013, Mr. Steven B. Dodge served as the Lead Independent Director of the Board, at which time he stepped down from this position while remaining on the Board. In December 2013, the Board unanimously appointed Mr. De Sole as the Lead Independent Director.

Board Sessions of Non-Management Directors. As required by corporate governance rules of the NYSE on which the Company’s common stock is listed, the non-management directors of the Board meet in executive sessions without management at each regularly scheduled Board Meeting. During 2013, Mr. Dodge, then the Lead Independent Director, was the chairman of these sessions. Beginning in 2014, Mr. De Sole, the new Lead Independent Director, has served as the chairman of these sessions.

Board Committees

The following table lists the standing committees of the Board, the number of Committee meetings held during 2013 and the membership of each committee (a committee’s members are indicated by a “✓” or, in the case of a committee chair, “Chair”).

2013 Board Committee Meetings and Current Membership

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee	Executive Committee
	(5 Meetings)	(8 Meetings)	(3 Meetings)	(2 Meetings)	(12 Actions by Written Consent-No Meetings)*
John M. Angelo		✓		✓
Domenico De Sole			Chair	✓	✓
Steven B. Dodge			✓	✓	✓
The Duke of Devonshire					✓
Daniel Meyer		✓
Allen Questrom	✓		✓
William F. Ruprecht				✓	Chair
Marsha E. Simms	✓		✓
Michael I. Sovern			✓
Robert S. Taubman		Chair		✓
Diana L. Taylor		✓	✓	✓
Dennis M. Weibling	Chair			Chair

*	The Executive Committee primarily acts by written consent, after briefing by senior management and informal discussion among Committee members as appropriate.

Audit Committee

The primary purpose of the Audit Committee of the Board is to assist the Board in fulfilling its responsibility for the integrity of the Company’s financial reports. In carrying out its purpose, the Committee serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent registered public accounting firm and internal audit function.

The Board has determined that all members of the Audit Committee are financially literate under applicable NYSE corporate governance rules. In addition, the Board has determined that Dennis M. Weibling meets the definition of “audit committee financial expert” contained in applicable SEC rules and also has the requisite financial and accounting expertise required under NYSE rules.

The Audit Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Compensation Committee

Generally. The Compensation Committee undertakes the responsibilities of the Board relating to the compensation of the Company’s employees and, in particular, the compensation of the Company’s CEO and other executive officers. Its primary responsibilities are to review, evaluate and approve the Company’s compensation and other benefit plans, policies and programs. The Compensation Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Determination of Named Executive Officer Compensation. In addition to the Compensation Committee, the Company’s Chairman, President and CEO, William F. Ruprecht, plays a role in recommending and determining the compensation of senior executives, including that of the other NEOs in this proxy statement. Also, the Company’s Executive Vice President and Worldwide Head of Human Resources, Susan Alexander, makes recommendations regarding senior executive compensation as requested by the Compensation Committee. See “Compensation Discussion and Analysis” below for further information regarding this process.

Use of Outside Compensation Consultants. Under its Charter, the Compensation Committee is empowered to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2013, the Committee continued to engage Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent executive compensation consultant. Semler Brossy reports directly to the Compensation Committee and not to management. Semler Brossy regularly provides the Compensation Committee with advice and information around key compensation decisions. In 2013, Semler Brossy also advised the Compensation Committee on compensation programs, severance and change-in-control arrangements, governance trends, stockholder outreach and risk management practices. The Compensation Committee may draw on advice from other consultants from time to time to provide a second opinion or assist with special projects, if necessary, although it did not do so in 2013.

Independence of Outside Compensation Consultant. Pursuant to applicable SEC and NYSE rules and after considering the independence factors required by those rules, the Compensation Committee has determined that no conflicts of interest exist with respect to Semler Brossy’s services or activities on the Compensation Committee’s behalf. Consequently, the Committee has found Semler Brossy to be independent under those rules.

Compensation Policies and Programs Risk. The Compensation Committee has conducted an analysis of each of the elements of the Company’s compensation policies and programs and has concluded that none of these is reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee took into account various processes in place that serve to mitigate any risk that may be inherent in its compensation practices.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees the director candidate nomination process and Board committee assignments and is responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company. This Committee also administers and has the power to modify the Company’s Related Party Transactions Policy. The Nominating and Corporate Governance Committee operates under a charter that conforms to applicable SEC and NYSE rules.

The Board Nomination Process and Criteria

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become directors and recommends director nominees to be nominated by the Board to stand for election as directors at each annual meeting of stockholders of the Company and to fill vacancies on the Board. From time to time, the Committee may retain a search firm to assist it in identifying qualified director candidates.

In making determinations with respect to director nominees, the Committee considers the experience, qualifications, attributes or skills that qualify the nominee to serve as a member of the Board. Among the key attributes that the Committee seeks when evaluating Board candidates are the following:

•	High ethical standards, integrity and sound business judgment

•	Financial or management experience

•	Demonstrated interest or experience in the fine art and collectibles field

•	Independence from management

•	Business development, marketing or client service experience

Each of the nominees for election at the Annual Meeting was unanimously recommended by the Nominating and Corporate Governance Committee after careful consideration of each nominee’s individual expertise and skills, as well as the composition of the Board as a whole. Each of Mr. De Sole, Mr. Conroy and Ms. Bibliowicz will stand for election as independent directors to the Board at the Annual Meeting for the first time, and all three of these new director nominees were reviewed pursuant to the Nomination and Corporate Governance Committee’s procedures, which included interviews with various members of the Nomination and Corporate Governance Committee as well as other members of the Board. Mr. De Sole was recommended to the Nomination and Corporate Governance Committee by two (2) non-management directors, Mr. Conroy was recommended to the Nomination and Corporate Governance Committee by a non-management director and Ms. Bibliowicz was recommended to the Nomination and Corporate Governance Committee by a non-management director and an executive officer of the Company who joined Sotheby’s in February 2014. The Board approved Mr. De Sole’s appointment to the Board in July 2013; Mr. De Sole became a member of the Board in December 2013 and was elected Lead Independent Director in December 2013.

Each of Mr. De Sole, Mr. Conroy and Ms. Bibliowicz was unanimously recommended to the Board by the Nomination and Corporate Governance Committee, and unanimously approved as director nominees by the Board. The election of Mr. Conroy and Ms. Bibliowicz would fill the vacancies created by the retirements of incumbent directors Steven B. Dodge and Michael I. Sovern, each of whom is retiring from the Board effective immediately prior to the Annual Meeting and will not be standing for reelection at the Annual Meeting.

In addition, independent directors Daniel Meyer and Marsha E. Simms joined the Board in 2011. As a result, five (5) of the Board’s ten (10) independent director nominees, if elected, will have joined the Board in the last three years.

The Committee considers stockholder nominations of appropriate candidates for director in accordance with the attributes outlined above. See “Procedures for Director Nominations by Stockholders” below. The Committee evaluates such candidates as it does candidates identified by other means.

Board Diversity

While the Company does not have a formal Board policy regarding Board diversity, the Company’s Corporate Governance Guidelines provide that the Board selection process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

Finance Committee

The Board created the Finance Committee in order to assist it in fulfilling its responsibility to oversee (i) the financial management of the Company, including oversight of the Company’s capital structure and financing strategies, investment strategies and banking relationships and (ii) the Company’s plans with respect to possible acquisitions, divestitures or other strategic transactions.

Executive Committee

The Executive Committee considers and takes certain corporate actions between regularly scheduled meetings of the Board. Frequently, the Executive Committee takes action pursuant to the Company’s internal corporate governance rules to approve significant auction consignment and loan transactions.

Board Leadership

In December 2012, the Board unanimously elected Mr. Ruprecht, the Company’s President and CEO and a director, to the additional position of Chairman of the Board. Mr. Ruprecht continues to serve as both CEO and Chairman. The Board believes that Mr. Ruprecht is uniquely positioned to both manage the complexity of the global business as President and CEO and look beyond the annual business and auction cycles to envision a long-term strategic direction for the Company as Chairman. In addition, in keeping with the Company’s commitment to strong corporate governance practices, the Board created the position of Lead Independent Director with such roles and responsibilities as are detailed in the Company’s Corporate Governance Guidelines and discussed under the section “Lead Independent Director” above.

Stockholder Rights Plan

In October 2013, the Company announced that the Board had adopted a 12-month stockholder rights plan (the “Rights Plan”). The Rights Plan was adopted in response to the rapid accumulations of significant portions of Sotheby’s common shares, including through the use of derivatives, by entities affiliated with Third Point and Marcato Capital

Management, each of which had also separately filed Schedule 13Ds evincing a non-passive intent, as well as HSR notifications that would enable various entities to acquire additional shares having a total aggregate value of $910 million and $1.4 billion, respectively. The Rights Plan is designed to allow all of the Company’s stockholders to realize the full long-term value of their investment by reducing the likelihood that any person or group would gain control of the Company through open market accumulation or other coercive tactics without appropriately compensating the Company’s stockholders for such control.

The Rights Plan, which was adopted following evaluation and consultation with the Company’s outside advisors, contains a number of recognized limitations designed to ensure that the Rights Plan is narrowly focused on its purpose and will not deter trading by passive investors or stockholder-supported takeover bids. First, the Rights Plan has a limited 12-month duration and will automatically expire in October 2014. Second, the Rights Plan’s term can only be extended beyond 12 months if stockholders approve it. Third, the Rights Plan would not apply to stockholder-supported third-party takeover bids to acquire the whole Company and accordingly contains a “Qualifying Offer” exception permitting offers made for all shares of the Company that treat all stockholders equally and that would result in the bidder owning a majority of the Company’s shares after one hundred days. Fourth, the Rights Plan is designed to allow passive investors to accumulate up to 20% of the Company’s outstanding shares even while the Rights Plan is in place. The Board welcomes input from stockholders regarding the Rights Plan, and stockholders can communicate with the Board through the process described on page 36, under “Communications with Directors.”

Board Role in Risk Oversight

General Procedures

The Board carries out its role in the oversight of risk, risk tolerance and corporate culture directly and through Board committees. The Board’s direct role includes the consideration of risk in the strategic and operating plans that are presented to the Board by management. It also includes the regular receipt and discussion of reports from Board committees and the periodic receipt and discussion of reports from Company counsel, from the Company’s Compliance Department, from management and from outside financial advisors. Board committees carry out the Board oversight of risk as follows:

•

The Audit Committee considers risk through its oversight of the Company’s financial reporting process, risk management process, legal and regulatory compliance, performance of the independent auditor, internal audit function, financial and disclosure controls and adherence to the Company’s Code of Business Conduct and Ethics.

•

The Compensation Committee reviews and approves the Company’s compensation and other benefit plans, policies and programs and annually documents an assessment of whether any of those plans, policies or programs creates risks that are reasonably likely to have a material adverse effect on the Company.

•

The Executive Committee is empowered to act on behalf of the Board between regularly scheduled Board meetings and in this capacity considers risk in conjunction with the approval of certain transactions, particularly as they relate to auction consignment and art financing matters, under the Company’s internal corporate governance guidelines (see below).

•	The Finance Committee considers risk through its oversight of the Company’s capital structure, financing strategies, investment strategies, banking relationships and strategic investments.

•

The Nominating and Corporate Governance Committee considers risk through its oversight of the adequacy of the Company’s governance structures and the Committee reviews and makes determinations regarding significant transactions with affiliates under the Company’s Related Party Transactions Policy.

Board committees receive regular reports from management of matters affecting Company risk. The role of Board committees in risk management oversight is further detailed in their respective charters, copies of which are available on the Company’s website at http://www.sothebys.com/en/inside/corporate-governance.html.

The Board has also addressed risk through the adoption of corporate policies. For many years, the Company has had an internal corporate governance policy adopted by the Board that addresses the delegation of authority within the Sotheby’s organization. The policy addresses all aspects of the Company’s business and establishes the level of approval required for auction and private sale consignment terms, credit activities, payments, capital commitments, contracts, finance transactions, acquisitions and dispositions and compensation-related matters. The Board has also adopted a Code of Business Conduct and Ethics, a Related Party Transactions Policy, a Policy on Trading in Sotheby’s Securities and a Policy Regarding Regulation FD and Communications with Security Holders that are designed to ensure that directors, officers and employees of the Company are aware of their ethical responsibilities and avoid conduct that may pose a risk to the organization.

Enterprise Risk Management

The Company has a Risk Steering Committee and a Risk Operating Committee (collectively, the “Risk Committees”) comprised of members of senior management, which are overseen by the Chief Financial Officer who provides regular reports to the CEO on matters related to Enterprise Risk Management. The Risk Committees assist the Board in carrying out the risk management procedures described above under “General Procedures.”

The Risk Steering Committee, which reports to the Board and Audit Committee according to an established reporting schedule, has developed a definition of risk and risk tolerance and meets quarterly to discuss recent developments, assess emerging risks, assign ownership of specific risks to members of management and evaluate risk mitigation activities, while certain members of the Risk Operating Committee meet more frequently and engage in detailed risk monitoring and mitigation at the operating level. The risks assessed and evaluated by the Risk Committees include, but are not limited to, those related to macroeconomic and geopolitical events, deal-making and lending, strategic initiatives, brand and reputation, legal and regulatory compliance, information and physical security and finance.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of the Compensation Committee during 2013 were Mr. Angelo, Mr. Meyer, Mr. Taubman and Ms. Taylor. All members of the Compensation Committee during 2013 were independent directors and no member was an employee or former employee of the Company nor did any of the members have any of the relationships requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. During 2013, no executive officers of the Company served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Company’s Compensation Committee or Board.

Director Independence

The Board has determined that ten (10) of twelve (12) members of the Board (83%) are independent under the NYSE rules and standards. Those rules require that the Board determine that a majority of a company’s directors are “independent.” To determine whether a particular director is independent, the Board has examined the various relationships of each director to the Company as required by NYSE rules.

Categorical Standards. As permitted by and in accordance with the NYSE rules, the Board has adopted the following categorical standards to identify immaterial relationships with the Company that would not disqualify a director from being deemed independent but that the Board still considers when evaluating director independence.

1.	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, $100,000 or less in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service, so long as that compensation is not contingent on continued service;

2.	The director or an immediate family member is a partner, shareholder or officer of a law firm or other professional service firm that has received less that $100,000 in fees from the Company in any single fiscal year during the preceding three years;

3.	The Company has made a contribution to a tax-exempt organization of which the director or any immediate family member serves as a trustee, director or executive officer and such contributions, for any single fiscal year during the preceding three years, have not exceeded $100,000;

4.

During any single fiscal year within the last three years, the director, an immediate family member, or a company Controlled (as defined below) by any of them was indebted to the Company, or the Company was indebted to any such person and either the total amount of such indebtedness did not exceed $100,000 or such indebtedness consists of a loan made in the ordinary course of the Company’s art lending business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a director. “Controlled” means a company of which the director or immediate family member beneficially owns a majority of the outstanding voting securities; or

5.	During the last three years, the director or an immediate family member has purchased or sold property through the Company or its affiliates, so long as such purchases or sales were at public auction or in private transactions in the ordinary course of the Company’s business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a director.

For purposes of the foregoing standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions in these standards, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated will not be deemed to be “immediate family members.”

Board of Directors Independence Determinations. Upon reviewing each director’s and director nominee’s relationships with the Company, after considering all applicable NYSE rules and the stated categorical standards, the Board has determined that all directors and director nominees other than Mr. Ruprecht and the Duke of Devonshire are independent. Mr. Ruprecht is not independent because he is President and CEO of the Company.

The Company pays the Duke of Devonshire an annual consulting fee of £65,000 ($101,667). Under NYSE rules, if the payments to a director (other than for compensation received for serving as a director) exceed $120,000 for any of the three most recent years, the director is disqualified from being deemed independent. The Duke’s annual fee was below the NYSE threshold for each of the last three years. However, NYSE rules require that a company review the total facts and circumstances of a director’s relationship with a company before making an independence determination. The Board considered the following additional relationships in determining that the Duke is not independent: pursuant to an agreement, dated August 14, 2012, between a Company subsidiary and Chatsworth House Trust, the subsidiary paid £250,000 ($462,250) to Chatsworth House Trust, a charitable company of which the Duke is a director, for staging two exhibitions at Chatsworth. This agreement has a five-year term and requires the subsidiary to pay Chatsworth House Trust this amount annually. This arrangement replaces the previous annual selling exhibitions arrangement that had a revenue-sharing component between the parties rather than a flat fee. In connection with the 2013 Chatsworth exhibitions, the subsidiary paid approximately £40,792 ($65,634) to the Chatsworth House Trust for 2013 installation costs, 2012 exhibition sales commissions paid in 2013 and other expenses. The trust has recently billed the Sotheby’s subsidiary £32,366 ($53,329) for de-installation costs for the 2013 exhibitions. The 2013 Chatsworth exhibitions and those in previous years have been highly successful events for the Company. Also, a Sotheby’s subsidiary paid £6,412 ($9,728) to the Devonshire Education Trust, a charity of which the Duke is a director, in connection with a special event. All amounts exclude any valued-added taxes paid. See “Certain Relationships and Related Party Transactions” below for additional information.

In addition, the Nominating and Corporate Governance Committee and the Board considered the impact on the independence determinations for each of Mr. De Sole and Mr. Questrom of a 2013 capital campaign contribution by the Company in the amount of $500,000 to the Aspen Art Museum, of which Mr. De Sole is Vice President of the board and an Executive Committee member and Mr. Questrom’s wife is a director. This contribution exceeded the $100,000 threshold of Categorical Standard 3 above. However, the Nominating and Corporate Governance Committee and the Board both have determined that this contribution constituted an immaterial relationship that does not affect the independence of Mr. De Sole or Mr. Questrom. Among other factors, the Nominating and Corporate Governance Committee and the Board considered the fact that the Company has over the years purchased event tickets and engaged in other contributions to the Aspen Museum of Art, that the Company regularly makes charitable contributions to museums because of the nature of the Company’s business and that this was a special capital campaign donation.

Board Committee Independence Determinations. The Board has determined that each current member of the Audit, Compensation, and Nominating and Corporate Governance Committee is independent under applicable SEC and NYSE rules.

Corporate Governance Guidelines

Generally

The Company has adopted Corporate Governance Guidelines addressing the following subjects:

•	director responsibilities

•	director qualification standards

•	Board committees

•	director compensation

•	director stock ownership guidelines

•	director access to management and independent advisors
•	director orientation and continuing education

•	management succession and CEO compensation

•	performance evaluation of the Board and Board Committees

•	Board confidentiality

•	stockholder communications with the Board; Board communications with third parties

The Board, or the Nominating and Corporate Governance Committee, as appropriate, will periodically review and reassess the adequacy of the Corporate Governance Guidelines to determine whether any revisions are appropriate and, in the case of the Nominating and Corporate Governance Committee, recommend to the Board any such revisions for the Board’s approval.

Performance Evaluation of the Board and Board Committees

The Board and the Audit, Compensation and Nominating and Corporate Governance Committees will conduct a self-evaluation at least annually to determine whether the Board and the Committees are functioning effectively and how to enhance performance. This assessment shall take into account input and comments from all directors or committee members, as appropriate and be discussed with the full Board and/or Committee. In addition to topics that may be of particular relevance in any given year, the assessment will focus on the Board’s and Committees’ contributions to the Company and especially on areas in which the Board or management believes that the Board and/or Committees could improve. In addition to the annual self-evaluation, the Lead Independent Director will periodically invite input on the performance of individual directors and share that input with the Chairman of the Board and the members of the Nominating and Corporate Governance Committee. Assessment of individual director performance will also incorporate periodic “360-degree” evaluations.

Management Succession Planning

The Board is strongly committed to CEO and management succession planning, as evidenced by the following provisions of its Corporate Governance Guidelines:

•

The Board is responsible for developing plans for the succession to the position of CEO, including policies regarding succession in the event of an emergency or the retirement of the CEO, and implementing appropriate oversight of the leadership talent development and succession planning for the other executive officers of the Company.

•	Annually, the CEO reviews with the Board his or her assessment of the Company’s senior officers and their potential to succeed him or her.

As part of its succession-planning role, the Board annually reviews potential succession candidates for the CEO position and for other senior management positions. The CEO and the Executive Vice President and Worldwide Head of Human Resources prepare a report on succession options for key positions and discuss the report with directors at a Board meeting. This dialogue covers the CEO and principal executive officer positions and other management positions, including regional business heads, and examines all issues surrounding internal and external succession.

Code of Business Conduct and Ethics

The Company has long had compliance policies applicable to all employees. These cover such issues as ethical conduct, conflicts of interest and related-party transactions, maintenance of confidentiality of Company and client information and compliance with laws, including specific policies regarding observing export/import, money-laundering, data-protection and antitrust laws. The Company has an international Compliance Department led by a Worldwide Director of Compliance with responsibility for regularly providing Compliance Policy training to all employees, auditing compliance with the Compliance Policies and assisting the Company and its employees in interpreting and enforcing the Compliance Policies. The Company has incorporated many of these policies in its Code of Business Conduct and Ethics (the “Code”), which is applicable to the Company’s directors, officers and employees.

A copy of the Code is available on the Company’s website at www.sothebys.com.

The Company has chosen to post any Code amendment or waiver affecting or granted to its CEO, Chief Financial Officer, other executive officers and certain other senior financial officers promptly on its website instead of filing a Form 8-K with the SEC when an amendment or waiver occurs. No such amendments or waivers occurred during 2013.

In addition, the Board has adopted a number of policies related to the ethical and legal conduct of the Company’s directors, executive officers and employees, including a Policy on Trading in Sotheby’s Securities and a Policy Regarding Regulation FD and Communications with Security Holders, as well as a Related Party Transactions Policy to provide a more focused procedure for evaluating potential and existing Company transactions with affiliates such as directors and executive officers. For further information regarding the Related Party Transactions Policy, see “Certain Relationships and Related Party Transactions” below.

Procedures for Director Nominations by Stockholders

A stockholder who desires to recommend a director candidate should forward the candidate’s name and qualifications to the Secretary of the Company at 1334 York Avenue, New York, New York 10021 and must include the information required by Section 1.13 of the Company’s Bylaws, which requires information regarding the recommending stockholder as well as the candidate. In order for a candidate to be eligible for election as a director at the 2015 Annual Meeting of Stockholders, the Secretary must receive the required submission no earlier than February 5, 2015 and no later than March 7, 2015. These dates may be subject to modification if the Sotheby’s 2015 Annual Meeting of Stockholders occurs more than thirty (30) days before or more than sixty (60) days after May 6, 2015 as provided in Section 1.13 of the Company’s Bylaws.

Availability of Corporate Governance Documents

Copies of the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Company’s categorical standards for director independence are available on the Company’s website at:

http://www.sothebys.com/en/inside/corporate-governance.html

In addition, stockholders may obtain a copy of any of these documents by writing to the Company’s Investor Relations Department at 1334 York Avenue, New York, New York 10021.

Communications with Directors

Any stockholder or interested party may contact the Board of Directors, or any individual director serving on the Board, by written communication mailed to: Board of Directors (Attn: (name of director(s)), if intended for a specific director or less than the full Board), c/o Corporate Secretary, 1334 York Avenue, New York, New York 10021. Any proper communication so received will be promptly processed by the Corporate Secretary as agent for the Board or individually named director(s) and shared. The Corporate Secretary may elect not to forward summaries or copies of communications that the Corporate Secretary believes are business solicitations, resumes, abusive, frivolous or similarly inappropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of the Company’s common stock as of March 17, 2014, the most recent practicable date for the calculation of the ownership table with respect to the Annual Meeting, by:

•	each director and director nominee of the Company;

•	each Named Executive Officer (“NEO”) of the Company;

•	all current executive officers and directors of the Company as a group; and

•	each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.

In preparing the table, the Company has relied upon information supplied by such persons and upon information contained in Schedules 13D and 13G filed with the SEC, including any amendments to those Schedules.

Determination of Beneficial Ownership

Under applicable rules of the Exchange Act, a person beneficially owns shares of common stock if that person directly or indirectly has or shares voting power or investment power with respect to those shares. “Investment power” is the right to sell or otherwise transfer shares of common stock. Except as indicated in the footnotes to the table, the individuals and entities named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own.

Under applicable Exchange Act rules, a person also beneficially owns shares that the person has the right to acquire within sixty (60) days of the date set for determining that person’s share ownership in a corporation, or the record date.

Treatment of Performance Share Units and Restricted Stock Units

Performance Share Units (“PSUs”) issued to Sotheby’s Named Executive Officers and other participants under the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan (the “Restricted Stock Unit Plan”) represent a right to receive one share of common stock upon the lapse of a restriction, which includes continued employment over a period of time and performance vesting criteria. Restricted Stock Units (“RSUs”) are also issued under the Restricted Stock Unit Plan and represent a right to receive one share of common stock upon the lapse of a restriction consisting solely of continued employment over a period of time. Neither PSUs nor RSUs carry voting rights nor may they be transferred. Because the owner of a PSU does not have voting or investment power, the owner is not considered the beneficial owner of the underlying common stock. For this reason, the beneficial ownership figure in the table below for each NEO does not include the individual’s ownership of PSUs and RSUs.

For informational purposes, the footnotes to those figures provide the number of PSUs, RSUs and unvested Stock Options, which were granted under the Company’s 1997 Stock Option Plan (as amended, the “Stock Option Plan”) held by each current NEO.

	Common Stock
Directors, Executive Officers and 5% Stockholders	Number of Shares	Percent of Class

John M. Angelo	142,438 (1)	*
Angelo, Gordon & Co
245 Park Avenue
New York, NY 10167

Jessica M. Bibliowicz	0	*
Bridge Growth Partners
c/o Willkie Farr Gallagher
787 7th Avenue, 34th Floor
New York, NY 10019

BlackRock Inc.	5,565,858	8.1%
40 East 52nd Street
New York, NY 10022

Kevin Ching	40,564 (2)	*
Sotheby’s
Suite 3101-6 One Pacific Place
88 Queensway
Hong Kong

Kevin C. Conroy	0	*
Univision Communications, Inc.
605 Third Avenue
New York, NY 10158

Domenico De Sole	4,738 (3)	*
Tom Ford International
595 Madison Avenue, 18th Floor
New York, NY 10022

Steven B. Dodge	27,193
Windover Development, LLC
3 Elm Street
Manchester, Massachusetts 01944

Duke of Devonshire	59,766 (4)	*
Sotheby’s
34-35 New Bond Street
London, W1 2AA England

Marcato Capital Management LLC	4,562,991	6.61%
One Montgomery Street, Suite 3250
San Francisco, California 94104

Common Stock
Directors, Executive Officers and 5% Stockholders	Number of Shares	Percent of Class
Patrick S. McClymont	2,000 (5)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Daniel Meyer	6,721 (6)	*
Union Square Hospitality Group
24 Union Square East
New York, New York 10003

Morgan Stanley	3,652,039	5.29%
1585 Broadway
New York, New York 10036

Allen Questrom	22,130 (7)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

William F. Ruprecht	194,272 (8)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

William S. Sheridan	5,078 (9)	*
c/o Sotheby’s
1334 York Avenue
New York, New York 10021

Marsha E. Simms	6,721 (10)	*
Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

Michael I. Sovern	26,705	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Robert S. Taubman	49,798 (11)	*
Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48304

Diana L. Taylor	18,438 (12)	*
Wolfensohn & Co.
1350 Avenue of the Americas,
29th Floor
New York, New York 10019

Third Point LLC	6,650,000	9.63%
390 Park Avenue, 18th Floor
New York, New York 10022

	Common Stock
Directors, Executive Officers and 5% Stockholders	Number of Shares	Percent of Class
The Vanguard Group, Inc.	4,078,090	5.91%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Bruno Vinciguerra	34,450 (13)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Dennis M. Weibling	43,745 (14)	*
Rally Capital, LLC
2365 Carillon Point
Kirkland, Washington 98033

Mitchell Zuckerman	12,692 (15)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Directors and Executive Officers as a Group	1,347,158	1.95%

*	Represents less than 1%.

(1)	Consists of 117,200 shares of common stock owned by Mr. Angelo as well as 15,305 deferred stock units (“Deferred Stock Units”) and 2,132.95 dividend equivalent rights (“Dividend Equivalent Rights”) issued with respect to the Deferred Stock Units owned by him; and 7,800 shares of common stock owned by his wife.

(2)	Consists of 40,564 shares of common stock owned by Mr. Ching. Excludes 30,709 unvested PSUs and 5,088 unvested RSUs.

(3)	Consists of 4,000 shares of common stock owned by Mr. De Sole as well as 706 Deferred Stock Units and 31.74 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. De Sole.

(4)	Consists of 19,005 shares of common stock owned by the Duke of Devonshire as well as 34,289 Deferred Stock Units and 6,771.8 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by him.

(5)	Consists of 2,000 shares of common stock owned by Mr. McClymont. Excludes 13,459 unvested PSUs and 8,973 unvested RSUs.

(6)	Consists of 6,069 Deferred Stock Units and 652.38 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. Meyer.

(7)	Consists of 19,134 Deferred Stock Units and 2,995.69 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. Questrom.

(8)	Consists of 194,272 shares of common stock owned by Mr. Ruprecht. Excludes 267,392 PSUs.

(9)	Consists of 5,078 shares of common stock owned by Mr. Sheridan. Excludes 35,833 unvested PSUs.

(10)	Consists of 6,069 Deferred Stock Units and 652.38 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Ms. Simms.

(11)	Consists of 12,821 shares of common stock owned by Mr. Taubman’s grantor trust; 29,204 Deferred Stock Units and 5,273.39 Dividend Equivalent Rights owned by him; 1,500 shares of common stock for which Mr. Taubman is the custodian for the benefit of his three minor children; 1,000 shares of common stock, which his wife owns.

(12)	Consists of 1,000 shares of common stock owned by Ms. Taylor as well as 15,305 Deferred Stock Units and 2,132.95 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by her.

(13)	Consists of 34,450 shares of common stock owned by Mr. Vinciguerra. Excludes 55,128 unvested PSUs and 7,914 unvested RSUs.

(14)	Consists of 16,372 Deferred Stock Units and 2,373.47 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. Weibling as well as 15,000 shares held in an IRA and 10,000 shares of common stock owned by Eagles Wings LLC, over which Mr. Weibling has sole voting and dispositive power as managing member. In prior years, this footnote has erroneously stated that the shares owned by Eagles Wings LLC were pledged.

(15)	Consists of 12,692 shares of common stock owned by Mr. Zuckerman. Excludes 18,412 unvested PSUs and 3,372 unvested RSUs.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) focuses on the Company’s named executive officers (or “NEOs”), consisting of the Company’s Chief Executive Officer (or “CEO”), Chief Financial Officer ( or “CFO”), and its three other most highly compensated executive officers.

The Company’s NEOs, including the former CFO, are:

Name	Title
William F. Ruprecht	Chairman, President & CEO (“Chairman & CEO”)
Patrick McClymont	Executive Vice President & Chief Financial Officer (“CFO”) – October 2013 to Present
William S. Sheridan	Executive Vice President & Chief Financial Officer (“Former CFO”) – January to September 2013
Bruno Vinciguerra	Executive Vice President & Chief Operating Officer (“COO”)
Kevin Ching	CEO, Sotheby’s Asia
Mitchell Zuckerman	Executive Vice President, Global Auction Transactions

The Compensation Committee emphasizes performance-based rewards for NEOs focused on the objectives in Sotheby’s strategic plan. 87% of the value of the CEO’s targeted compensation, and 62% of the value of the targeted compensation for the other NEOs, is performance contingent. The CEO’s base salary is purposely kept low. Long-term pay constitutes the majority of the value of his targeted compensation, and consists solely of Performance Share Units (PSUs).

All amounts in the charts above use 2013 targeted pay (excludes William Sheridan, former CFO, and includes full-year targeted pay for Patrick McClymont, new CFO).

This CD&A is organized into the following sections:

I.	Executive Summary

II.	Use of Peer Group Information

III.	Comment on Metrics

IV.	Objectives Relating to NEO Compensation

V.	Elements of NEO Compensation and the Decision-Making Process

VI.	Other Arrangements, Policies and Practices Related to Sotheby’s Compensation Programs

I.   EXECUTIVE SUMMARY

a. Compensation Committee’s Response to Stockholder Feedback

In May 2013, the compensation paid to Sotheby’s named executive officers was approved by approximately 55% of the votes cast on the Say on Pay proposal, a decline from the vote held at the 2012 annual meeting at which approximately 92% of the votes cast were in favor of approving Sotheby’s executive compensation.

The Compensation Committee viewed this outcome as disappointing. Before the May 2013 vote, the Committee engaged in substantial outreach to Sotheby’s largest stockholders, who represented more than the majority of shares outstanding, in an effort to fully understand any concerns about Sotheby’s pay practices or corporate governance.

After the May 2013 vote, the Committee, with the assistance of Semler Brossy, its independent compensation consultant, undertook a thorough review of its pay practices and associated public disclosure. The Committee also intensified engagement with stockholders on executive pay to confirm the messages from earlier discussions and to gather additional feedback. In response to the pay practice and structure review, stockholder discussions, and the commentary provided from U.S. proxy advisory firms that review the Company’s executive compensation program, the Committee made a series of changes.

The Committee identified three main areas of stockholder concern and associated actions to address each concern, as summarized in the table below:

Stockholder Concern	Compensation Committee Action

Long-term incentive program based on yearly performance (short-term oriented) and allows for “retesting”.

•   Immediate transition of CEO long-term incentive grants to performance share units (PSUs) with three-year cliff vesting.

•   Two-year transition of other NEOs with a combination of PSUs with three-year cliff vesting and Restricted Stock Units with three-year graded vesting (“Transition” RSUs). After two years (in 2016), all NEOs will receive their long-term incentive awards entirely as PSUs with three-year cliff vesting.

•   Commencing with the February 2014 grants, the Committee has eliminated retesting.

(See details under “Long-Term Incentive Approach” section).

Limited disclosure around performance measures and incentive payout rationale.

•   Expansion of disclosure regarding performance measures.

•   Detailed disclosure regarding the Company’s incentive pool calculation and payout rationale.

(See details under “Incentive Compensation Program” section).

CEO compensation is above “peer” median.

Clarification of the Committee’s view that:

•   The Company’s NEO compensation levels are appropriate given the Committee’s internal review of each individual NEO’s contribution and periodic review of general market data, and data of luxury brand companies and companies that provide products/services to high-net-worth clients, to ensure that:

•   Total compensation costs are reasonable.

•   Individual NEO pay levels are set within a reasonable range of market practices.

•   Sotheby’s has no public company comparable peers, and thus the Committee does not use a formal peer group to determine NEO pay levels.

(See details under Section 2—”Use of Peer Group Information”).

The Committee intends to continue the dialogue with stockholders and address concerns or questions while carefully balancing the Committee’s own view of the best compensation design for its NEOs.

b.   2013 Company Performance

Sotheby’s had a very profitable 2013, reporting net income of $130 million, a 20% improvement over 2012. This strong financial performance reflects the continuing strength of the global art market, as well as Sotheby’s success in both the auction and private sales arenas. For the year, net auction sales increased 14%, with growth driven by record fourth quarter sales in Hong Kong and strong sales in the high-end Impressionist and Contemporary collecting categories, while private sales increased 30% over 2012 levels to a Company record of nearly $1.2 billion. The comparison to the prior year is also favorably impacted by a non-operating bond redemption loss of $8 million (after taxes) incurred in 2012.

These 2013 results were achieved as the competitive environment for the consignment of high value works of art remained robust, with margins remaining under pressure.

2013 was a year of meaningful progress in advancement of Sotheby’s client-centered strategy:

•

Management continued to dedicate significant time, energy and resources to deepening Sotheby’s relationships with major clients and saw increased transactional activity from this group. In particular, purchases by clients from China grew dramatically over the prior year. Overall, transactions with Sotheby’s highest priority clients grew at nearly double the rate of transactions with all other clients.

•

The online client experience at Sotheby’s was completely re-engineered in 2013, with numerous technology enhancements improving the personalized client experience. These changes generated a meaningful increase in online usage from Sotheby’s most important clients. Investments in the post-sale client experience were also well received, as reflected in both increased usage and improved client satisfaction survey scores.

•

Sotheby’s expanded its private sales activities, leveraging investments in new exhibition galleries on three continents and hosting nearly 30 innovative selling exhibitions in a number of global venues. 2013 financial results include an 18% increase in private sale commission revenues.

•	Growth of the Company’s client loan portfolio and strong loan performance generated a 20% increase in Financial Services revenues in 2013.

These client-service achievements, across a range of dimensions, should allow Sotheby’s to better meet the requirements of its clients and the marketplace, thus providing a strong platform for growth, as well as a more diversified revenue stream in future years.

c.   Pay and Performance

Consistent with Sotheby’s pay for performance philosophy, executive pay has varied meaningfully in recent years, in line with the variability in company financial performance. As shown in the chart below, there is a consistently strong correlation between NEO compensation and Company financial performance, including total stockholder return.

    % Annual Change Over Previous Six Years

Company EBITDA, Total Stockholder Return vs.

CEO and Other NEO Incentive Compensation (1)(2)(3)(4)

(1)	Vertical axis represents annual percentage change (2007 base year = 0%) in EBITDA, Total Stockholder Return, CEO incentive compensation, and other NEO incentive compensation.

(2)	EBITDA = earnings before interest, taxes, depreciation and amortization (“EBITDA”—For a discussion of how the Company calculates EBITDA, see “Supplemental Financial Information” at the end of this Proxy Statement).

(3)	Total Stockholder Return (reflects gain/loss of a $100 investment in Sotheby’s common stock beginning on December 31, 2007 and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter.

(4)	The equity awards included in this table are shown in respect to the year for which performance was measured, not the year they were granted, which differ from the Summary Compensation Table values, (e.g., equity awards granted in 2014 are shown in 2013 as they were awarded with respect to 2013 performance; the equity and cash awards made in respect to 2013 performance are included in the 2013-Related Incentive Compensation Paid in 2014 table).

Pay for Performance alignment was further strengthened by the awarding of PSUs since 2010. PSU vesting is contingent upon meeting time and performance vesting criteria, thus strengthening alignment with stockholders, rewarding sustained value creation, and aligning cost with affordability. This has been evidenced over the past three years as the 2011, 2012, and 2013 PSU awards vested only partially in respect to 2011, 2012, and 2013 performance, since each of the annual pre-tax earnings targets required for full vesting were not fully achieved. (In each case, 75% of the available units vested.)

Further, in response to feedback from stockholders regarding their concern that the previous PSU program vested based on an annual (“short-term oriented”) basis and allowed for “retesting”, the Compensation Committee approved a plan to transition all Executive Officers to PSU awards that have a three-year cliff vest (i.e., contingent upon the achievement of a three-year pre-tax earnings performance target, with no “catch-up” feature) by 2016. The transition plan is as follows:

•	immediate transition of CEO long-term incentive grants to performance share units (PSUs) with three-year cliff vesting;

•

two-year transition of other NEOs with a combination of PSUs with three-year cliff vesting and Restricted Stock Units with three-year graded vesting (“Transition” RSUs). After two years (in 2016), all NEOs will receive their long-term incentive awards entirely as PSUs with three-year cliff vesting; and

•	none of these PSUs are subject to “retesting.”

(See details under Long-Term Incentives Approach section).

d.   Governance Practices

Sotheby’s has robust compensation governance practices to help ensure appropriate pay practices and mitigate undue risk. These include:

•	the Compensation Committee (referred to as the “Committee” in this CD&A section of the proxy statement) is made up entirely of independent directors;

•	an annual risk assessment is performed by the Committee of all incentive programs;

•	Sotheby’s does not provide change in control excise tax reimbursement or tax gross-ups to NEOs;

•	Sotheby’s does not pay dividends with respect to unvested PSUs. Dividends with respect to unvested PSUs accrue, but are payable only to the extent that PSUs vest;

•	directors, NEOs and other executives have stock ownership and holding requirements;

•	the Committee retains an independent compensation consultant, Semler Brossy, that works exclusively for the Committee and does not perform any other work for the Company; and

•	Sotheby’s prohibits any hedging transactions or short-sales involving Company stock.

II.   USE OF PEER GROUP INFORMATION

The Committee places emphasis on a number of qualitative performance factors in making NEO compensation decisions. To set NEO target compensation in 2013 and in prior years, the Committee considered the following performance factors:

•	Historical performance by the individual

•	The individual’s projected contributions to Sotheby’s future growth

•	Leadership skills and overall reputation within the Company and in the global art market

The Committee checks compensation decisions against the following:

•	Aggregate costs, measured by incentive compensation as a percent of EBITDA (before the cost of incentive compensation)

•	Total compensation and benefits costs as a percent of revenue

(See details under Process for Funding, Allocating, and Determining Incentive Awards included in the Incentive Compensation Program section).

The Committee also periodically references general market data in addition to data from industries relevant to Sotheby’s market for talent, including luxury goods manufacturers/purveyors, and human-capital-intensive industries, including professional services, asset management firms, and private equity firms. This helps the Committee become comfortable that:

•	Total compensation costs are reasonable relative to Sotheby’s cost and business structure.

•	Individual NEO pay levels are set within a reasonable range of market practices.

•	Pay plan design reflects current best practice.

The Committee understands that most companies consider pay levels at comparably-sized peer companies when setting NEO compensation levels. Knowing this practice, the Committee has attempted to develop a peer group, engaging several compensation consultants (including its current outside consultant) over many years to develop an appropriate group, taking into account the Company’s business characteristics and market for talent. However, the Committee has come to the conclusion that Sotheby’s has no public company comparable peers.

•

The Company participates in the highly competitive and specialized global art market in which all of its significant direct business and talent competitors, including the Company’s largest competitor, Christie’s, Inc. (“Christie’s”), are private and thus, do not disclose executive compensation data.

•

Any competitive benchmarking of publicly available data requires triangulation using several data points. These data points include luxury goods manufacturers/purveyors, professional services companies, asset management firms, private equity firms, and general industry. Each of these is relevant to aspects of Sotheby’s market for talent, but none appropriately reflects it.

Therefore, the Committee has elected not to adopt a formal peer group.

The Committee believes that difficulty constructing a peer group also is evident in peer groups some outside analysts have used to benchmark Sotheby’s CEO pay. The Committee recognizes that the premier U.S. proxy advisory organizations, Institutional Shareholder Services (ISS) and Glass Lewis, each determine their own peer groups based on their respective methodologies. With the assistance of Semler Brossy, its compensation consultant, the Committee reviewed the peer groups of these proxy advisory services firms and noted the following:

•

None of the companies in these peer groups have the full combination of key organizational characteristics unique to Sotheby’s (as listed below). Most have only one or two of the defining characteristics:

•	Luxury Branding

•	Global Complexity

•	Scarcity of Product

•	Revenue Highly Concentrated in Relation to a Very Small Number of Clients

•	Lack of Public Company Business Competitors

•	Unrivaled and Exclusive Talent

•	Relentless Client Focus and Long-Term Client Development

•

Sotheby’s operating income as a percent of revenue is extremely favorable when compared to each peer group, highlighting the difference in Sotheby’s business model relative to these companies. (See Appendix A.)

•	Sotheby’s CEO compensation as a percent of operating income ranked below the median within each peer group, despite Sotheby’s stronger financial performance. (See Appendix A).

III.   COMMENT ON METRICS

Incentive plan targets for both annual and long-term incentives are linked to the Sotheby’s annual operating plan, which is approved by the Board. In response to feedback from stockholders that Sotheby’s provides limited information on metrics, performance levels, and incentive rationale, the Committee has chosen to expand the Company’s disclosure regarding the Committee’s framework for determining the incentive pool, how the pool is allocated, and how individual awards are determined for NEOs. (See Incentive Compensation Program below.)

The Compensation Committee continues to believe that Sotheby’s stockholders are better served by not disclosing specific historic or prospective financial targets, since Sotheby’s largest competitor, Christie’s, which is a privately-held, non-public company, and other privately-held direct competitors would then have valuable insight into Sotheby’s revenue and margin expectations, creating potential significant competitive harm to the Company and its stockholders.

In addition, in determining to maintain the confidentiality of financial targets to avoid competitive harm, the Committee has considered the materiality of these targets to investors as required by SEC rules. As details of the Board-approved annual operating plan (which provides the basis for these targets) have never been disclosed to the investing public, investors have not used that information in making investment decisions, and the failure to disclose these financial targets does not deprive current investors of material information necessary to decide whether to buy, sell or hold Sotheby’s securities.

IV.   OBJECTIVES RELATING TO NEO COMPENSATION

The Compensation Committee seeks to maintain Sotheby’s competitive position by enabling the Company to attract and retain key talent in the unique global business of fine art auctioneer, while concentrating a majority of NEO compensation in performance-based cash and equity programs that align NEO interests with those of Company stockholders. It is the intent of the Committee in these program elements to provide incentives for Company leadership to meet and exceed high individual and corporate performance standards both annually and in the longer term, without encouraging excessive risk-taking. (See discussion under “Corporate Governance; Board Committees; Compensation Committee—Compensation Policies and Programs Risk”, above.)

The Committee’s key objectives for NEO compensation are described below. In setting these objectives for NEO compensation, the Company has considered the results of the 2013 Say on Pay vote by its stockholders.

NEO Compensation Key Objectives	Description

Pay Variable with Performance

NEOs should have an incentive to exceed annual individual and company performance goals, but also be motivated to work for the long-term success of the business. To this end, Sotheby’s emphasizes variable pay for both the near and the longer-term, basing a significant portion of total compensation on the achievement of individual and company results both annually and over the longer term.

The Committee further emphasizes variable pay for performance by awarding equity compensation in the form of performance share units (PSUs). PSUs require achievement of both performance and service criteria for vesting. (For more detail regarding the PSU program, see the “Long-Term Incentives Approach” section below.)

By prioritizing variable pay as a percentage of total compensation, Sotheby’s better aligns executive compensation with value delivered to its stockholders. This approach limits fixed costs and also results in higher pay occurring in periods when merited by improved performance, contributing to financial stability for the Company. This is especially important because of the cyclical nature of the global art market.

Alignment of Executives and Stockholders	Equity compensation is a significant portion of overall NEO incentive compensation. The Committee intends to make such equity compensation for NEOs entirely in the form of performance-based equity awards (PSUs), in order to strengthen the alignment of interests between executives and stockholders. (For more information regarding the PSU program, please refer to the “Long-Term Incentive Approach” section below).

Retentive Features of Incentive Pay Programs	Sotheby’s incentive programs promote retention of high performing executives. A mix of compensation opportunities that includes performance-based short-term and long-term incentives tied to measurable results, as well as requiring a period of service as a condition to vesting, is important to motivate, reward and retain executive talent. The specialized nature of Sotheby’s business and the challenge of attracting appropriate executives with the requisite skills increase the importance of retention.

Affordability of Compensation	The Committee has worked with Semler Brossy to identify the most appropriate financial metrics to ensure that total compensation does not exceed what the Company can reasonably afford. Sotheby’s regularly measures its total compensation for all employees against a variety of financial metrics, including EBITDA. These metrics are used to determine the size of the incentive compensation pool that funds both annual bonus and long-term incentive grants. Additionally, the Committee reviews the overall Company compensation-to-revenue ratio against a range previously established by the Committee in order to assess whether there is an appropriate level of total Company compensation cost for the year. (For a discussion of how the Company calculates EBITDA, see “Supplemental Financial Information” at the end of this proxy statement.)

The above objectives are not necessarily weighted equally, although the Committee emphasizes pay-for-performance as a guiding principle. Individual awards are determined through a review of individual performance against the entirety of these objectives, as discussed under Individual NEO Performance Assessments and Incentive Awards below. The Committee continues to review its philosophy and believes it is important for this philosophy to evolve as a part of good governance practice to reflect the development of the Company’s business over time.

V.   ELEMENTS OF NEO COMPENSATION AND THE DECISION-MAKING PROCESS

Sotheby’s compensation package for NEOs consists of six basic elements outlined in the following table. Many of the programs in which the NEOs participate are also open to a broader range of employees.

Element	Fixed vs. Variable	Purpose and Description
Base Salary	Fixed: increases are based on level of responsibility, experience and individual performance.	Provide base-line compensation reflecting job responsibilities and experience.
Annual Performance-Based Bonus	Variable: bonus payments vary widely from year to year based on Company and individual performance.	Reward individual performance and create alignment with business strategy and operating performance.
Long- Term Incentives (LTI)	Variable: value of PSUs varies widely based on Company and stock price performance. Value of “Transition” RSUs varies based on stock price performance.	Drive long-term strategic focus and provide opportunities for ownership and financial rewards to promote decision-making consistent with the goals of the Company and stockholders.
Broad-Based Benefits	Fixed: benefits provide a value that can increase based on actual usage.	Offer health program and other coverage to support well-being and healthy lifestyles; contribution to medical, dental and vision coverage; life, short-term and long-term disability and accident insurance; paid vacation.

Retirement Benefits	Variable: some variation in value based on Company performance (profit sharing) and individual performance (annual performance-based bonus matching contribution for broad-based U.S. 401(k) plan and supplemental U.S. Deferred Compensation Plan).	Support retirement savings; Company contributions to applicable U.S. 401(k) plan, Hong Kong Provident Scheme, and supplemental U.S. Deferred Compensation Plan.
Perquisites	Fixed.	Provide comprehensive and competitive pay packages; Payments for car allowances; club membership dues; financial planning services; and executive life insurance premiums.

a.   Mix of Compensation Elements

The Committee works with management to create an effective mix of compensation elements and potential outcomes for the NEOs. The compensation mix emphasizes variable pay, as shown in these charts:

All amounts in the charts above use 2013 targeted pay (excludes William Sheridan, former CFO and includes full year targeted pay for Patrick McClymont, new CFO).

For the CEO, fixed pay consists of base salary (12% of total target pay), and perquisites (1%); variable pay consists of cash bonus (25% of total target pay) and PSUs (62% of total target pay). The CEO’s base salary is purposely kept low. For other NEOs, fixed pay (38%) consists of base salary and perquisites; variable pay (62%) consists of an assumed cash component of each NEO’s total incentive target and a mix of PSUs and RSUs in 2014 and 2015, transitioning solely to PSUs in 2016.

b.   Base Salary

Each NEO receives a base salary to provide predictable income to the executive. The Committee sets NEO base salaries based on levels of responsibility and historical individual performance as well as expected future potential, all of which have subjective aspects.

No NEOs received base salary increases in 2011, 2012, or 2013. If the Committee determines that an increase in total target compensation is warranted, the Committee favors increasing the weighting of variable compensation as a percentage of total target compensation.

c.   Incentive Compensation Program

In response to feedback from stockholders, the Committee has chosen to expand the Company’s disclosure on the Committee’s framework for determining the incentive pool, how the pool is allocated, and how individual awards are determined for NEOs. That disclosure is presented below.

The Committee maintains its perspective that disclosing certain performance goals would cause serious competitive harm to Sotheby’s, specifically the individual financial targets and the PSU performance targets, both of which are related to the Company’s confidential strategic and operating plans. The Committee continues to believe that Sotheby’s stockholders are better served by not disclosing this information, particularly with respect to Sotheby’s largest competitor, which is a privately held, non-public company.

Process for Funding, Allocating, and Determining Incentive Awards

More than 85% of Company employees receive annual cash bonuses or annual cash bonuses and long-term incentive awards. As part of the annual performance assessment process for determining incentive awards, the Committee uses a quantitative framework to establish the incentive compensation pool to fund annual cash bonuses and long-term incentive awards to NEOs and to other eligible employees as follows:

1.	Incentive Pool Established as Percent of EBITDA—The ultimate size of the incentive compensation pool falls within a pre-established percentage range (17.5% to 20.5%) of the Company’s adjusted EBITDA (adjusted to exclude the cost of incentive compensation). The Committee considers EBITDA an especially fair measure of performance as it is not impacted by frequently volatile income tax rates that can shift dramatically due to the multi-national sources of Sotheby’s financial results. The Committee uses its judgment to determine where within the 17.5% to 20.5% range to establish the actual pool by considering various qualitative factors, such as how well management drove and optimized results in the overall market and economic environment during the year, as well as achievement of specific elements of the Company’s confidential multi-year strategic and operating plans (for more detail see 2013 Company Performance in the Executive Summary).

2.

Incentive Pool Adjusted by the “Client Multiplier”—The incentive pool may be further adjusted by the Committee, within a pre-determined percentage range (plus or minus 15%), based on a number of additional measureable client-centric factors, as well as leadership in furthering the mandate to develop a more client-focused culture, consistent with the Company’s strategic focus (the “Client Multiplier”) (for more detail see 2013 Company Performance in the Executive Summary).

3.	Final Incentive Pool Tested for Reasonableness—As an additional control, the Committee then reviews the overall Company compensation-to-revenue ratio (i.e., total compensation and benefits to total operating revenues) against a range previously established by the Committee in order to assess whether there is an appropriate level of total Company compensation cost for the year (29% to 39%).

This process and its results for 2013, 2012, and 2011 are shown below:

	Incentive Pool	Pool Adjustment Multiplier	Test for Reasonableness
Fiscal Year	EBITDA Sharing % (% of Adjusted EBITDA)(1)	“Client Multiplier”	Compensation and Benefits Cost (% of Revenue)
2013	19.2%	12.5%	34.8%
2012	19.0%	12.0%	35.6%
2011	20.1%	12.0%	32.3%

(1)	EBITDA is adjusted to exclude the cost of incentive compensation.

4.	Allocation of Incentive Pool to Operating Regions, Specialist Departments (auction departments), and Corporate Departments (non-auction departments)—Once the incentive pool is established, allocation of the pool to operating regions and departments is determined based on a quantitative assessment of year-over-year financial performance, current year performance versus plan, and the relative contribution of each group’s financial performance to overall current year financial results. Management’s recommended allocations are reviewed by the Committee. Allocations to Corporate Departments are determined in consideration of the overall average funding level for the Company.

5.	Determination of Individual Awards for NEOs—Under the Incentive Compensation Program, each NEO has an individual incentive target opportunity consisting of both an annual cash and long-term incentive component as follows:

•	The CEO has a specific annual cash target and a long-term incentive award range (for more detail see Employment and Related Agreements section).

•

Other NEOs have individual total incentive target opportunities. Each year, the Committee determines the allocation of annual cash and the value of long-term incentives as a percent of the total incentive target opportunity. Generally, the practice has been to pay 55% of the incentive award as cash and 45% as equity. (See details under Long-Term Incentives Approach section.)

The Committee determines individual NEO awards as follows:

•

For NEOs, as a starting point, the Committee first considers the overall Company average funding level as a percent of target (funded incentive pool divided by total of incentive targets), or as applicable, the respective operating region funding level as a percent of target (as is the case for Mr. Ching).

•

The Committee then adjusts each individual NEO award based on a thorough review of each NEO’s individual contributions. Generally, individual awards can range from 0% to 200% of the target award (for more detail, see “Establishment of NEO Goals” and “Individual NEO Performance Assessments and Incentive Awards” sections below).

Establishment of NEO Goals

At the beginning of each year, NEOs participate in establishing individual financial and non-financial goals for the upcoming year. The Committee approves the CEO’s goals. Goals for Messrs. Sheridan (Mr. McClymont for 2014), Vinciguerra, and Zuckerman are agreed with and approved by the CEO; goals for Mr. Ching are agreed with his supervisor (Mr. Vinciguerra, the COO), and are approved by the CEO.

NEO goals may relate to improving the Company’s internal capabilities and processes, furthering the Company’s client-focused strategy, developing specific client relationships, or developing staff. In 2013, individual goals for Messrs. Ruprecht, Vinciguerra, Sheridan, and Ching included specific confidential financial targets. For all of the NEOs, individual goals included other non-financial objectives relating to the categories referenced above that, if disclosed, would also be competitively harmful to the Company.

Achievement of the objectives and initiatives outlined in Sotheby’s confidential annual operating plan is itself a performance goal that is shared collectively by all members of senior management. As mentioned previously, it is not used as a formulaic measure in determining individual NEO pay. Operating plan objectives consist of goals related to auction sales turnover, revenue margins, cost containment, and profitability growth.

Individual NEO Performance Assessments and Incentive Awards

At year end, the CEO (and NEO’s supervisor, if applicable) assess whether the agreed goals have been achieved, along with the NEO’s additional accomplishments and contributions in addressing unanticipated challenges and opportunities throughout the year. For the CEO, the Committee performs this assessment.

The CEO and Executive Vice President of Human Resources prepare a written report concerning each NEO’s performance and recommended incentive awards, which is submitted to the Committee for review. These reports also include confidential assessments of each NEO’s performance against the Company’s confidential multi-year strategic initiatives. For the CFO, COO and other Corporate NEOs, specific reference is made to the

Company’s overall financial performance in comparison to the confidential annual operating plan and prior year operating results. For Mr. Ching (CEO, Sotheby’s Asia), specific reference is made to his respective region’s financial performance, in comparison to regional plan and prior year performance, and relative to the financial performance of the other regions (i.e., Americas and Europe).

The Committee discusses each NEO’s performance, asking questions of the CEO and Executive Vice President of Human Resources when necessary. Along with overall Company financial performance and regional financial performance, as applicable, the Committee uses the written NEO performance review to guide its determination of individual NEO incentive compensation awards. In addition, Mr. Ruprecht provides his annual performance self-assessment to the Committee, which also assists the Committee in evaluating his performance.

In determining the incentive compensation for NEOs, the Committee considers the overall Company average payout as a percent of target, as provided through the incentive pool funding level, as a starting point for each individual NEO award, or in the case of Mr. Ching, the percent of target determined for the Asia Region. The Committee then considers individual operational, strategic, and leadership performance, amongst other factors, to establish the final award level for each NEO. The Committee uses its subjective judgment to determine the amount of each award, if any. The amount and type of incentive compensation paid to each NEO is not derived formulaically.

Sotheby’s had a profitable 2013, reporting a 20% net income improvement over 2012 (as described in the Executive Summary above). Accordingly, NEO incentive compensation awarded in respect to 2013 performance increased 18% from the prior year.

In 2013, the NEOs were successful in achieving individual non-financial goals relating to improving the Company’s internal capabilities and processes, furthering Sotheby’s client-focused strategy, developing specific client relationships, focusing on new markets, or developing staff, some of which are summarized below in the discussion of the elements of individual performance considered by the Compensation Committee in making awards to each NEO:

•	William F. Ruprecht—Chairman & CEO

Under the leadership of Mr. Ruprecht, in 2013, revenues increased 11% over 2012, net income increased 20%, and operating margins stabilized. Sotheby’s total stockholder return ended the year near historic highs and has exceeded the S&P Midcap Index over the one, five and ten year periods. (Appendices B-i and B-ii show the specific financial performance information, which the Committee has used for the past three years when determining Mr. Ruprecht’s incentive awards, including for 2013.)

In 2013, Mr. Ruprecht recruited elite leadership talent to Sotheby’s, including a new Chief Marketing Officer with extensive global brand experience, and a new Chief Financial Officer, a former partner and managing director in the Investment Banking Division at Goldman Sachs, & Co. Mr. Ruprecht successfully shepherded these and other important senior management transitions, while retaining key expertise in critical collecting categories. At the same time, he oversaw expansion of the Company’s S|2 private sale Contemporary Art galleries, the continued growth of Sotheby’s Financial Services, and initiatives emphasizing professional development and internal communications across the organization aimed at improving employee engagement and retention.

Mr. Ruprecht made substantial achievements with respect to his individual strategic goals, strengthening Sotheby’s relationships with major clients, as reflected in increased transactional performance and income. Under his leadership, Company management reengineered the online client experience with a new website and responsive design for all mobile devices and enacted tangible improvements to post-sale client services. His leadership kept the Company focused on the needs of its clients, its sales and growth strategy, and its commitment to delivering value to stockholders.

For 2013 performance, the Committee awarded Mr. Ruprecht an annual cash award that equaled the overall Company average payout as percent of target. He was also awarded the minimum long-term incentive grant value under his employment agreement.

•	Patrick McClymont—CFO

Patrick McClymont joined Sotheby’s as Chief Financial Officer in October 2013. Working with the Board, Mr. McClymont immediately initiated a thorough review of Sotheby’s capital allocation and financial policies, which included identifying potential strategies to return capital to stockholders. The capital allocation review continued throughout the fourth quarter of 2013 and was concluded in early 2014. The results of the capital allocation review, announced on January 29, 2014, included establishment of a capital structure and financial policy, the immediate return of excess liquidity to stockholders, establishment of a common stock repurchase program, and a commitment to an annual assessment of the Company’s capital position and the return of any excess capital to stockholders. Mr. McClymont also led a review of Sotheby’s cost structure, identifying opportunities for cost savings in 2014 across various categories of expenses. Throughout these reviews, Mr. McClymont actively engaged in dialogue with Sotheby’s stockholders in order to solicit feedback and exchange ideas.

For 2013 performance, the Committee approved a prorated cash bonus award for Mr. McClymont that included a 19% premium above the overall Company average payout as percent of target in recognition of his successful work relating to the capital allocation and financial policy review as described above. Mr. McClymont also received a one-time $1.0 million contractual long-term incentive award in February 2014. Sixty percent of this award was made in the form of PSUs and 40% as Restricted Stock Units consistent with the awards to other NEOs.

•	Bruno Vinciguerra—COO

As Chief Operating Officer, Mr. Vinciguerra oversaw the entirety of the Company’s 2013 financial performance, with revenues increasing 11% over the prior year, net income increasing 20%, and operating margins stabilizing. In particular, Mr. Vinciguerra took a lead role in driving the profitability of the Company’s most critical global earnings contributors—Impressionist and Modern Art auctions, Contemporary Art auctions, private sales, and Sotheby’s Hong Kong auctions. (These elements accounted for 56% of Sotheby’s total operating revenues in 2013.) He drove results by actively guiding the management teams in these areas as well as managing the negotiation of deal terms on many of the most significant individual transactions.

During 2013, Mr. Vinciguerra developed a new three year strategic planning process which has already proven valuable in helping guide Sotheby’s long-term resource allocation decisions. Mr. Vinciguerra also invested significant time to recruit and integrate new leadership into several key senior leadership positions, including Managing Director—Europe, Chief Marketing Officer, and Worldwide Head of Private Sales. He is leading Sotheby’s efforts to further strengthen the global management of several key collecting categories and continues to mentor the next generation of business developers essential for Sotheby’s long-term success. In 2013, Mr. Vinciguerra initiated new programs for more rigorous transactional performance measurement and led confidential negotiations for possible new brand extension ventures.

For 2013 performance, the Committee approved a total incentive award for Mr. Vinciguerra that included a 16% premium above the overall Company average payout as percent of target in recognition of his excellent performance, with 55% paid as a cash award and 45% as equity (granted in February 2014).

•	Kevin Ching—CEO, Sotheby’s Asia

In 2013, the Company’s results in Asia were extremely strong, with Sotheby’s Asia operating income exceeding 2012 results by 84% and achieving the 2013 Asia Region Financial Plan. As CEO, Sotheby’s Asia, Mr. Ching was the sponsor of the greatest success in the history of the art market in Asia, as Sotheby’s series of auction sales in Hong Kong, in October, 2013, achieved the highest grand total ever by a global arts business operating in Asia (with a 105% sales increase over the prior year). At the same time, Mr. Ching was instrumental in positioning Sotheby’s for long-term success in Asia, particularly in China. Mr. Ching recruited highly experienced new staff in both Hong Kong and China and he strengthened the foundation for future growth on the mainland, with Sotheby’s holding two auction sales in Beijing, along with three private selling exhibitions. Further, Mr. Ching continued to successfully nurture many of the Company’s most significant client relationships across Asia.

In recognition of Mr. Ching’s contribution to the strong Asia Region financial results and his success in furthering his strategic objectives in 2013, the Committee approved a total incentive award consistent with the percentage payout used to fund all other officers in the Asian regional business, of which 55% was paid as a cash award and 45% as equity (granted in February 2014). By comparison, in 2012, Mr. Ching received a much lower percentage of his total incentive target, which reflected the 2012 performance of the Asia Region business unit.

•	Mitchell Zuckerman—EVP, Global Auctions Transactions

Mr. Zuckerman structured and negotiated many of Sotheby’s most complex and profitable auction and private sale transactions in 2013. His unique understanding of the business, coupled with his legal background, continued to be invaluable assets to the Company. In 2013, Mr. Zuckerman worked intensively on several $100+ million transactions in which his leadership was instrumental to the successful outcome.

Mr. Zuckerman is consistently relied upon by colleagues across the organization for his guidance on complicated deal structures and negotiating tactics. Again in 2013, Mr. Zuckerman spent significant time mentoring Sotheby’s next generation of senior deal makers.

For 2013 performance, the Committee approved a total incentive award for Mr. Zuckerman that included a 38% premium above the overall Company average payout as percent of target, with 55% paid as a cash award and 45% as equity (granted in February 2014).

•	William S. Sheridan—Former CFO

On September 20, 2013, Mr. Sheridan ceased to serve as CFO of the Company and effective December 31, 2013, he terminated employment. Pursuant to Company policy, since Mr. Sheridan was not an employee at the time 2013 incentive awards were paid, he received no incentive compensation with respect to 2013 performance.

To recognize the Company’s 2013 financial performance and the various non-financial achievements outlined above, the Committee made the cash and long-term incentive awards (granted in February 2014 in respect to 2013 performance) to the NEOs as detailed in the table below. (Please note: the long-term incentive awards granted in 2013 detailed in the Summary Compensation Table are in respect to 2012 performance.)

2013-Related Incentive Compensation Awarded in 2014

Name	Target Total Incentive Compensation ($) (1)		Actual Total Incentive Compensation ($) (1)		Components of Actual Total Incentive Compensation
					Cash Award ($)		Long-Term Incentive Award ($)
William F. Ruprecht	$4,900,000	(2)	$5,194,020		$1,694,000		$3,500,020
Bruno Vinciguerra	$1,400,000		$1,960,015		$1,078,000		$882,015
Patrick McClymont	$160,000	(3)	$230,000	(3)	$230,000	(3)	$0	(4)
Kevin Ching	$700,000		$1,260,058		$693,000		$567,058
Mitchell Zuckerman	$500,000		$835,059		$459,250		$375,809

(1)	Includes both annual cash and value of long-term incentives.

(2)	Includes specific annual cash target and contractual long-term incentive award (for more detail see Employment and Related Agreement section).

(3)	Reflects a pro-rated cash target and pay out based on commencement of employment in October 2013.

(4)	Excludes one-time $1.0 million contractual long-term award granted in February 2014.

d.         Long-Term Incentive Approach

As detailed above under the Incentive Compensation Program, the long-term incentive component of each NEO’s incentive award is determined through the annual performance assessment process. Long-term incentive awards are subject to several levels of performance risk:

•

First, the annual long-term incentive grant value of each NEO is subject to Company or Region performance (as applicable), as well as individual performance achievement. (See details under Process for Funding, Allocating, and Determining Incentive Awards included in the Incentive Compensation Program section.)

•	Long-term incentives are delivered as equity and therefore, the value awarded is subject to any increase or decrease in the price of the Company’s common stock.

•	In addition, historically the Company has made equity awards in the form of PSUs with vesting that is 100% contingent on Company financial performance.

As detailed in Section III, Comment on Metrics, the Company does not disclose financial targets.

Historical Performance Share Units (PSUs) Granted from 2010 to 2013

In 2010, the Committee adopted a PSU program that acknowledged the cyclical nature of the art market whereby expense coincided with affordability, since Sotheby’s financial results tend to vary considerably from period to period. The intent of the PSU program during this time frame was to emphasize the alignment of financial interests of NEOs and other senior staff with the promotion of sustained stockholder value and to achieve an effective balance with the shorter-term cash incentive component awarded as part of the Incentive Compensation Program process. The awards granted under the PSU program from 2010 to 2013 were structured as follows:

•

Awards vest based upon the level of achievement of a pre-tax earnings target (“Target”) over a four-year vesting period (i.e., if the annual target performance is achieved each year, then 25% of the units vest in March following the first, second, third, and fourth anniversary of the date of grant).

•

The Committee set the Target at the time of grant with reference to the Company’s confidential operating plan. The extent to which the Target is achieved determines how many units vest annually over the four-year performance period.

•	Vesting can occur at three levels of Target achievement for each vesting year:

•	100% vesting if the Target is achieved or exceeded

•	75% vesting if two-thirds of the Target is achieved

•	50% vesting if one-third of the Target is achieved

•	Dividends accrue with respect to unvested PSUs, but are only payable to the extent that PSUs vest.

•	In recognition of the historically high levels of art market volatility, the program includes “roll-over” / “catch-up” features for both PSUs and pre-tax earnings based on cumulative achievement:

•

If the Target is not fully achieved on a particular vesting date, unvested PSUs may still vest if the Target is exceeded on a future vesting date. A portion of unvested PSUs remaining at the end of the four-year vesting period may also vest, depending on the level of achievement of the cumulative four-year Target.

•	To the extent the Target is exceeded for a particular vesting date, the amount of excess pre-tax earnings will be credited towards Target achievement for future vesting dates.

Details regarding the historic vesting of PSU grants are as follows:

Year of PSU Grant	2011 Vest with Respect to 2010 Performance	2012 Vest with Respect to 2011 Performance	2013 Vest with Respect to 2012 Performance	2014 Vest with Respect to 2013 Performance
2010	100% (Year 1)	100% (Year 2)	100% (Year 3)	100% (Year 4)
2011	n/a	75% (Year 1)	75% (Year 2)	75% (Year 3)
2012	n/a	n/a	75% (Year 1)	75% (Year 2)
2013	n/a	n/a	n/a	75% (Year 1)

Performance Share Units (PSUs) and “Transition” Restricted Stock Units (RSUs) Granted in 2014

In response to feedback from stockholders regarding their concern that the previous PSU program vested based on an annual (“short-term oriented”) basis and allowed for “retesting”, the Compensation Committee approved a plan to transition all Executive Officers to PSU awards that have a three-year cliff vest (i.e., contingent upon the achievement of a three-year pre-tax earnings performance target with no “catch-up” feature) by 2016. The intent of this change in plan design is to continue to emphasize the alignment of financial interests of NEOs and other senior staff with the promotion of sustained stockholder value, while increasing the focus on delivering and rewarding longer-term performance. The transition plan is as follows:

•	The CEO has transitioned directly to the new PSUs with three-year cliff vesting effective with the grants awarded in February 2014.

•

For 2014 and 2015, other NEOs will receive 60% of their annual long-term incentive award as PSUs (with three-year cliff vesting) and 40% as RSUs that vest one-third (33%) in March following the first, second, and third anniversaries of the date of grant. Beginning in 2016, 100% of their annual long-term incentive awards will be granted as PSUs with three-year cliff vesting. The “transition” award of RSUs helps to balance the short-term transition of the annual vesting of the former PSU grants as these former grants wind down.

Transition Plan—All NEOs to 100% PSUs by 2016

Employee Level	2014	2015	2016 and Going Forward
CEO	100% PSUs	100% PSUs	100% PSUs
Other NEOs	60% PSUs/40% RSUs	60% PSUs/40% RSUs	100% PSUs

The awards granted under the PSU program commencing in 2014 are structured as follows:

•	The Committee sets a three-year cumulative pre-tax earnings target (Target) at the time of grant with reference to the Company’s confidential operating plan.

•

At the end of the three-year performance period, the percent achievement of the cumulative three-year Target will equal the percent of units that vest. PSUs have the potential to vest from 0% to 100% of the PSU award granted.

•	Vesting occurs in March following the completion of the three-year performance period.

•	The Company does not pay dividends on unvested PSUs. Dividends with respect to unvested PSUs accrue, but are only payable to the extent that PSUs vest.

The awards granted as “Transition” RSUs in 2014 are structured as follows:

•	RSUs vest one-third (33%) in March of each year following the first, second, and third anniversaries of the grant based on continued service.

•	Dividend equivalents will be paid in cash with respect to unvested RSUs as if the RSU holder were a stockholder of the shares underlying the unvested RSUs.

Timing of Equity Award Grants

Under the Incentive Compensation Program, equity awards are granted during the first quarter following the year for which the relevant performance period has been completed. (The equity awards granted in February 2014 are in respect to fiscal year 2013. All individual NEO equity awards granted in 2014 with respect to 2013 are detailed in the 2013-Related Incentive Compensation Paid in 2014 table above.)

Degree of Difficulty of 2014 Performance Targets

Historically, NEO incentive awards have demonstrated a high degree of variability when compared to the individual NEO targets, reflecting the Company’s pay-for-performance philosophy. Incentive awards made with respect to 2011, 2012, and 2013 performance ranged from 86% to 255% of individual NEO targets. Whether an NEO is likely to meet his individual financial and non-financial performance targets for 2014 is a complex assessment, resulting in part from the individually-tailored nature of the targets as well as the unpredictable business environment. And, as stated earlier, the Committee does not determine the actual awards, if any, by a specific formula tied to the target amounts. The Committee believes that each NEO will be required to fulfill substantially challenging individual performance goals for 2014 to receive 100% of his target incentive compensation.

(One indication of the stretch in targets is evidenced by only partial vesting of recent PSU awards.) These goals will require actions on the part of each NEO that will exceed the fulfillment of routine day-to-day job responsibilities, including the development of client related strategies, as well as management of Company-wide revenue, margin and cost containment targets. In the Committee’s view, these goals have been established at levels that will be very challenging to achieve, but with appropriate internal governance processes in place to mitigate undue risk taking.

As discussed in the Incentive Compensation Program section above, the Committee believes that disclosing the specific financial and non-financial goals would result in significant competitive harm to the Company.

e.         Broad-Based Benefits

The NEOs are eligible to participate in the health and welfare benefits generally made available by the Company to its regular full-time employees, such as medical, dental and vision coverage; life, short-term and long-term disability and accident insurance and paid vacation.

f.         Retirement Benefits

United States 401(k) Plan

The Sotheby’s, Inc. Retirement Savings Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees. Participants are provided a maximum matching Company contribution of up to 3% of eligible compensation. Also, participants receive Company profit sharing contributions to the 401(k) plan if the Committee, in its discretion, declares a profit sharing contribution for that year. As a result of the Company’s financial performance in 2013, the Committee approved a 2% profit share contribution; the Committee awarded a 2% profit share contribution in respect to 2012 and a 3% profit sharing contribution in respect to 2011 performance.

United States Deferred Compensation Plan

The United States-based NEOs and other U.S. senior staff may participate in the Sotheby’s Deferred Compensation Plan (see Non-Qualified Deferred Compensation Benefits table below). This plan allows participants for whom contributions to the 401(k) plan are limited by Internal Revenue Code regulations to defer annually a portion of their pre-tax income from the Company and the Company provides contributions on the same basis as for the 401(k) plan, as detailed above. The Deferred Compensation Plan provides participants with a broad menu of investment crediting options which track a portfolio of various deemed investment funds.

Hong Kong Provident Scheme

Mr. Ching, who works and resides in Hong Kong and is not eligible to participate in the United States retirement plans, participates in the Hong Kong Provident Scheme, a defined contribution plan that has similarities to a 401(k) plan.

A detailed description of the United States Deferred Compensation Plan and the Hong Kong Provident Scheme appear later in this proxy statement under “Pension Benefits.”

g.        Perquisites

In order to provide comprehensive and competitive compensation packages to its NEOs and other senior executives, the Company provides a limited number of perquisites to these individuals, including car allowances, club membership dues, financial planning services and executive life insurance premiums in addition to benefits available to all Sotheby’s full time employees. The Company considers these perquisites to be reasonable especially when considered in the context of total compensation delivered to executives relative to the performance of the business. In 2013, no gross-up payments were made to any NEO.

VI. OTHER ARRANGEMENTS, POLICIES AND PRACTICES RELATED TO SOTHEBY’S COMPENSATION PROGRAMS

a.        Outside Compensation Consultant Policy

Under its Charter, the Committee is empowered to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2013, the Committee continued to engage Semler Brossy as its independent executive compensation consultant. Semler Brossy reports directly to the Committee and not to management. Semler Brossy is independent from Sotheby’s, has not provided any services to Sotheby’s other than to the Committee, and receives compensation from Sotheby’s only for services provided to the Committee. The Committee assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that the work of Semler Brossy has not raised any conflict of interest.

Semler Brossy regularly provides the Committee with advice and information around key compensation decisions. In 2013, Semler Brossy also advised the Committee on compensation programs, severance and change in control arrangements, governance trends, stockholder outreach and risk management practices.

The Committee may draw on advice from other consultants from time to time to provide a second opinion or assist with special projects, if necessary, although it did not do so in 2013.

b.        Tax Treatment of NEO Compensation

The Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), regarding NEO Compensation. Section 162(m) generally prohibits the Company from deducting NEO compensation (other than for the CFO) exceeding $1.0 million unless the compensation is considered “performance based” within the meaning of Section 162(m). Only compensation that is paid as a result of achieving objective performance criteria qualifies as “performance-based” compensation within the meaning of Section 162(m).

Under the Incentive Program, cash bonuses and equity awards for NEOs and other executive officers may be made under the Company’s Executive Bonus Plan, which provides objective performance criteria intended to allow the compensation to qualify for deductibility under Section 162(m).

Under the 162(m) plan, eligibility for tax-deductibility under Section 162(m) is determined with reference to a single financial threshold established annually by the Committee, at the beginning of the year. For 2013, that threshold was established as $100 million of EBITDA, adjusted to exclude any restructuring charges recorded pursuant to U.S. GAAP accounting. Apart from determining objectively whether the pay for NEOs is eligible for tax-deductibility under Section 162(m), this 162(m) plan target has no other applicability to compensation decisions. Accordingly, the Company sees no competitive harm in disclosing this EBITDA target. The Committee established a $3.8 million individual maximum award payable under the 162(m) plan that was approved by stockholders on May 8, 2012. The Compensation Committee may adjust this amount down from year to year. For 2013, the Committee set an individual award maximum of $3.8 million.

In 2013, the performance threshold established by the Committee was significantly exceeded. The Committee nevertheless used downward discretion to lower the awards to Mr. Ruprecht. The Committee awarded Mr. Ruprecht a $1.694 million cash payment and no PSUs under the 162 (m) plan (his $3.5 million minimum contractual PSU award is outside the 162(m) plan). For the other NEOs, the Committee used downward discretion under the 162(m) plan to lower the cash and equity incentive awards from the 2013 $3.8 million maximum award, to levels that are consistent with the level of awards under the company-wide Incentive Program and each NEO’s individual goal achievements. Accordingly, Mr. Ruprecht’s cash incentive compensation award and the other NEOs’ cash and equity incentive compensation awards under the 162(m) plan qualified for tax treatment under Section 162(m), as applicable. These awards are shown in the 2013-Related Incentive Compensation Paid in 2014 Table under the Incentive Compensation Program section above.

The NEOs would not have qualified for or received payment under the 162(m) plan with respect to 2013 performance if the Company had not achieved the $100 million EBITDA threshold. No performance targets other than EBITDA were used to determine whether payments would be available under the 162(m) plan with respect to 2013 performance.

2014 162(m) Deductibility

The Company’s Executive Bonus Plan was first approved by the stockholders at the 2007 Annual Meeting of Stockholders. In order for awards under the Executive Bonus Plan to be eligible for deductibility under Section 162(m), the Executive Bonus Plan must be reapproved by the stockholders at least every five years, and it was reapproved at the 2012 Annual Meeting of Stockholders.

For 2014, the Committee again established a minimum $100 million consolidated EBITDA (adjusted to exclude any restructuring charges recorded pursuant to U.S. GAAP accounting) performance threshold under the 162(m) plan. Assuming the minimum performance threshold is met, each individual will be eligible for an award of up to $3.8 million; however, the Committee will exercise its downward discretion under the 162(m) plan so that the amounts of actual awards under the 162(m) plan are consistent with the level of awards under the Company-wide Incentive Program.

Apart from determining objectively whether the pay for NEOs is eligible for tax-deductibility under Section 162(m), the 162(m) plan target has no other applicability. Accordingly, the Company sees no competitive harm in disclosing the 2014 EBITDA target.

c.        Employment Agreements and Change in Control Payments

The Committee believes that it is beneficial to have employment or severance arrangements with the CEO and other NEOs in order to provide appropriate focus and financial security for these executives and that entering into these arrangements from time to time is necessary as an inducement to attract and retain senior executives.

CEO

In 2010, the Company entered into a new agreement with a four-year term, and annual one-year extensions thereafter. In the Committee’s view, Sotheby’s has been very fortunate to have Mr. Ruprecht’s leadership as CEO over the past 14 years, through a variety of business conditions, recently positioning the Company to take full advantage of the art market recovery and the future strategic opportunities outlined in the Executive Summary above.

This agreement is consistent with the Committee’s objectives to:

•

Provide the opportunity to earn compensation commensurate with the geographic and cultural complexities of his role, and in recognition of Mr. Ruprecht’s tenure and sustained performance through both good and difficult times—but only deliver value to him through sustained performance;

•	Ensure consistency with the pay structure of other Company executives; and

•	Be responsive to current stockholder issues related to executive employment contracts.

The principal terms of Mr. Ruprecht’s employment agreement are described in the Employment and Related Agreements section below.

Other NEOs

Messrs. Ching, McClymont, Sheridan (through December 31, 2013), Vinciguerra and Zuckerman have severance agreements with the Company. None of these agreements includes guaranteed cash incentives or equity awards or tax gross-up provisions as described more fully in the Employment and Related Agreements section below.

All NEOs, along with all other Restricted Stock Unit Plan and Stock Option Plan participants, are entitled to the acceleration of service vesting restricted stock units and stock options upon a change in control of the Company. The Committee retains discretion in respect to acceleration of performance-based vesting of PSU awards upon a change in control of the Company.

d.        Stock Ownership Policy

The Company’s stock ownership policy, established in 2007, requires senior executives to retain 50% of stock awards (net of tax withholding) until a specified target number of shares are accumulated. Target ownership requirements vary depending on position, salary and equity award participation levels. The Company monitors compliance for all executive officers, including NEOs, and failure to comply could jeopardize an executive’s right to receive future equity awards. All NEOs are in compliance with this policy.

In 2013, the Committee increased the COO’s target ownership requirement from 30,000 to 50,000 based on a competitive review of stock ownership practices and recognizing the importance of alignment of stockholder and executive interests at the most senior leadership levels.

The current target ownership requirements are as follows:

Position Level	Target Ownership Requirement (# of Shares)
CEO	120,000
COO	50,000
All Other NEOs	30,000

e.        Hedging Policy

The Sotheby’s internal Policy on Trading in Sotheby’s Securities, which applies to every employee and Director of the Company, provides that no employee or Director may (i) engage in any transaction in publicly traded options on Sotheby’s common stock or any other transaction to hedge a position in Sotheby’s securities; or (ii) sell Sotheby’s common stock “short”, except as part of a “cashless” or other exercise of stock options granted by Sotheby’s.

f.        Compensation Clawbacks

Under the Incentive Program, the Company may recoup, or refuse to pay, any cash or equity incentive based compensation paid or payable to an employee in the event of a restatement of the Company’s financial statements pursuant to applicable law or regulation or Company policy adopted consistent with applicable law or regulation. The Company is awaiting the anticipated adoption of laws or regulations regarding clawbacks and will adopt a formal written policy at that time.

Compensation Discussion and Analysis-Appendix A

2012 Peers Identified

By Proxy Advisory Organizations

Company	2012 Revenue	2012 Operating Income	Operating Income as a % of Revenue	CEO Total Comp as a % of OI	NEO Total Comp as a % of OI	NEO & CEO Total Comp as a % of OI
Sotheby's	$768,492,004	$214,419,000	27.9%	2.9%	3.0%	5.9%
2012 ISS Peers
Weight Watchers	$1,826,812,000	$510,805,000	28.0%	0.9%	1.0%	1.9%
Hillenbrand	$983,200,000	$167,300,000	17.0%	2.6%	3.6%	6.2%
IHS, Inc.	$1,529,869,000	$245,073,000	16.0%	2.1%	5.6%	7.7%
Revlon, Inc.	$1,427,700,000	$221,700,000	15.5%	1.5%	3.3%	4.8%
Stewart Enterprises, Inc.	$516,097,000	$81,161,000	15.7%	3.7%	8.0%	11.6%
Ascent Capital Group, Inc.	$344,953,000	$49,901,000	14.5%	35.5%	5.1%	40.6%
Huron Consulting Group*	$681,725,000	$93,465,000	13.7%	2.1%	2.7%	4.8%
Hibbett Sports, Inc.	$732,645,000	$93,531,000	12.8%	1.3%	4.3%	5.6%
Inter Parfums, Inc.	$654,117,000	$81,387,000	12.4%	0.6%	3.9%	4.5%
Matthews Intl.	$900,317,000	$93,577,000	10.4%	2.9%	3.5%	6.4%
Steiner Leisure Limited	$811,481,000	$65,772,000	8.1%	5.7%	9.2%	15.0%
Arctic Cat, Inc.	$585,268,000	$45,890,000	7.8%	4.0%	6.1%	10.1%
CBIZ, Inc.	$766,094,000	$55,477,000	7.2%	4.0%	7.8%	11.8%
ICF International, Inc.	$937,133,000	$65,620,000	7.0%	3.6%	5.3%	8.9%
The Advisory Board	$370,345,000	$30,058,000	8.1%	10.7%	18.1%	28.8%
West Marine, Inc.	$675,251,000	$25,269,000	3.7%	6.4%	10.2%	16.6%
Corporate Executive Board*	$622,654,000	$109,559,000	17.6%	2.6%	4.1%	6.7%
FTI Consulting, Inc.*	$1,576,871,000	$195,916,000	12.4%	4.6%	5.1%	9.7%
Navigant Consulting Inc.*	$844,641,000	$84,923,000	10.1%	3.3%	6.0%	9.3%
Steinway Musical Instruments*	$353,717,000	$29,566,000	8.4%	5.2%	12.4%	17.7%
Elizabeth Arden	$1,237,882,000	$98,345,000	7.9%	3.7%	5.1%	8.8%
Resources Connection	$571,763,000	$39,152,000	6.8%	4.5%	6.9%	11.4%
Callaway Golf Company	$834,065,000	($81,812,000)	-9.8%	-5.4%	-4.4%	-9.8%
Median:	$766,094,000	$81,387,000	10.4%	3.6%	5.1%	8.9%
2012 Glass Lewis Peers
Huron Consulting Group*.	$681,725,000	$93,465,000	13.7%	2.1%	2.7%	4.8%
Korn Ferry International	$826,759,000	$85,995,000	10.4%	3.3%	6.6%	9.9%
Abercrombie & Fitch.	$4,158,058,000	$304,120,000	7.3%	2.7%	5.5%	8.2%
FranklinCovey Co	$170,456,000	$17,580,000	10.3%	12.3%	19.9%	32.1%
Resources Connection	$571,763,000	$39,152,000	6.8%	4.5%	6.9%	11.4%
FTI Consulting, Inc.*	$1,576,871,000	$195,916,000	12.4%	4.6%	5.1%	9.7%
Heidrick & Stuggles.	$465,081,000	$20,449,000	4.4%	9.9%	11.4%	21.4%
CRA International	$270,390,000	$20,284,000	7.5%	3.7%	11.1%	14.8%
Tiffany & Co.	$3,642,937,000	$760,994,000	20.9%	1.2%	3.1%	4.3%
Navigant Consulting Inc.*	$844,641,000	$84,923,000	10.1%	3.3%	6.0%	9.3%
Corporate Executive Board*	$622,654,000	$109,559,000	17.6%	2.6%	4.1%	6.7%
SAKs Inc.	$3,013,593,000	$158,450,000	5.3%	4.5%	4.8%	9.3%
Coach, Inc.	$4,763,180,000	$1,517,270,000	31.9%	0.8%	2.4%	3.3%
Steinway Musical Instruments*	$353,717,000	$29,566,000	8.4%	5.2%	12.4%	17.7%
Median:	$754,242,000	$89,730,000	10.2%	3.5%	5.8%	9.5%

*	Companies that are in both the ISS peer group and the Glass Lewis peer group.

Source of financial measures: FactSet

Source of compensation information: Equilar

Compensation Discussion and Analysis-Appendix B-i

CEO Performance Metrics Summary ($ in millions)

Revenue
										Average		CAGR
	2006	2007	2008	2009		2010	2011	2012	2013	2-year	3-year	1-year	3-year
Revenue	$665	$918	$692		$485	$774	$832	$768	$854	$811	$818	11%	3%
Year-Over-Year Change		38%	-25%		-30%	60%	7%	-8%	11%

EBITDA Margin*
		2007	2008	2009		2010	2011	2012	2013
EBITDA Margin		35%	15%		16%	37%	35%	29%	29%
Year-Over-Year Change[1]		0%	-20%		1%	21%	-2%	-6%	0%

[1] Reflects arithmetic difference from prior year, rather than rate of change. 2012 does not exclude $15 million ($8 million after taxes) loss on bond redemption.
Net Income
										Cumulative
		2007	2008	2009		2010	2011	2012	2013	2-year	3-year
Net Income		$213	$28	-$	7	$161	$171	$108	$130	$238	$409
Year-Over-Year Change		99%	-87%		NA [1]	NA [1]	6%	-37%	20%

[1] Percent change not calculable due to the net loss in 2009. 2012 does not exclude $15 million ($8 million after taxes) loss on bond redemption.
*	For a discussion of how the Company calculates EBITDA Margin, see “Supplemental Financial Information” at the end of this Proxy Statement.

Compensation Discussion and Analysis-Appendix B-ii

CEO Performance Graph

	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13
Sotheby’s	$100.00	$259.70	$523.31	$333.88	$399.62	$635.05
S&P MidCap 400	$100.00	$137.37	$173.98	$170.98	$201.53	$269.09

Summary Compensation Table

The following table sets forth all compensation of the CEO, the Chief Financial Officer, who is the Company’s principal financial officer, each of the other three most highly compensated executive officers and the Company’s former principal financial officer (collectively, the “Named Executive Officers” or “NEOs” and, individually, a “Named Executive Officer” or “NEO”) of the Company during 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
William F. Ruprecht	2013	$700,000	$0		$3,424,350	$1,694,000	$224,780	$6,043,130
President and	2012	$700,000	$0		$4,117,440	$1,200,000	$282,959	$6,300,399
Chief Executive Officer	2011	$700,000	$0		$4,201,674	$1,900,000	$230,056	$7,031,730

Patrick S. McClymont	2013	$141,154	$325,000	(5)	$0	$230,000	$34,631	$730,785
Executive Vice President
and Chief Financial Officer (4)

Bruno Vinciguerra	2013	$550,000	$0		$836,550	$1,078,000	$104,274	$2,568,824
Executive Vice President	2012	$550,000	$0		$980,352	$1,045,000	$151,413	$2,726,765
and Chief Operating Officer	2011	$550,000	$0		$790,890	$1,200,000	$112,675	$2,653,595

Kevin Ching	2013	$644,654	$0		$308,201	$693,000	$110,397	$1,756,252
Chief Executive Officer,	2012	$644,579	$0		$637,248	$384,999	$127,935	$1,794,761
Sotheby’s Asia	2011	$642,302	$0		$543,747	$1,152,290	$113,794	$2,452,133

Mitchell Zuckerman	2013	$535,000	$0		$275,204	$459,250	$84,502	$1,353,956
Executive Vice President	2012	$535,000	$0		$245,107	$363,780	$100,943	$1,244.830
Global Auction Transactions	2011	$535,000	$0		$296,604	$575,000	$95,135	$1,501,739

William S. Sheridan	2013	$600,000	$0		$396,253	$0	$186,865	$1,183,118
Former Executive Vice President	2012	$600,000	$0		$588,211	$495,000	$213,202	$1,896,413
and Chief Financial Officer(6)	2011	$600,000	$0		$692,049	$650,000	$171,307	$2,113,356

(1)	The amounts disclosed in this column reflect the grant date fair values of each stock award calculated in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) topic 718 (Compensation-Stock Compensation). For 2013, the stock award value is calculated by multiplying the number of PSUs in the award by the grant date fair value per unit ($35.75). The grant date fair value represents the closing price per share of Sotheby’s common stock on the business day immediately preceding the date of grant (in this case, $36.54) reduced by a discount reflecting the net present value of dividends expected to be earned by the NEO over the vesting period of the PSU award. These amounts relate to equity awards paid in early 2013 with respect to 2012 performance.

(2)	The amounts disclosed in this column consist of the individual’s annual cash incentive bonus in respect to performance in the corresponding year.

(3)	The amounts disclosed in this column for 2013 consist of:

(a) Mr. Ruprecht. Automobile allowance of $25,000; club dues; personal financial planning fees; dividend and dividend equivalent payments with respect to unvested units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; and Company allocations under the Company’s Deferred Compensation Plan of $96,350.

(b) Mr. McClymont. Since Mr. McClymont was appointed Chief Financial Officer on Oct 7, 2013, he received a prorated automobile and financial planning allowance of $5,881 and $3,750, respectively, for calendar year 2013; Mr. McClymont’s full year automobile and financial planning allowance is $25,000 and $15,000, respectively. The amount in this column also includes legal fees paid by the Company related to his employment negotiations with the Company.

(c) Mr. Vinciguerra. Personal financial planning fees; dividend and dividend equivalent payments with respect to unvested units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; and Company allocations under the Company’s Deferred Compensation Plan of $70,200.

(d) Mr. Ching. Automobile allowance of $29,653; dividend and dividend equivalent payments with respect to unvested units; private treaty sales commissions; and Company contributions under the Hong Kong Provident Fund Scheme of $64,465.

(e) Mr. Zuckerman. Automobile allowance; dividend and dividend equivalent payments with respect to unvested units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; and Company allocations under the Company’s Deferred Compensation Plan of $36,513.

(f) Mr. Sheridan. Automobile allowance of $75,000; club dues; personal financial planning fees; dividend and dividend equivalent payments with respect to unvested shares and units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; and Company allocations under the Company’s Deferred Compensation Plan of $35,750.

(4)	Effective October 7, 2013, Mr. McClymont became Executive Vice President and Chief Financial Officer of the Company.

(5)	Signing bonus paid to Mr. McClymont in connection with his joining the Company.

(6)	Effective September 20, 2013, Mr Sheridan ceased serving as Executive Vice President and Chief Financial Officer of the Company.

Grants of Plan-Based Awards During 2013 Table

The information contained in the following table includes plan-based awards made in 2013 with respect to 2012 performance. These awards are included in this table in order to conform to requirements that this table include all grants that were made in 2013, even if the grants relate to 2012 performance rather than 2013 performance. PSU, Restricted Stock Unit and cash incentive bonus awards made in early 2014 with respect to 2013 performance are disclosed in the Compensation Discussion and Analysis above in the “2013-Related Incentive Compensation Awarded in 2014” table on page 60 and will be included in the “Grants of Plan-Based Awards During 2014” table in next year’s proxy statement.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Units (#)	Underlying Options	Option Awards	Awards (3)
William F. Ruprecht	2/6/13				(1)	(1)	(1)	95,786(2)			$3,424,350
President and Chief Executive Officer

Patrick S. McClymont (4)					(1)	(1)	(1)
Executive Vice
President and Chief
Financial Officer

Bruno Vinciguerra	2/6/13				(1)	(1)	(1)	23,400			$836,550
Chief Operating Officer

Kevin Ching	2/6/13				(1)	(1)	(1)	8,621			$308,201
Chief Executive
Officer, Sotheby’s Asia

Mitchell Zuckerman	2/6/13				(1)	(1)	(1)	7,698			$275,204
Executive Vice
President Global Auction Transactions

William S. Sheridan	2/6/13				(1)	(1)	(1)	11,084			$396,253
Former Executive Vice
President and Chief
Financial Officer

(1)	The Company’s PSU program does not have Threshold, Target and Maximum payouts. Vesting can occur at three levels of target achievement for each vest:

•	100% vesting if the Target is achieved or exceeded

•	75% vesting if two-thirds of the Target is achieved

•	50% vesting if one-third of the Target is achieved

(2)	Granted pursuant to Mr. Ruprecht’s employment arrangement.

(3)	PSU Grant Date Fair Values – The value was calculated by multiplying the number of PSUs in the award by the grant date fair value per unit ($35.75). The grant date fair value represents the closing price per share of Sotheby’s common stock on the business day immediately preceding the date of grant (in this case $36.54) reduced by a discount reflecting the net present value of dividends expected to be received by the NEO over the vesting period of the PSU award.

(4)	Mr. McClymont was not awarded equity compensation in 2013 as he did not join the Company as Executive Vice President and Chief Financial Officer until October 7, 2013.

For a detailed discussion of annual equity and cash incentive compensation awards, see “Compensation Discussion and Analysis—Objectives Relating To NEO Compensation and Elements of NEO Compensation and the Decision-Making Process”.

Employment and Related Agreements

Below is a summary of material terms of employment-related agreements that the Company has with each NEO. For additional details concerning compensation under these agreements, see “Compensation Discussion and Analysis” above and “Potential Payments Upon Termination Or Change-Of-Control” immediately following this section.

William F. Ruprecht

In 2010, Mr. Ruprecht and the Company entered into a four-year employment agreement (as amended) that expires on August 31, 2014. One-year renewals will occur thereafter unless the Company or Mr. Ruprecht provides notice of non-renewal at least five months prior to the end of the initial term or an annual extension.

Under the agreement, Mr. Ruprecht’s annual salary is $700,000. Mr. Ruprecht is entitled to an annual cash target bonus of $1.4 million with a maximum payment of 200% of the cash target bonus. He is also entitled to be awarded annual PSU grants of a minimum of $3.5 million up to a maximum of $4.5 million in the discretion of the Compensation Committee. These awards vest ratably over four years and are contingent upon the attainment of performance goals. On February 26, 2014, Mr. Ruprecht delivered a written waiver to the Company with respect to the required vesting schedule for PSUs. For 2014, Mr. Ruprecht has waived his right to receive PSUs that would vest ratably over four years (subject to meeting annual performance targets) and has accepted PSUs that will cliff-vest only after a three-year performance measuring period, contingent on the extent of achievement of the performance target.

In the event of the termination of Mr. Ruprecht’s employment by the Company without Cause or by Mr. Ruprecht for Good Reason (as the terms “Cause” and “Good Reason” are defined in the agreement), Mr. Ruprecht will be paid $4 million. If the Company terminates Mr. Ruprecht’s employment without Cause, his PSU awards will continue to vest contingent upon the Company attaining the performance goals.

In the event of termination by the Company for Cause, or termination by Mr. Ruprecht without Good Reason, Mr. Ruprecht will not be entitled to any termination payment or any bonus, whether accrued or not.

In the event of death or disability, a $2 million lump sum is payable together with existing entitlements under the Company’s life insurance or disability plans. Additionally, his PSU awards will continue to vest contingent upon the attainment of performance goals.

Payments to Mr. Ruprecht under the agreement supersede any payments under the Company’s severance plan.

At the end of the term, Mr. Ruprecht and his dependents will continue to be covered for three years under the Company’s life insurance plan and his PSU awards will continue to vest contingent upon the Company attaining the performance goals. A December 2013 amendment to Mr. Ruprecht’s agreement eliminated the post-employment payment of the health care benefits for Mr. Ruprecht and his dependents.

The agreement provides that the Company may, pursuant to Company policy adopted consistent with applicable law, recoup incentive compensation paid to Mr. Ruprecht based on financial statements that are restated. The Company is awaiting the anticipated adoption of laws or regulations regarding clawbacks and will adopt a formal written policy at that time.

During his employment and for one year thereafter, Mr. Ruprecht may not compete with the Company, solicit employees to leave the Company’s employ or solicit business of the Company’s clients. The agreement also includes mutual non-disparagement covenants.

Mr. Ruprecht is required to release the Company from all claims in order to obtain his termination of employment benefits. The Company will also release Mr. Ruprecht of all claims except for those based on facts and circumstances of which Mr. Ruprecht is aware at the time of signing the release and fails to disclose. Mr. Ruprecht has also entered into a confidentiality agreement with the Company by which he agrees not to disclose confidential information for two years, except that the obligation to keep client data confidential will be unlimited in duration.

Patrick S. McClymont

Pursuant to a letter agreement, dated September 22, 2013, between Mr. McClymont and the Company, Mr. McClymont received a $325,000 cash signing bonus, which he must repay to the Company if he terminates his employment without Good Reason (as defined in the Severance Agreement described in the next paragraph) before October 7, 2014, excluding his death or disability. Under this agreement, he receives a base salary at an annual rate of $600,000 and has an annual incentive bonus target opportunity of $1,300,000 (prorated for 2013 with a target of $160,000). The annual incentive bonus for the years 2014 and 2015, if payable, will be paid 50% in cash and 50% in PSUs (with the pro-rata 2013 annual incentive bonus payable solely in cash). Mr. McClymont also received an initial PSU grant in February 2014, with a grant date fair value of $1,000,000. This award will vest in February 2017 provided that the relevant performance criteria are attained.

The Company and Mr. McClymont also entered into a Severance Agreement on September 22, 2013 (as amended). Pursuant to the Severance Agreement, if between October 7, 2013 and December 31, 2015, the Company terminates Mr. McClymont’s employment without Cause, or Mr. McClymont terminates his employment for “Good Reason” (as such terms are defined in the Severance Agreement), Mr. McClymont will be paid a severance benefit of $3,750,000. In such event, he shall be paid the cash portion of any annual incentive bonus earned for a completed year provided that he remains employed at the end of the year. If Mr. McClymont’s termination of employment occurs after 2015, any severance benefits payable to Mr. McClymont will be those to which Executive Vice Presidents generally will be entitled. The payment of these severance benefits is conditioned on Mr. McClymont providing a release of claims against the Company.

In exchange for the described severance benefits, Mr. McClymont has agreed to non-competition and non-solicitation covenants during the period of his employment and for one year thereafter, as well as to confidentiality and non-disparagement covenants.

Bruno Vinciguerra

The Severance Agreement, dated December 19, 2013, effective as of January 1, 2014, between the Company and Mr. Vinciguerra, is a renewal of his previous Severance Agreement with the Company that expired on December 31, 2013, with certain modifications as indicated. If, between January 1, 2014 and December 31, 2014, Mr. Vinciguerra is terminated by the Company without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (“Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date, and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. In addition, as a result of either of these two types of termination, the Company will pay him 13 months of his annual base salary at the time of termination, 13 months of Bonus (as defined in his severance agreement) and one month salary and one month Bonus for each full year of employment with the Company, and will not pay any post-employment health benefits. Under his expired severance agreement, he had been eligible to receive twice his annual base salary at the time of termination plus two months of base salary for each full year of employment with the Company, as well as post-employment health benefits.

A termination for Cause by the Company or as a result of death or permanent disability will result in payment only of the Accrued Obligations to Mr. Vinciguerra. In exchange for the described severance benefits, Mr. Vinciguerra has agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason and has agreed to a 12 month post-employment non-competition covenant and a 12 month post-employment non-solicitation covenant.

Additionally, to receive severance benefits other than Accrued Obligations, Mr. Vinciguerra must deliver a release of all claims against the Company and its affiliates. Unlike Mr. Vinciguerra’s prior severance agreement, the new agreement requires that Mr. Vinciguerra agree not to disparage the Company during or after his employment.

Kevin Ching

Mr. Ching’s existing employment agreement with the Company, dated January 1, 2010, was to expire on December 31, 2013, but has been extended on the same terms to December 31, 2017. Mr. Ching will continue to receive an annual base salary of HK$5,000,000 (US$644,579), of which HK$867,000 (US$111,770) is attributable to housing rent reimbursement. He has an annual discretionary cash incentive bonus target of

HK$4,050,000 (US$522,109) as well as an annual equity based incentive bonus target of US$175,000. He also is eligible to participate in a pension-type plan, the Hong Kong Provident Fund Scheme and receives a HK$230,000 ($29,650) annual car allowance.

Mr. Ching and the Company may each terminate this agreement with notice under certain circumstances. If Mr. Ching is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date and all unpaid cash incentive compensation approved prior to the termination date. In addition, as a result of either type of termination, the Company will pay him one year of base salary from the date of termination and he may receive under certain circumstances a prorated portion of the annual cash incentive compensation for the year in which the termination occurs. To the extent that the payments described in the preceding sentence do not equal or exceed HK$7,750,000 (US$999,098), the Company will pay him the difference. If the Company fails to renew this agreement during its final year for a renewal period of at least one year at the same title, base salary and annual cash bonus opportunity, Mr. Ching will receive a lump sum payment of one year’s base salary.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Ching receiving payment of the Accrued Obligations.

In exchange for the described severance benefits, Mr. Ching has agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason, a 12 month post-employment non-competition covenant and a 12 month post-employment non-solicitation covenant, as well as providing a release of all claims against the Company and its affiliates.

Mitchell Zuckerman

The Company and Mr. Zuckerman entered into a Severance Agreement, which became effective as of January 1, 2014, replacing an agreement that terminated on December 31, 2013 with certain modifications. If, between January 1, 2014 and December 31, 2014, Mr. Zuckerman is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date, and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. In addition, as a result of either of these two types of termination, he will receive from the Company three times his annual base salary at the time of termination, plus an amount equal to the total cash incentive compensation actually paid to him for the three years preceding the year in which the termination occurs. Unlike Mr. Zuckerman’s prior severance agreement, the new agreement does not require the Company to pay any of his post-employment health benefits.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Zuckerman receiving payment only of the Accrued Obligations.

In exchange for the described severance benefits, Mr. Zuckerman has agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason as well as to a 12 month post-employment non-competition covenant and a 12 month post-employment non-solicitation covenant. Additionally, to receive severance benefits other than Accrued Obligations, Mr. Zuckerman must deliver a release of all claims against the Company and its affiliates. Unlike Mr. Zuckerman’s prior severance agreement, the new agreement requires that Mr. Zuckerman agree not to disparage the Company during or after his employment.

William S. Sheridan

As of September 20, 2013, Mr. Sheridan ceased serving as Executive Vice President and Chief Financial Officer of the Company, but continued to be a Company employee until December 31, 2013 under a Transition Agreement entered into with the Company as of September 20, 2013. This agreement amended the existing Severance Agreement between the Company and Mr. Sheridan as described below and required him to provide transitional services to the Company until December 31, 2013. Under the Transition Agreement, the Company paid him his base salary and certain other benefits through December 31, 2013 and permits Mr. Sheridan to exercise for one year thereafter a stock option for 17,500 shares of Company common stock. In addition, the Transition Agreement provides that PSUs held by Mr. Sheridan will continue to vest during the years 2014 through 2017 if the relevant corporate financial goals are met for each year. As required by the Severance Agreement, Mr. Sheridan has released the Company and its affiliates from any claims he might have in exchange for the payment of 18 months of his COBRA health care benefits and a $2.2 Million lump sum severance payment, which will be paid to him on or before June 30, 2014. Under the Transition Agreement, Mr. Sheridan extended his covenants not to compete with the Company and not to solicit its clients or employees through December 31, 2015.

Potential Payments Upon Termination Or Change-Of-Control

Introduction

This portion of the proxy statement lists the estimated potential payments or benefits received by each NEO upon various types of termination of employment or change of control. Each of these events is assumed to have occurred on December 31, 2013. Because Mr. Sheridan’s employment with the Company actually ceased on that date, Mr. Sheridan’s actual payments and benefits have also been calculated as of that date.

To calculate payments resulting from the vesting of restricted stock or restricted stock units, the Company has used the Share Closing Price of $53.20 on December 31, 2013. The individual tables below for each NEO show the various payments or benefits such NEO would receive depending on the type of termination event. Some of these payments or benefits result from such NEO’s compensation agreement or the terms of the Stock Option and Restricted Stock Unit Plans.

Excluded Payments and Other Benefits

The payments shown for each termination or change of control event do not include any of the following items paid to or accruing for the benefit of each NEO on the termination or change in control date:

•

Sotheby’s, Inc. Severance Plan. This is a broad-based plan for which full-time, non-union salaried United States employees are eligible for payment as a result of certain significant transactions involving the Company, including consolidation of departments or business units. Each NEO’s employment or severance agreement benefits would replace all benefits for which the NEO would be otherwise eligible under this plan. These terms prevent “double” severance compensation for an NEO.

•

Sotheby’s Deferred Compensation Plan; Sotheby’s, Inc. Retirement Savings Plan; Hong Kong Provident Fund Scheme. Upon the occurrence of an applicable employment termination event, these plans provide for the distribution of contributed, deferred or earned amounts to participants. However, these plans do not provide for any additional compensation or benefit beyond these distributions solely as a result of the termination event.

•	Life or Disability Insurance Benefits. These are excluded as they are not a direct payment from the Company to an NEO or his beneficiaries.

•

Accrued but Unpaid Salary and Incentive Compensation. Each NEO’s compensation or severance agreement provides for the payment of accrued but unpaid salary for the year in which the termination occurs. In some instances under those agreements, an NEO will receive incentive compensation for the year in which the termination occurs. For a description of these agreements, see “Employment and Related Agreements” immediately preceding this section.

Understanding the NEO Tables: Key Facts and Assumptions

•

Effective January 1, 2014, the Company and each relevant NEO have agreed to eliminate post-employment NEO health benefits. See “Employment and Related Agreements” immediately preceding this section. However, because SEC rules require the assumed termination date to be December 31, 2013, the following tables include post-employment health benefits.

•

Under the terms of the Stock Option Plan and the Restricted Stock Unit Plan, vesting of awards (other than PSUs) is accelerated in the event of permanent disability, retirement, death, or a Change of Control (defined below).

•

Each NEO is entitled after death or disability to continue to receive, or for his heirs to receive, the common stock and dividends resulting from PSUs to the extent they vest as a result of meeting the relevant performance targets.

•	No outstanding PSU awards have accelerated vesting provisions in the event of a Change of Control.

•

Sotheby’s did not grant any stock options to NEOs in or with respect to 2013. The following tables do include stock options granted in or with respect to prior years that were not fully vested as of the assumed termination date.

•

The Company has assumed for purposes of preparing these tables that, on the termination date, the NEO exercised all vested stock options and sold the underlying shares received. The amount shown in each case is the difference between the Share Closing Price and the exercise price of the stock option, multiplied by the number of shares sold on that date. In the case of PSU awards assumed to vest on December 31, 2013, the amount shown in each table is the amount resulting from multiplying the shares received as a result of units deemed to have vested by the Share Closing Price.

•

The tables below list certain payments and benefits that the NEOs will receive upon a termination that occurs after a Change of Control. “Change of Control” means that either of the following has occurred:

(i)	any individual, entity or group (each, a “Person”) becomes, directly or indirectly, the beneficial owner of the Company’s common stock enabling that Person to elect a majority of the members of the Board of Directors; OR

(ii)	the individuals constituting the Board of Directors (the “Incumbent Board”) cease for any reason within any period of 18 consecutive months to constitute at least a majority of the Members of the Board of Directors; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual was a member of the Incumbent Board.

•	Pursuant to his employment or severance agreement, each NEO will receive the amounts included in the row “Severance or Other Lump Sum Payment” in the table appearing under his name.

William F. Ruprecht

Payment Category	Type of Termination
	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control(1)	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$4,000,000	$2,000,000	$4,000,000	$4,000,000	$0	$0
Health Benefits(2)	$73,982	$0	$73,982	$73,982	$0	$0
Value of PSUs Vesting(3)	$14,384,588	$14,384,588	$14,384,588	$14,384,588	$0	$0

(1)	Mr. Ruprecht will receive the severance and health benefit only if both a Change of Control occurs and either the Company terminates his employment without cause or he terminates his employment with good reason. For this column, the Company has assumed that both the Change of Control and the applicable termination occurred on December 31, 2013.

(2)	Under his employment arrangement, Mr. Ruprecht, his wife and children were entitled to health care benefits for three years following the termination date. This figure assumes that the cost of such benefits will increase by 10% over the prior year’s cost, using the 2014 cost as the base year figure.

(3)	Under Mr. Ruprecht’s employment arrangement, the PSUs granted to him may continue to vest not only upon death or disability, but also if he is terminated by the Company without Cause or he terminates his employment for Good Reason. Any such vesting is subject to the achievement by the Company of the relevant performance target.

The amount listed represents the sum of:

•

the value as of December 31, 2013 of PSUs that vested in March 2014 to the extent that annual 2013 performance period targets were achieved ($4,352,551), plus accumulated but previously unpaid dividends on such PSUs ($422,170); and

•

the value as of December 31, 2013 of unvested PSUs expected to vest in 2015-2017 based on management’s estimates of future Company pre-tax earnings ($8,668,033), plus management’s estimate of expected accumulated dividends on such PSUs ($941,834).

Patrick S. McClymont

Payment Category	Type of Termination
	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$3,750,000	$0	$3,750,000	$0	$0	$0
Health Benefits(1)	$69,943	$0	$69,943	$0	$0	$0

(1)	The Health Benefits amount consists of medical and dental insurance under COBRA that the Company would have paid on his behalf pursuant to his Severance Agreement for a period of 18 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using the 2014 cost as the base year figure.

Bruno Vinciguerra

	Type of Termination
Payment Category	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment(1)	$1,741,667	$0	$1,741,667	$0	$0	$0
Health Benefits(2)	$73,475	$0	$73,475	$0	$0	$0
Value of PSUs Vesting(3)	$0	$3,300,953	$0	$0	$0	$0
Value of Stock Options Vesting	$0	$349,763	$0	$349,763	$0	$0

(1)	This severance amount was calculated using the formula in his severance agreement that was effective through and including December 31, 2013. A new severance agreement with a new formula became effective on January 1, 2014. See the immediately preceding proxy statement section, “Employment and Related Arrangements” for further details.

(2)	The Health Benefits amount consists of health benefits under COBRA that the Company would have paid on his behalf pursuant to his Severance Agreement for a period of 18 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using the 2014 cost as the base year figure.

(3)	The amount listed represents the sum of:

•

the value as of December 31, 2013 of PSUs that vested in March 2014 to the extent that annual 2013 performance period targets were achieved ($977,873), plus accumulated but previously unpaid dividends on such PSUs($93,975); and

•

the value as of December 31, 2013 of unvested PSUs expected to vest in 2015-2017 based on management’s estimates of future Company pre-tax earnings ($2,012,773), plus management’s estimate of expected accumulated dividends on such PSUs ($216,332).

Kevin Ching

	Type of Termination
Payment Category	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment(1)	$1,166,688	$0	$1,166,688	$0	$0	$0
Value of PSUs Vesting(2)	$0	$1,764,638	$0	$0	$0	$0

(1)	Upon either a termination by the Company without Cause or a termination by Mr. Ching for Good Reason, he would receive under his Severance Agreement his base salary ($644,579) plus a cash payment under his agreement ($522,109).

(2)	The amount listed represents the sum of:

•

the value as of December 31, 2013 of PSUs that vested in March 2014 to the extent that annual 2013 performance period targets were achieved ($561,975), plus accumulated but previously unpaid dividends on such PSUs ($54,631); and

•

the value as of December 31, 2013 of unvested PSUs expected to vest in 2015-2017 based on management’s estimates of future Company pre-tax earnings ($1,034,356), plus management’s estimate of expected accumulated dividends on such PSUs ($113,676).

Mitchell Zuckerman

	Type of Termination
Payment Category	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment(1)	$3,143,780	$0	$3,143,780	$0	$0	$0
Health Benefits(2)	$69,943	$0	$69,943	$0	$0	$0
Value of PSUs Vesting(3)	$0	$956,712	$0	$0	$0	$0

(1)	Pursuant to his severance agreement, Mr. Zuckerman would have received three times his base salary for 2013 (three times $535,000) plus an amount equal to the total cash incentive compensation actually paid to him for the three years preceding the year in which the termination occurs (totaling $1,538,780 for the years 2010, 2011 and 2012).

(2)	The Health Benefits amount consists of medical and dental coverage under COBRA that the Company would have paid on his behalf pursuant to his Severance Agreement for a period of 18 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using 2014 cost as the base year figure.

(3)	The amount listed represents the sum of:

•

the value as of December 31, 2013 of PSUs that vested in March 2014 to the extent that the annual 2013 performance period targets were achieved ($271,504), plus accumulated but previously unpaid dividends on such PSUs ($25,866); and

•

the value as of December 31, 2013 of unvested PSUs expected to vest in 2015-2017 based on management’s estimates of future Company pre-tax earnings ($595,671), plus management’s estimate of expected accumulated dividends on such PSUs ($63,671).

William S. Sheridan

Mr. Sheridan’s employment terminated effective December 31, 2013 and he received the amounts to which he was entitled under either the “Termination by Company w/o Cause” or “Termination by Employee w/o Good Reason” columns in the table below.

	Type of Termination
Payment Category	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$2,200,000	$2,200,000	$2,200,000	$0	$0	$0
Health Benefits(1)	$34,407	$0	$34,407	$0	$0	$0
Value of PSUs Vesting(2)	$0	$2,344,514	$0	$0	$0	$0
Value of Stock Options Vesting	$0	$544,075	$0	$544,075	$0	$0

(1)	The Health Benefits amount consists of medical and dental insurance under COBRA that the Company will pay on his behalf pursuant to his Severance Agreement for a period of 18 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using the 2014 cost as the base year figure.

(2)	The amount listed represents the sum of:

•

the value as of December 31, 2013 of PSUs that vested in March 2014 to the extent that the annual 2013 performance period targets were achieved ($960,744), plus accumulated but previously unpaid dividends on such PSUs ($96,313); and

•

the value as of December 31, 2012 of unvested PSUs expected to vest in 2015-2017 based on management’s estimates of future Company pre-tax earnings ($1,159,533), plus management’s estimate of expected accumulated dividends on such PSUs ($127,924).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table lists outstanding option and stock awards for each NEO (other than

Mr. McClymont) as of December 31, 2013. As of that date, Mr. McClymont did not have any outstanding equity awards as he joined the Company in October 2013.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number Of Securities Underlying Unexercised Unearned Options(#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned(#)	Option Exercises Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
William F. Ruprecht	0	0	0					24,876	(2)		$1,323,403
President and Chief Executive Officer								62,915 87,120 95,786	(3) (4) (5)	$ $ $	3,347,078 4,634,784 5,095,895

Bruno Vinciguerra	0	11,250	0	$22.11	2/9/20			5,654	(2)		$300,793
Executive Vice President and Chief Operating Officer								11,842 20,743 23,400	(3) (4) (5)	$ $ $	629,994 1,103,528 1,244,880

Kevin Ching	0	0	0					3,393	(2)		$180,508
Chief Executive Officer, Sotheby’s Asia								8,143 13,484 8,621	(3) (4) (5)	$ $ $	433,208 717,349 458,637

Mitchell Zuckerman	0	0	0					1,131	(2)		$60,169
Executive Vice President Global Auction Transactions								4,442 5,187 7,698	(3) (4) (5)	$ $ $	236,314 275,948 409,534

William S. Sheridan	0	17,500	0	$22.11	12/31/14			10,000	(2)		$532,000
Former Executive Vice President and Chief Financial Officer								10,362 12,446 11,084	(3) (4) (5)	$ $ $	551,258 662,127 589,669

(1)	Calculated using the Share Closing Price of $53.20 on December 31, 2013.

(2)	Consists of grants of PSUs awarded in 2010. PSU vesting will occur only if the requisite service and performance targets are met.

(3)	Consists of grants of PSUs awarded in 2011. PSU vesting will occur only if the requisite service and performance targets are met.

(4)	Consists of grants of PSUs awarded in 2012. PSU vesting will occur only if the requisite service and performance targets are met.

(5)	Consists of grants of PSUs awarded in 2013. PSU vesting will occur only if the requisite service and performance targets are met.

Option Exercises and Stock Vested in 2013 Table

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
William F. Ruprecht
President and Chief Executive Officer	0	$0	106,075	$4,025,956

Bruno Vinciguerra
Executive Vice President and Chief Operating Officer	11,250	$179,562	35,481	$1,335,104

Kevin Ching
CEO, Sotheby’s Asia	0	$0	11,961	$460,138

Mitchell Zuckerman
Executive Vice President Global Auction Transactions	0	$0	5,545	$212,157

William S. Sheridan
Former Executive Vice President and Chief Financial Officer	17,500	$298,303	22,013	$838,492

Retirement and Deferred Compensation Plans

Retirement Savings Plan

The Sotheby’s, Inc. Retirement Savings Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees. Participants are provided a maximum Company matching contribution of up to 3% of eligible compensation. Also, participants receive Company profit sharing contributions to the 401(k) plan if the Compensation Committee, in its discretion, declares a profit sharing contribution for that year. As a result of the Company’s financial performance in 2013, the Compensation Committee approved a 2% profit share contribution; the Committee awarded a 2% profit share contribution with respect to 2012 and awarded a 3% profit sharing contribution with respect to 2011 performance.

Deferred Compensation Plan

The Company’s non-employee directors, NEOs and other senior executives in the United States are eligible to participate in the Sotheby’s Deferred Compensation Plan for the tax-free deferral of a portion of annual compensation.

United States federal tax law limits the total annual contributions for companies and their employees to 401(k) plans. All employee elective deferrals and Company matching and profit sharing allocations to the Deferred Compensation Plan are reduced by the amount of plan year employee and Company contributions to the 401(k) plan.

Participants in the Deferred Compensation Plan may elect to reduce their current salary or director cash fees by deferring a portion of their salary or fees. Employees may defer up to 80% of their base salary under the plan and all or part of their annual cash incentive bonus. Participants may choose among various investment crediting options that track a portfolio of various deemed investment funds. Account balances are informally funded into a rabbi trust that provides limited benefit security by sheltering assets in the event of a change-in-control of the Company and certain other situations. Plan liabilities are financed through the trust using Company-owned variable life insurance and other investments.

For senior executives (including NEOs), the Company provides matching and profit-sharing allocations on the same basis as for the 401(k) plan, as detailed above.

Hong Kong Provident Fund Scheme

Sotheby’s Hong Kong subsidiary maintains a defined contribution plan, the Hong Kong Provident Fund Scheme, for its employees. Mr. Ching is the sole NEO who participates in the plan. The subsidiary contributes 10% of salary and the participant contributes 5% of salary to the participant’s account maintained pursuant to the plan. Interest accrues on all contributions to the employee’s account. If a participant’s employment terminates prior to retirement for reasons other than death or disability, the participant will receive a portion of the account balance under a vesting schedule based on the participant’s number of years of employment with the subsidiary.

The following table contains information regarding Deferred Compensation Plan amounts allocated for 2013:

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William F. Ruprecht	$148,500	$96,350	$1,177,344	$0	$6,128,476
President and Chief Executive Officer

Patrick S. McClymont	$0	$0	$0	$0	$0
Executive Vice President and Chief Financial Officer

Bruno Vinciguerra	$80,400	$70,200	$120,735	$0	$978,315
Executive Vice President and Chief Operating Officer

Kevin Ching	n/a	n/a	n/a	n/a	n/a
CEO, Sotheby’s Asia

Mitchell Zuckerman	$38,627	$36,513	$469	$0	$1,918,592
Executive Vice President Global Auction Transactions

William S. Sheridan	$31,500	$35,750	$6,612	$0	$2,451,293
Former Executive Vice President and Chief Financial Officer

Equity Compensation Plans

The following table provides information as of December 31, 2013 related to shares of Sotheby’s Common Stock that may be issued under its existing equity compensation plans, including the Stock Option Plan, the RSU Plan and the Directors Plan:

	(A)	(B)	(C)
Plan Category (1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)
	(In thousands, except per share data)
Equity compensation plans approved by stockholders	1,917	$22.11	4,041
Equity compensation plans not approved by stockholders	—	—	—

Total	1,917	$22.11	4,041

(1)	Includes 1,823,267 shares awarded under the RSU Plan for which vesting is contingent upon future employee service and/or Sotheby’s achievement of certain profitability targets and 93,750 stock options for which vesting is contingent upon future employee service.

(2)	The weighted-average exercise price includes the exercise price of stock options, but does not take into account 1,823,267 shares awarded under the RSU Plan, which have no exercise price.

(3)	Includes 3,906,095 shares available for future issuance under the RSU Plan, 104,100 shares available for issuance under the Stock Option Plan and 30,851 shares available for issuance under the Directors Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted by the Compensation Committee.

Robert S. Taubman (Chairman)

John M. Angelo

Daniel Meyer

Diana Taylor

COMPENSATION OF DIRECTORS

The following table provides details regarding the Company’s compensation program for its non-employee directors. Mr. Ruprecht does not appear in this table as he is a Company employee and does not receive any fees or other compensation for his Board service.

Although the non-employee director compensation year commences on the date of the annual meeting of stockholders and ends on the next annual meeting date (May to May), the cash payments and stock awards listed in the table below represent cash payments and stock awards for the calendar year 2013 service in compliance with the disclosure requirements for this table.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)(2)		Total ($)

Michael I. Sovern	$55,075	$74,925	$0		$130,000

Michael Blakenham(3)	$10,510	$18,736	$0		$29,246

Duke of Devonshire	$38,057	$74,925	$108,951	(4)	$221,933

Allen Questrom	$65,075	$74,925	$3,904		$143,904

Robert A. Taubman	$80,075	$74,925	$6,144		$161,144

Dennis M. Weibling	$92,575	$74,925	$3,290		$170,790

Diana Taylor	$70,075	$74,925	$3,053		$148,053

John Angelo	$65,075	$74,925	$3,053		$143,053

Daniel Meyer	$60,075	$74,925	$1,109		$136,109

Marsha Simms	$63,825	$74,925	$1,109		$139,859

Steven Dodge	$114,242	$74,925	$0		$189,167

Domenico De Sole (5)	$22,959	$15,583	$30		$38,572

(1)	Consists of awards in the form of shares of common stock or Deferred Stock Units pursuant to the The Sotheby’s 1998 Amended and Restated Stock Compensation Plan for Non-Employee Directors (as further amended and restated, the “Directors Plan”). The amounts in this column represent the dollar value of the Deferred Stock Units earned during 2013 by each director, calculated using the Closing Share Price on the business day immediately preceding the date of grant.

(2)	Except as otherwise noted, these amounts consist of dividend equivalent rights earned on Deferred Stock Units during 2013.

(3)	Mr. Blakenham served as a director until the May 8, 2013 Annual Meeting of Stockholders.

(4)	This amount includes a $101,667 fee for providing consulting services to the Company. See “Certain Transactions and Relationships” below.

(5)	Mr. De Sole became a director on December 1, 2013 and was subsequently named Lead Independent Director in December 2013.

Non-Employee Director Equity Compensation

Under the Directors Plan, the Company issues $75,000 in shares of common stock annually to each non-employee director, to be paid quarterly based on the closing price per share on the business day immediately preceding the regular quarterly issuance date. A director may elect to defer all or a portion of this common stock payment and receive Deferred Stock Units that accrue dividend equivalents in the form of additional Deferred Stock Units. Upon a director’s termination of Board service, the Deferred Stock Units held by the director will be settled on a one-for-one basis in shares of common stock.

Non-Employee Director Cash Compensation

Each non-employee director receives a $50,000 annual cash payment, payable quarterly. Each Audit Committee and Compensation Committee member receives a $10,000 annual retainer and each Nominating and Corporate Governance Committee and Finance Committee member receives a $5,000 annual retainer. The chairmen of these committees are paid the following annual amounts: Audit Committee Chairman—$20,000; Compensation Committee Chairman—$15,000; Nominating and Corporate Governance Committee Chairman—$7,500; and Finance Committee Chairman—$7,500.

While serving as Lead Independent Director, Mr. Dodge received the described annual cash payment as well as an annual Lead Independent Director fee of $75,000, payable in quarterly installments. Mr. Dodge’s Lead Independent Director fee was inclusive of fees for serving on Board committees and as a committee chair. As the new Lead Independent Director, Mr. De Sole receives the same cash compensation package as Mr. Dodge did.

Non-Employee Director Deferral of Compensation

Each non-employee director is eligible to defer up to 100% of director cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan. Unlike Company employees, non-employee directors are not eligible to receive matching or profit-sharing allocations from the Company with respect to their deferred compensation.

Director Stock Ownership and Holding Policy

The Board believes that directors should be stockholders and have a financial stake in the Company. Accordingly, the Board has adopted stock ownership guidelines for non-employee directors requiring them to own common stock of the Company or Deferred Stock Units having a value that is at least equal to or greater than five times the annual cash retainer for directors. Directors have five years from the February 27, 2007 adoption of the guideline to achieve the required ownership level, or five years from the date of their election to the Board, if later. The Board periodically reviews these Director Stock Ownership Guidelines and considers whether modifications are appropriate.

Based on the Record Date closing NYSE common stock price of $46.50 per share, all non-employee directors are in compliance with this policy. Other than Mr. Meyer and Ms. Simms, who joined the Board less than three years ago, and Mr. De Sole, who joined the Board in December 2013, all non-employee directors have satisfied the Company stock ownership requirement.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Board of Directors of the Company is composed of three independent directors, each of whom meets the criteria for “independence” under the applicable rules of the SEC and the NYSE, and operates under a written charter adopted by the Board of Directors. As set forth in its charter, which is available through the following hyperlink, http://www.sothebys.com/en/inside/corporate-governance/audit-committee.html, the Audit Committee (among other responsibilities) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is primarily responsible for the Company’s internal controls and for preparing the Company’s financial statements contained in the Company’s public reports. The Company’s independent auditor, the registered public accounting firm of Deloitte & Touche LLP, is responsible for expressing opinions on the Company’s consolidated financial statements and on the effectiveness of the Company’s internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board.

The Audit Committee has reviewed and discussed with each of management and Deloitte & Touche LLP, as appropriate, the Company’s audited consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting and, finally, the independent auditor’s opinions on, respectively, the Company’s audited consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees) and the applicable requirements of the PCAOB concerning independence. The Audit Committee has concluded that Deloitte & Touche is “independent” from both the Company and management within the meaning of applicable requirements of the SEC and the Public Company Accounting Oversight Board.

Based on the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2013 be included in the Company’s 2013 Annual Report for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Dennis M. Weibling (Chairman)

Allen Questrom

Marsha E. Simms

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during the Company’s most recent fiscal year, and Form 5 with respect to the Company’s most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary, by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2013, except that Form 4s were inadvertently filed late, and with respect to applicable transactions, Form 5s were not filed, (i) for the named directors with respect to the following dividend equivalent units (“DEUs”) received by each of them with respect to Deferred Stock Units on September 15, 2013 (Form 4s filed on October 3, 2013) and December 15, 2013 (Form 4s filed on January 13, 2014), respectively: Angelo -31.02 DSUs and 30.69 DSUs; De Sole—None and 0.60 DSUs; Devonshire—74.53 DSUs and 72.70 DSUs; Meyer—11.03 DSUs and 11.38 DSUs; Questrom—39.77 DSUs and 39.14 DSUs; Simms—11.03 DSUs and 11.38 DSUs; Taubman—62.81 DSUs and 61.38 DSUs; Taylor—31.02 DSUs and 30.69 DSUs; and Weibling—33.46 DSUs and 33.04 DSUs; and (ii) for Mr. Dodge as a result of his reinvestment in additional Sotheby’s shares of dividends paid on Sotheby’s shares he owns as follows: 110.97 shares on December 31, 2012; 41.99 shares on September 16, 2013; and 40.79 shares on December 16, 2013 (Form 4 filed for these shares on March 7, 2014).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Specific Relationships and Related Party Transactions

The Company pays the Duke of Devonshire an annual consulting fee of £65,000 ($103,012) for consulting services. Pursuant to an agreement, dated August 14, 2012, between a Company subsidiary and Chatsworth House Trust, the subsidiary paid £250,000 ($462,250) to Chatsworth House Trust, a charitable company of which the Duke is a director, for staging two exhibitions at Chatsworth. This agreement has a five-year term and requires the subsidiary to pay Chatsworth House Trust this amount annually. This arrangement replaces the previous annual selling exhibitions arrangement that had a revenue sharing component between the parties rather than a flat fee. In connection with the 2013 Chatsworth exhibitions, the subsidiary paid approximately £40,792 ($65,634) to the Chatsworth House Trust for 2013 installation costs, 2012 exhibition sales commissions paid in 2013, and other expenses. The trust has recently billed the Sotheby’s subsidiary £32,366 ($53,329) for de-installation costs for the 2013 exhibitions. The 2013 Chatsworth exhibitions and those in previous years have been highly successful events for the Company. Also, a

Sotheby’s subsidiary paid £6,412 ($9,728) to the Devonshire Education Trust, a charity of which the Duke is a director, in connection with a special event. All amounts exclude any valued-added taxes paid.

From time to time, officers, directors and principal stockholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business. In addition, the Company may engage in various business transactions in the ordinary course of business with and make charitable contributions to museums and other arts organizations for which Company directors serve as trustees or directors.

Related Party Transactions Policy

Formal Written Policy

Since 2008, the Board has had a written Sotheby’s Related Party Transactions Policy. This policy does not supersede the Company’s obligations under Delaware law and its Code of Business Conduct and Ethics described below, but is intended to supplement those obligations. The Board has delegated the power to administer, enforce and modify this policy to its Nominating and Corporate Governance Committee. This policy requires that the committee approve or ratify Company transactions in which a related party or 5% or greater Company stockholder has a material direct or indirect financial interest.

Any executive officer or director who learns of a potential or existing related party transaction must report it to the Company’s Worldwide General Counsel or his designee, who will determine whether the transaction should be referred to the Nominating and Corporate Governance Committee for action. For pre-approval of transactions only, the Nominating and Corporate Governance Committee Chairman is authorized to act for the Nominating and Corporate Governance Committee between its regularly scheduled meetings. In reviewing a transaction, the Nominating and Corporate Governance Committee (or its Chairman) will consider the following, among other possible factors:

•	The entire fairness of the transaction to the Company

•	The magnitude of the benefit for the related party

•	The feasibility of alternative transactions

•	How the benefits to the related party compare to similar transactions conducted at arms’ length by the Company

•	The potential disqualification of a director or director nominee from being deemed “independent” under NYSE rules and applicable legal or other requirements

Related Party Transactions under Delaware Law

As a Delaware corporation, Sotheby’s is required to adhere to Section 144 of the Delaware General Corporation Law concerning transactions of a Delaware corporation with its directors and officers. The law provides that related party transactions are not void or voidable if:

•

The material facts regarding the interested party’s relationship to or interest in the transaction are known or disclosed to the board or relevant committee or stockholders and, acting in good faith (i) a majority of disinterested directors (even if less than a quorum) of the board or relevant committee approve the transaction, or (ii) the stockholders entitled to vote on the matter approve the transaction; or

•	The transaction is fair to the corporation when authorized, approved or ratified by the board, relevant committee or stockholders.

Sotheby’s Code of Business Conduct and Ethics

Sotheby’s Code of Business Conduct and Ethics requires that all Company employees, including executive officers, must report potential conflicts of interest to the Company’s Worldwide Director of Compliance.

Related Party Transactions and Director Independence

The Board also reviews related party transactions in the context of making annual independence determinations regarding directors. The Company obtains information to assist the Board in these determinations in part pursuant to Directors and Officers Questionnaires completed annually by all directors, director nominees and executive officers.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been the independent registered public accounting firm for the Company since 1983. The Audit Committee of the Board has selected Deloitte & Touche LLP as the independent registered public accounting firm for 2014. Although stockholder ratification of the appointment is not required by law and is not binding on the Audit Committee, the Audit Committee and the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not ratified by the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Annual Meeting.

Independent Auditors’ Fees

The following table summarizes the aggregate fees billed to Sotheby’s by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) related to the years ended December 31, 2013 and 2012:

	2013	2012
Audit fees	$3,627,177	$3,945,152
Audit related fees	40,000	40,000
Tax fees	308,996	260,583
All other fees	-	-

Total	$3,976,173	$4,245,735

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Sotheby’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board. See below for detailed information related to the services provided by the Deloitte Entities.

Audit Fees

These amounts represent fees for the audit of Sotheby’s annual consolidated financial statements, the review of financial statements included in Sotheby’s quarterly reports on Form 10-Q, the audit of internal control over financial reporting and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements and similar engagements during the year, such as comfort letters, attest services, consents and the review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of Sotheby’s consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit Related Fees

These amounts include fees for: (i) the review of Sotheby’s Proxy Statement, (ii) audit procedures required by the mortgage for 1334 York Avenue, Sotheby’s headquarters building in New York and (iii) audit procedures for New York City real estate tax filings related to 1334 York Avenue.

Tax Fees

These amounts include fees for tax compliance and tax planning and advice. Fees for tax compliance services totaled $155,659 in 2013 and $137,623 in 2012. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings and consist of: (i) federal, state and local income tax return assistance, (ii) assistance with tax return filings in certain foreign jurisdictions and (iii) assistance with domestic and foreign tax audits and appeals. Fees for tax planning and advice services totaled $153,337 in 2013 and $122,960 in 2012. Tax planning and advice principally includes value added tax advice, as well as advice related to Sotheby’s joint venture with Beijing GeHua Art Company.

Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit Related Fees and Tax Compliance Fees

In 2013 and 2012, the ratio of tax planning and advice fees and all other fees to audit fees, audit related fees and tax compliance fees was 0.04:1 and 0.03:1, respectively.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services provided to Sotheby’s by the Deloitte Entities. The policy provides for pre-approval of audit, audit related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permissible services, consisting of audit services, audit related services and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

Vote Required

The approval of this Proposal 2 requires the affirmative vote of a majority of the votes that could be cast by the stockholders present in person or represented by proxy and entitled to vote.

Board Recommendation

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE

RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF NEO COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010 and pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote on an advisory basis whether to approve the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and associated tables and narrative of this proxy statement. Unless the Board determines otherwise, the next such vote will be held at the Company’s 2015 annual meeting of stockholders. In making a voting decision, stockholders are encouraged to review the Company’s compensation policies and decisions regarding its NEOs contained in the Compensation Discussion and Analysis that appears earlier in this proxy statement.

Objectives Relating to NEO Compensation

Sotheby’s executive compensation program consists of a mix of base salary, incentive opportunities (annual cash bonus and long-term incentive equity awards), retirement benefits and other benefits described in detail in the Compensation Discussion and Analysis above. These compensation elements are intended to maintain Sotheby’s competitive position in the market by enabling the Company to attract and retain key talent in the unique and complex global fine art auction business, while concentrating a majority of NEO compensation in performance-based cash and equity programs that align NEO interests with those of Company stockholders. The Compensation Committee’s intent in creating and implementing the executive compensation program is to provide incentives for Company leadership to meet and exceed high individual and corporate performance standards both annually and in the longer term, without encouraging excessive risk-taking.

Response to Stockholder Feedback

In May 2013, the compensation paid to Sotheby’s named executive officers was approved by approximately 55% of the votes cast in the Advisory Vote on NEO Compensation, a decline from the vote held at the 2012 annual meeting at which approximately 92% of the votes cast were in favor of approving Sotheby’s executive compensation. The Board and its Compensation Committee take this voting outcome very seriously. The Compensation Committee engaged in substantial outreach to Sotheby’s largest stockholders who represented more than the majority of shares outstanding, both before and after the vote, in an effort to fully understand any concerns about Sotheby’s pay practices or corporate governance. Based on these stockholder discussions and the commentary provided from shareholder advisory firms that review the Company’s executive compensation program, the Compensation Committee, with the assistance of its independent compensation consultant, Semler Brossy, undertook a thorough review of its pay practices and associated public disclosure.

As an outcome of this review, the Compensation Committee identified the main areas of stockholder concern and took the actions summarized below to address these concerns:

•	Modified the performance period for performance-based restricted stock awards from yearly performance with “retesting” opportunities to a single three-year performance period.

•	Expanded disclosure regarding performance measures, calculation of the Company’s incentive compensation pool and individual payout rationale.

•	Clarified the Compensation Committee’s view regarding the use of peer group information and its conclusion that the Company’s NEO compensation framework is appropriate.

Each of these responses is outlined in detail in the Compensation Discussion and Analysis, beginning on page 42.

2013 Company Performance

Sotheby’s had a very profitable 2013, reporting net income of $130 million, a 20% improvement over 2012. Sotheby’s total stockholder return ended the year near historic highs and has exceeded the S&P Midcap index over the one, five and ten year periods. This strong financial performance reflects the continuing strength of the global art market, as well as Sotheby’s success in both the auction and private sales arenas. In 2013, net auction sales increased 14%, with growth driven by record fourth quarter sales in Hong Kong and strong sales in the high-end Impressionist and Contemporary collecting categories, while private sales increased 30% over 2012 levels, to a Company record of nearly $1.2 billion. The comparison to the prior year is also favorably impacted by a non-operating bond redemption loss of $8 million (after taxes) incurred in 2012.

These historically strong 2013 results were accomplished under the leadership of Sotheby’s NEOs who navigated a very challenging competitive environment for the consignment of high value works of art and achieved meaningful progress in advancement of Sotheby’s client-centered strategy:

•

Management continued to dedicate significant time, energy and resources to deepening Sotheby’s relationships with major clients and saw increased transactional activity from this group. In particular, purchases by clients from China grew dramatically over the prior year. Overall, transactions with Sotheby’s highest priority clients grew at nearly double the rate of transactions with all other clients.

•

The online client experience at Sotheby’s was completely re-engineered in 2013, with numerous technology enhancements improving the personalized client experience. These changes generated a meaningful increase in online usage from Sotheby’s most important clients. Investments in the post-sale client experience were also well received, as reflected in both increased usage and improved client satisfaction survey scores.

•

Sotheby’s expanded its private sales activities, leveraging investments in new exhibition galleries on three continents and hosting nearly 30 innovative selling exhibitions in a number of global venues. 2013 financial results include an 18% increase in private sale commission revenues.

•	Growth of the Company’s client loan portfolio and strong loan performance generated a 20% increase in Financial Services revenues in 2013.

These client-service achievements, across a range of dimensions, should allow Sotheby’s to better meet the requirements of its clients and the marketplace, thus providing a strong platform for growth, as well as a more diversified revenue stream in future years. The Board believes that these accomplishments were facilitated in part by the NEO compensation program, which provides incentives to NEOs to improve their individual and Company performance while also encouraging measured and sound leadership that strongly aligns the interests of the NEOs with those of Sotheby’s stockholders. Consistent with Sotheby’s pay for performance philosophy, NEO incentive compensation awarded in respect to 2013 performance increased by 18% from the prior year.

Sotheby’s is requesting that stockholders approve, on an advisory basis, the following resolution with respect to this Proposal 3:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation and disclosure rules of the SEC, including the Compensation Discussion and Analysis, Summary Compensation Table and associated tables and narrative of this Proxy Statement.”

Vote Required

The approval of this Proposal 3 on an advisory basis requires the affirmative vote of a majority of the votes that could be cast by the stockholders present in person or represented by proxy and entitled to vote. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes are not entitled to vote on the proposal. Although the approval of this Proposal 3 is not binding on the Company, the Board and the Compensation Committee value the opinions of the stockholders of the Company and will take into account the outcome of this vote in considering future compensation arrangements.

Board Recommendation

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE

PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, OF NEO COMPENSATION.

OTHER INFORMATION

Stockholder Proposals

Any stockholder proposal intended to be included in the Proxy Statement for the annual meeting to be held in 2015 must be received by the Secretary of the Company at 1334 York Avenue, New York, New York 10021 by the close of business on November 23, 2014. If the date of such meeting is changed by more than thirty (30) days from May 6, 2015, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

The Company’s Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Pursuant to our Bylaws, a proposal may be brought before the meeting by a stockholder who was a stockholder of record at the time notice is given and is entitled to vote at the annual meeting and who complied with the notice procedures specified in the Company’s Bylaws. To be timely for our 2015 Annual Meeting, we must receive the written notice at our principal executive offices between the close of business on February 5, 2015 and the close of business on March 7, 2015. These dates may be subject to modification in the event Sotheby’s 2015 Annual Meeting of Stockholders occurs more than thirty (30) days before or more than sixty (60) days after May 6, 2015 as provided in the Company’s Bylaws.

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures in CD&A

GAAP refers to generally accepted accounting principles in the United States of America. Included in the CD&A in this proxy statement are financial measures presented in accordance with GAAP and also on a non-GAAP basis. In the CD&A, Sotheby’s presents EBITDA and EBITDA Margin, which are supplemental financial measures that are not required by or presented in accordance with GAAP.

Sotheby’s defines EBITDA as net income (loss), excluding income tax expense (benefit), interest expense, interest income and depreciation and amortization. Sotheby’s defines EBITDA Margin as EBITDA as a percentage of total revenues. Management cautions users of this proxy statement that amounts presented in accordance with its definitions of EBITDA and EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate such measures in the same manner. Management believes that EBITDA and EBITDA Margin provide important supplemental measures of Sotheby’s performance and that these measures may be used by securities analysts, investors, financial institutions and other interested parties in the evaluation of Sotheby’s. Management also utilizes EBITDA in analyzing Sotheby’s performance and in the determination of annual incentive compensation.

The reconciliation of EBITDA to net income by the Company is contained in the “Reconciliation of Non-GAAP Financial Measures” section on page 36 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2013.

Annex A

Supplemental Information Concerning Participants in the Company’s Solicitation of Proxies

The following tables (“Directors and Nominees” and “Officers and Employees”) list the name and business address of the Company’s directors and nominees and the name, present principal occupation and business address of the Company’s officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its stockholders in connection with the Company’s 2014 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees are included in the biographies under the section above titled “Proposal 1 — Election of Directors.” The names of each director and nominee and their respective business addresses and addresses of the organization of employment are listed below.

Name	Business Address
John M. Angelo	Angelo, Gordon & Co 245 Park Avenue New York, NY 10167

Jessica M. Bibliowicz	Bridge Growth Partners c/o Willkie Farr Gallagher 787 7th Avenue, 34th Floor New York, NY 10019

Kevin C. Conroy	Univision Communications, Inc.
605 Third Avenue New York, NY 10158

Domenico De Sole	Tom Ford International 595 Madison Avenue, 18th Floor New York, NY 10022

Steven B. Dodge	Windover Development, LLC 3 Elm Street Manchester, MA 01944

The Duke of Devonshire	Sotheby’s 34-35 New Bond Street London, W1 2AA England

Daniel Meyer	Union Square Hospitality Group 24 Union Square East New York, NY 10003

Allen Questrom	Sotheby’s 1334 York Avenue New York, NY 10021

William F. Ruprecht	Sotheby’s 1334 York Avenue New York, NY 10021

Marsha E. Simms	Weil Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153

Michael I. Sovern	Sotheby’s 1334 York Avenue New York, NY 10021

Name	Business Address
Robert S. Taubman	Taubman Centers, Inc.
200 East Long Lake Road Bloomfield Hills, MI 48304

Diana L. Taylor	Wolfensohn & Co. 1350 Avenue of the Americas 29th Floor New York, NY 10019

Dennis M. Weibling	Rally Capital, LLC 2365 Carillon Point Kirkland, WA 98033

Officers and Employees

The executive officers and other employees who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is Sotheby’s, 1334 York Avenue, New York, New York 10021.

Name	Title

William F. Ruprecht	Chairman of the Board, President and CEO

Patrick S. McClymont	Executive Vice President and Chief Financial Officer

Bruno Vinciguerra	Executive Vice President and Chief Operating Officer

Gilbert L. Klemann, II	Executive Vice President, Worldwide General Counsel and Secretary

Alfredo Gangotena	Executive Vice President, Chief Marketing Officer

Andrew P. Gully	Senior Vice President, Worldwide Director of Communications

Jennifer Park	Vice President, Investor Relations

Information Regarding Ownership of Company Securities By Participants

The number of shares of the Company’s common stock held as of March 17, 2014 by its directors and those named executive officers who are Participants appears in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. The following table lists the number of shares held as of March 17, 2014 by those other Company employees who are Participants in the Company’s solicitation of proxies. No participant owns any securities of the Company of record that such participant does not own beneficially, except as described in this proxy statement.

Number of
Stockholders	Shares
Alfredo Gangotena	0(1)
Andrew P. Gully	120(2)
Gilbert L. Klemann, II	24,507(3)
Jennifer R. Park	1,385(4)

(1)	Excludes 6,154 unvested PSUs and 6,154 unvested RSUs.
(2)	Consists of 120 shares of common stock owned by Mr. Gully. Excludes 2,461 unvested PSUs and 1,571 unvested RSUs.
(3)	Consists of 24,507 shares of common stock owned by Mr. Klemann. Excludes 15,263 unvested PSUs and 2,827 unvested RSUs.
(4)	Consists of 1,385 shares of common stock owned by Ms. Park. Excludes 2,827 unvested PSUs.

Transactions in the Company’s Securities by Participants — Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between January 1, 2012 and March 15, 2014. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares	Transaction Description
John M. Angelo	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	23.93	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	32.10	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	28.88	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	33.26	Acquisition—Award of dividend equivalent rights
	12/31/2012	83.04	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	31.02	Acquisition—Award of deferred stock units
	9/16/2013	137,500.00	Disposition—Open market sale
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	30.69	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	1,539.15	Acquisition—Award of dividend equivalent rights

Domenico De Sole	12/1/2013	304.00	Acquisition—Award of deferred stock units
	12/15/2013	0.60	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	31.13	Acquisition—Award of dividend equivalent rights
	3/17/2014	4,000.00	Acquisition—Open market purchase

Steven B. Dodge	5/15/2012	587.00	Acquisition—Award of quarterly stock units
	8/15/2012	584.00	Acquisition—Award of quarterly stock units
	8/15/2012	9,300.00	Acquisition—Open market purchase
	11/15/2012	666.00	Acquisition—Award of quarterly stock units
	12/31/2012	110.97	Acquisition—Open market purchase
	2/15/2013	485.00	Acquisition—Award of quarterly stock units
	5/14/2013	5,140.00	Acquisition—Open market purchase
	5/15/2013	513.00	Acquisition—Award of quarterly stock units
	8/15/2013	408.00	Acquisition—Award of quarterly stock units
	9/16/2013	41.99	Acquisition—Open market purchase
	11/15/2013	369.00	Acquisition—Award of quarterly stock units
	12/16/2013	40.79	Acquisition—Open market purchase
	2/15/2014	402.00	Acquisition—Award of quarterly stock units
The Duke of Devonshire	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	66.78	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	5/25/2012	5,000.00	Acquisition—Open market purchase
	6/15/2012	86.80	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units

	9/15/2012	75.87	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	84.70	Acquisition—Award of dividend equivalent rights
	12/31/2012	211.50	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	74.53	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	72.70	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	3,645.18	Acquisition—Award of dividend equivalent rights

Daniel Meyer	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	4.25	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	6.82	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	7.29	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	9.62	Acquisition—Award of dividend equivalent rights
	12/31/2012	24.02	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	11.03	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	11.38	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	571.45	Acquisition—Award of dividend equivalent rights

Allen Questrom	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	32.55	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	43.10	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	38.33	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	43.61	Acquisition—Award of dividend equivalent rights
	12/31/2012	108.88	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	39.77	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	39.14	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	1,962.81	Acquisition—Award of dividend equivalent rights

William F. Ruprecht	2/10/2012	87,120.00	Acquisition—Award of performance stock units
	2/10/2012	42,220.00	Acquisition—Vesting and settlement of restricted stock units
	2/10/2012	5,999.00	Disposition—Surrender of shares for tax withholding

	2/11/2012	17,794.00	Disposition—Surrender of shares for tax withholding
	3/5/2012	18,874.00	Acquisition—Vesting and settlement of performance share units
	3/5/2012	8,242.00	Disposition—Surrender of shares for tax withholding
	3/15/2012	24,876.00	Acquisition—Vesting and settlement of performance share units
	3/15/2012	12,231.00	Disposition—Surrender of shares for tax withholding
	4/16/2012	6,000.00	Disposition—Open market sale
	4/17/2012	1,000.00	Disposition—Open market sale
	4/27/2012	1,000.00	Disposition—Open market sale
	6/15/2012	6,000.00	Disposition—Open market sale
	7/3/2012	2,000.00	Disposition—Open market sale
	7/13/2012	4,000.00	Disposition—Open market sale
	8/15/2012	6,000.00	Disposition—Open market sale
	9/7/2012	2,000.00	Disposition—Open market sale
	9/10/2012	1,156.00	Disposition—Open market sale
	9/14/2012	2,844.00	Disposition—Open market sale
	9/14/2012	2,000.00	Disposition—Open market sale
	10/15/2012	4,000.00	Disposition—Open market sale
	11/15/2012	6,000.00	Disposition—Open market sale
	12/14/2012	6,000.00	Disposition—Open market sale
	1/10/2013	2,000.00	Disposition—Open market sale
	1/15/2013	4,000.00	Disposition—Open market sale
	1/18/2013	4,000.00	Disposition—Open market sale
	1/25/2013	1,436.00	Disposition—Open market sale
	2/6/2013	95,786.00	Acquisition—Award of performance stock units
	2/11/2013	42,220.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2013	16,997.00	Disposition—Surrender of shares for tax withholding
	3/5/2013	38,979.00	Acquisition—Vesting and settlement of performance share units
	3/5/2013	19,165.00	Disposition—Surrender of shares for tax withholding
	3/15/2013	24,876.00	Acquisition—Vesting and settlement of performance share units
	3/15/2013	12,231.00	Disposition—Surrender of shares for tax withholding
	5/24/2013	25,000.00	Disposition—Open market sale
	2/11/2014	78,511.00	Acquisition—Award of performance stock units
	3/5/2014	56,940.00	Acquisition—Vesting and settlement of performance share units
	3/5/2014	27,996.00	Disposition—Surrender of shares for tax withholding
	3/15/2014	24,876.00	Acquisition—Vesting and settlement of performance share units
	3/15/2014	12,231.00	Disposition—Surrender of shares for tax withholding

Marsha E. Simms	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	4.25	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	6.96	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	7.29	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	9.62	Acquisition—Award of dividend equivalent rights
	12/31/2012	24.02	Acquisition—Award of dividend equivalent rights

	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	11.03	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	11.38	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	571.45	Acquisition—Award of dividend equivalent rights

Michael I. Sovern	2/15/2012	490.00	Acquisition—Award of quarterly stock units
	5/15/2012	587.00	Acquisition—Award of quarterly stock units
	8/15/2012	584.00	Acquisition—Award of quarterly stock units
	11/15/2012	666.00	Acquisition—Award of quarterly stock units
	2/15/2013	485.00	Acquisition—Award of quarterly stock units
	5/15/2013	513.00	Acquisition—Award of quarterly stock units
	8/15/2013	408.00	Acquisition—Award of quarterly stock units
	11/15/2013	369.00	Acquisition—Award of quarterly stock units
	2/15/2014	402.00	Acquisition—Award of quarterly stock units

Robert S. Taubman	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	55.23	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	72.06	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	63.21	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	70.84	Acquisition—Award of dividend equivalent rights
	12/31/2012	176.89	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	61.97	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	61.38	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	3,077.79	Acquisition—Award of dividend equivalent rights

Diana L. Taylor	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	23.93	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	32.10	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	28.88	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	33.26	Acquisition—Award of dividend equivalent rights
	12/31/2012	83.04	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	30.18	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	30.69	Acquisition—Award of dividend equivalent rights

	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	1,539.15	Acquisition—Award of dividend equivalent rights

Dennis M. Weibling	2/15/2012	490.00	Acquisition—Award of deferred stock units
	3/15/2012	26.33	Acquisition—Award of dividend equivalent rights
	5/15/2012	587.00	Acquisition—Award of deferred stock units
	6/15/2012	35.16	Acquisition—Award of dividend equivalent rights
	8/15/2012	584.00	Acquisition—Award of deferred stock units
	9/15/2012	31.52	Acquisition—Award of dividend equivalent rights
	11/15/2012	666.00	Acquisition—Award of deferred stock units
	12/15/2012	36.14	Acquisition—Award of dividend equivalent rights
	12/31/2012	90.24	Acquisition—Award of dividend equivalent rights
	2/15/2013	485.00	Acquisition—Award of deferred stock units
	5/15/2013	513.00	Acquisition—Award of deferred stock units
	8/15/2013	408.00	Acquisition—Award of dividend equivalent rights
	9/15/2013	32.62	Acquisition—Award of deferred stock units
	11/15/2013	369.00	Acquisition—Award of deferred stock units
	12/15/2013	33.04	Acquisition—Award of dividend equivalent rights
	2/15/2014	402.00	Acquisition—Award of deferred stock units
	3/15/2014	1,657.21	Acquisition—Award of dividend equivalent rights

Patrick S. McClymont	11/14/2013	2,000.00	Acquisition—Open market purchased
	2/11/2014	8,973.00	Acquisition—Award of Restricted Stock Units
	2/11/2014	13,459.00	Acquisition—Award of Performance Share Units

Bruno Vinciguerra	2/10/2012	20,743.00	Acquisition—Award of Performance Share Units
	2/10/2012	630.00	Disposition—Surrender of shares for tax withholding
	2/11/2012	21,487.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2012	7,751.00	Disposition—Surrender of shares for tax withholding
	3/5/2012	9,206.00	Acquisition—Vesting and settlement of performance share units
	3/5/2012	4,242.00	Disposition—Surrender of shares for tax withholding
	5/18/2012	9,820.00	Disposition—Open market sale
	8/20/2012	11,250.00	Acquisition—Stock Options Exercised
	8/20/2012	11,250.00	Disposition—Stock Options Exercised—Cashless Less
	2/6/2013	23,400.00	Acquisition—Award of Performance Share Units
	2/11/2013	21,487.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2013	8,023.00	Disposition—Surrender of shares for tax withholding
	3/5/2013	13,994.00	Acquisition—Vesting and settlement of performance share units
	3/5/2013	7,218.00	Disposition—Surrender of shares for tax withholding
	3/7/2013	20,240.00	Disposition—Open market sale
	3/12/2013	11,250.00	Acquisition—Stock Options Exercised
	3/12/2013	11,250.00	Disposition—Stock Options Exercised—Cashless Less
	2/11/2014	7,914.00	Acquisition—Award of Restricted Stock Units
	2/11/2014	11,871.00	Acquisition—Award of Performance Share Units
	3/5/2014	18,382.00	Acquisition—Vesting and settlement of performance share units
	3/5/2014	9,481.00	Disposition—Surrender of shares for tax withholding
	3/11/2014	11,250.00	Acquisition—Stock Options Exercised
	3/11/2014	11,250.00	Disposition—Cashless
	3/11/2014	4,451.00	Disposition—Open market sale

Mitchell Zuckerman	2/10/2012	5,187.00	Acquisition—Award of Performance Share Units
	2/11/2012	1,885.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2012	733.00	Disposition—Surrender of shares for tax withholding
	3/5/2012	2,463.00	Acquisition—Vesting and settlement of performance share units
	3/5/2012	995.00	Disposition—Surrender of shares for tax withholding
	3/13/2012	1,315.00	Disposition—Open market sale
	2/6/2013	7,698.00	Acquisition—Award of Performance Share Units
	2/11/2013	1,885.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2013	874.00	Disposition—Surrender of shares for tax withholding
	3/5/2012	2,463.00	Acquisition—Vesting and settlement of performance share units
	3/5/2012	995.00	Disposition—Surrender of shares for tax withholding
	3/5/2013	3,659.00	Acquisition—Vesting and settlement of performance share units
	3/5/2013	1,510.00	Disposition—Surrender of shares for tax withholding
	3/5/2013	1,576.00	Disposition—Open market sale
	2/11/2014	3,372.00	Acquisition—Award of Restricted Stock Units
	2/11/2014	5,058.00	Acquisition—Award of Performance Share Units
	3/5/2014	5,104.00	Acquisition—Vesting and settlement of performance share units
	3/5/2014	2,106.00	Disposition—Surrender of shares for tax withholding
	3/6/2014	1,500.00	Disposition—Open market sale

Andrew P. Gully	2/6/2013	890	Acquisition—Award of Performance Share Units
	2/11/2014	1,571.00	Acquisition—Award of Restricted Stock Units
	2/11/2014	1,571.00	Acquisition—Award of Performance Share Units
	3/5/2014	205.00	Acquisition—Vesting and settlement of performance share units
	3/5/2014	85.00	Disposition—Surrender of shares for tax withholding

Alfredo Gangotena	2/25/2014	6,154.00	Acquisition—Award of Restricted Stock Units
	2/25/2014	6,154.00	Acquisition—Award of Performance Share Units

Gilbert L. Klemann, II	2/10/2012	5,187.00	Acquisition—Award of Performance Share Units
	2/10/2012	1,620.00	Acquisition—Vesting and settlement of restricted share units
	2/10/2012	632.00	Disposition—Surrender of shares for tax withholding
	2/11/2012	2,262.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2012	819.00	Disposition—Surrender of shares for tax withholding
	3/5/2012	4,159.00	Acquisition—Vesting and settlement of performance share units
	3/5/2012	1,501.00	Disposition—Surrender of shares for tax withholding
	2/6/2013	6,569.00	Acquisition—Award of Performance Share Units
	2/11/2013	2,262.00	Acquisition—Vesting and settlement of restricted stock units
	2/11/2013	916.00	Disposition—Surrender of shares for tax withholding
	3/5/2013	5,355.00	Acquisition—Vesting and settlement of performance share units
	3/5/2013	1,982.00	Disposition—Surrender of shares for tax withholding
	2/11/2014	2,827.00	Acquisition—Award of Restricted Stock Units
	2/11/2014	2,827.00	Acquisition—Award of Performance Share Units
	3/5/2014	6,589.00	Acquisition—Vesting and settlement of performance share units
	3/5/2014	2,438.00	Disposition—Surrender of shares for tax withholding

Jennifer Park	2/10/2012	1,556.00	Acquisition—Award of Performance Share Units
	2/10/2012	608.00	Acquisition—Vesting and settlement of restricted share units
	2/10/2012	271.00	Disposition—Surrender of shares for tax withholding
	3/5/2012	222.00	Acquisition—Vesting and settlement of performance share units
	3/5/2012	99.00	Disposition—Surrender of shares for tax withholding
	2/6/2013	1,369.00	Acquisition—Award of Performance Share Units
	3/5/2013	581.00	Acquisition—Vesting and settlement of performance share units
	3/5/2013	272.00	Disposition—Surrender of shares for tax withholding
	12/10/2013	938.00	Disposition—Open market sale
	3/5/2014	838.00	Acquisition—Vesting and settlement of performance share units
	3/5/2014	392.00	Disposition—Surrender of shares for tax withholding

Miscellaneous Information Regarding Participants

Except as described in the proxy statement or this Annex A, to the Company’s knowledge: none of the Participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries or (ii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in Annex A or this proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

THIS PROXY IS SOLICITED ON BEHALF OF THE SOTHEBY’S BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2014

G R E E N P R O X Y

The undersigned hereby appoints each of WILLIAM F. RUPRECHT and PATRICK S. MCCLYMONT attorneys, with full power of substitution, to represent the undersigned at the annual meeting of stockholders of Sotheby’s, on May 6, 2014, at the office of Sotheby’s, 1334 York Avenue, New York, New York, at 11:00 a.m., Eastern time, and at any adjournment or postponement thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment or postponement thereof.

If at least one of the above-named Proxies shall be present in person or by substitution at such meeting or at any adjournment or postponement thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Proposals - The Board of Directors recommends a vote FOR all director nominees listed below and FOR Proposals 2 and 3.	Please mark vote as indicated in this example	☒

1.	Election of Directors:			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01 John M. Angelo 02 Jessica M. Bibliowicz 03 Kevin C. Conroy 04 Domenico De Sole	05 The Duke of Devonshire 06 Daniel Meyer 07 Allen Questrom 08 William F. Ruprecht	09 Marsha E. Simms 10 Robert S. Taubman 11 Diana L. Taylor 12 Dennis M. Weibling	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box and write the name of the nominee(s) on the following line.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval, on an advisory basis, of the 2013 compensation of the company’s named executive officers.	☐	☐	☐

If no direction is given, the shares represented by this Proxy will be voted FOR the above-listed director nominees and FOR Proposals 2 and 3. Such shares will be voted in the Proxies’ discretion on any other business that may properly come before the meeting.

Date:	, 2014

Signature

Signature (Joint Owner)

Title(s)

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET: The web address is www.proxyvoting.com/BID

You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE: Call ê ê Toll Free ê ê On a Touch-Tone Telephone 1-888-215-8323

•	You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

•	You are encouraged to review each proposal and select a voting choice before you submit your proxy.

THANK YOU FOR VOTING.

CONTROL NUMBER
for Internet/Telephone Voting